   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1996
                                                     REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-4

           Registration Statement Under The Securities Act of 1933

                           HEALTHSOUTH CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            Delaware                         8062                                 63-0860407
 (State or Other Jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer Identification
  Incorporation or Organization)    Classification Code Number)                     Number)

               Two Perimeter Park South, Birmingham, Alabama 35243
                                 (205) 967-7116
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                               RICHARD M. SCRUSHY
                              Chairman of the Board
                           and Chief Executive Officer
                             HEALTHSOUTH Corporation
                            Two Perimeter Park South
                            Birmingham, Alabama 35243
                                 (205) 967-7116
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   Copies to:


J. BROOKE JOHNSTON, JR., ESQ.                                                        RICHARD R. KELLY, ESQ.
Haskell Slaughter Young & Johnston,       WILLIAM W. HORTON, ESQ.                    DOUGLAS A. ZINGALE, ESQ.
Professional Association                  Group Vice President -- Legal Services     Mintz, Levin, Cohn, Ferris,
1200 AmSouth/Harbert Plaza                HEALTHSOUTH Corporation                    Glovsky and Popeo, P.C.
1901 Sixth Avenue North                   Two Perimeter Park South                   One Financial Center
Birmingham, Alabama 35203                 Birmingham, Alabama 35243                  Boston, Massachusetts, 02111
(205) 251-1000                            (205) 967-7116                             (617) 542-6000

        Approximate date of commencement of proposed sale to the public:
   At the effective time of the merger of Advantage Health Corporation with a wholly-owned subsidiary of the Registrant, as described in the Prospectus-Proxy Statement included herein.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                     Proposed         Proposed Maximum
Title of Each                      Amount            Maximum          Aggregate          Amount of
Class of Securities                to be             Offering Price   Offering           Registration
to be Registered                   Registered(1)     Per Unit         Price(2)           Fee(3)
-------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per   10,564,835
share............................  shares            Inapplicable     $295,957,358       $102,054.27
========================================================================================================

[FN]
(1) The amount of common stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of Registrant to be registered has been determined based upon 5,653,114 shares of common stock, par value $.01 per share (the
      "Advantage Health Common Stock"), of Advantage Health Corporation outstanding and options to acquire 685,660 shares of Advantage Health Common Stock, in each case as of February 7, 1996, and an Exchange Ratio of 1.6667 shares of HEALTHSOUTH Common Stock per share of Advantage Health Common Stock, the maximum Exchange Ratio provided for in the Agreement and Plan of Merger among HEALTHSOUTH Corporation, Aladdin Acquisition Corporation and Advantage Health Corporation, dated as of December 16, 1995 (the "Plan").


(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(f)(1), the maximum aggregate offering price is the product of (a) $46.69, representing the average of the high and low sales prices of Advantage Health Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market on February 6, 1996, and (b) 6,338,774, the maximum number of shares of Advantage Health Common Stock to be acquired by the Registrant in connection with the acquisition of Advantage Health pursuant to the Plan.

(3) The registration fee for the securities registered hereby, $102,054.27, has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f) promulgated thereunder. Of such registration fee, $59,159.62 was paid in connection with the filing of preliminary proxy materials relating to the Special Meeting of Stockholders of Advantage Health, which were filed on January 12, 1996.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                             HEALTHSOUTH CORPORATION
                              CROSS-REFERENCE SHEET

     (PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN THE
                                PROSPECTUS-PROXY
         STATEMENT OF THE RESPONSES TO THE ITEMS OF PART I OF FORM S-4)


                          ITEM                                      LOCATION IN PROSPECTUS-PROXY STATEMENT
                          ----                                      --------------------------------------


 1. Forepart of the Registration Statement and Outside    Facing Page; Cross Reference Sheet; Outside Front Cover Page
    Front Cover Page of Prospectus .....................  of Prospectus-Proxy Statement

 2. Inside Front and Outside Back Cover Pages of          Table of Contents; Available Information; Incorporation of
    Prospectus .........................................  Certain Information by Reference

 3. Risk Factors, Ratio of Earnings to Fixed Charges      Summary of Prospectus-Proxy Statement; Risk Factors; The
    and Other Information ..............................  Special Meeting

                                                          Summary of Prospectus-Proxy Statement; The Special Meeting;
                                                          The Merger; Description of Capital Stock of HEALTHSOUTH;
                                                          Comparison of Rights of Advantage Health and HEALTHSOUTH
                                                          Stockholders; Operations and Management of HEALTHSOUTH after

 4. Terms of the Transaction ...........................  the Merger

 5. Pro Forma Financial Information ....................  Pro Forma Condensed Financial Information
 6. Material Contacts with the Company Being Acquired  .  Not Applicable
 7. Additional Information Required for Reoffering by
    Persons and Parties Deemed to be Underwriters  .....  Not Applicable
 8. Interests of Named Experts and Counsel .............  Experts

 9. Disclosure of Commission Position on                  Comparison of Rights of Advantage Health and HEALTHSOUTH
    Indemnification for Securities Act Liabilities .....  Stockholders
10. Information with Respect to S-3 Registrants  .......  Incorporation of Certain Documents by Reference
11. Incorporation of Certain Information by Reference  .  Incorporation of Certain Documents by Reference

12. Information with Respect to S-2 or S-3 Registrants    Not Applicable
13. Incorporation of Certain Information by Reference  .  Not Applicable
14. Information with Respect to Registrants Other than
    S-2 or S-3 Registrants..............................  Not Applicable

15. Information with Respect to S-3 Companies  .........  Incorporation of Certain Documents by Reference
16. Information with Respect to S-2 or S-3 Companies  ..  Not Applicable
17. Information with Respect to Companies Other than
    S-2 or S-3 Companies ...............................  Not Applicable

18. Information if Proxies, Consents or Authorizations    Incorporation of Certain Documents by Reference; Summary of
    are to be Solicited.................................  Prospectus-Proxy Statement; The Special Meeting; The Merger
19. Information if Proxies, Consents or Authorizations
    are not to be Solicited in an Exchange Offer  ......  Not Applicable

                          ADVANTAGE HEALTH CORPORATION
                               304 Cambridge Road
                           Woburn, Massachusetts 01801

                                                               February 12, 1996



Dear Stockholder:


   You are cordially invited to attend a Special Meeting of Stockholders of Advantage Health Corporation ("Advantage Health") on March 14, 1996. Details as to the time and place of the meeting are set forth in the accompanying Notice of Special Meeting of Stockholders.

   The purpose of the meeting is to consider and vote upon the approval of an Agreement and Plan of Merger (the "Plan") providing for the merger (the "Merger") of a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH") with and into Advantage Health. If the Merger is consummated, Advantage Health will become a wholly-owned subsidiary of HEALTHSOUTH, and stockholders of Advantage Health will be entitled to receive shares of HEALTHSOUTH Common Stock (subject to adjustment as set forth in the attached Prospectus-Proxy Statement) valued at $47.50 per share of Advantage Health Common Stock (but not more than 1.6667 shares of HEALTHSOUTH Common Stock nor less than 1.3768 shares of HEALTHSOUTH Common Stock per share of Advantage Health Common Stock) for each share of their Advantage Health Common Stock. Stockholders may call 1-800-433-3868 beginning at 5:00 p.m., Eastern Time, on March 12, 1996 for information concerning the Exchange Ratio as finally determined. The Board of Directors believes that HEALTHSOUTH and Advantage Health are strategically complementary and that the combined companies will be able to compete more effectively in the changing healthcare marketplace.

   After  careful  consideration,   your  Board  of  Directors  has  unanimously
concluded that the proposed Merger is in the best interests of Advantage Health stockholders and recommends that you vote FOR the approval of the Plan.

   The attached Prospectus-Proxy Statement describes the Plan and the proposed Merger more fully and includes other information about HEALTHSOUTH and Advantage Health. Please give this information your thoughtful attention.

   Approval of the Plan by the stockholders of Advantage Health requires the affirmative vote of the holders of a majority of the outstanding shares of Advantage Health Common Stock. Therefore, you are urged to mark, sign, date and return promptly the accompanying proxy card for the meeting even if you plan to attend. You may vote in person at that time if you so desire.

                                   Sincerely,



                                   RAYMOND J. DUNN, III
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                          ADVANTAGE HEALTH CORPORATION

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 14, 1996



To the Stockholders of Advantage Health Corporation:


   Notice is hereby given that a Special Meeting of Stockholders of Advantage Health Corporation, a Delaware corporation ("Advantage Health"), will be held at the Burlington Marriott, One Mall Road, Burlington, Massachusetts 01803, on March 14, 1996, at 9:30 a.m., Eastern Time, for the following purposes:

      1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 16, 1995, among Advantage Health, Aladdin Acquisition Corporation, a Delaware corporation (the "Subsidiary") wholly owned by HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), and HEALTHSOUTH (as it may be amended, supplemented or otherwise modified from time to time, the "Plan"), pursuant to which, among other things, the Subsidiary will be merged with and into Advantage Health upon the terms and subject to the conditions contained in the Plan (the "Merger"), and Advantage Health will become a wholly-owned subsidiary of HEALTHSOUTH, as described in the accompanying Prospectus-Proxy Statement.



      At the effective time of the Merger (the "Effective Time"), (i) the Subsidiary will be merged with and into Advantage Health, with Advantage Health surviving the Merger as a wholly-owned subsidiary of HEALTHSOUTH, (ii) each share of Common Stock, par value $.01 per share (the "Advantage Health Common Stock"), of Advantage Health issued and outstanding immediately prior to the Effective Time (other than shares of Advantage Health Common Stock that are owned by Advantage Health or its subsidiaries as treasury stock) will be converted into the right to receive a number of shares (in whole shares only) of Common Stock, par value $.01 per share, of HEALTHSOUTH determined as provided in Section 2.1 of the Plan, and (iii) each share of Advantage Health Common Stock issued and outstanding immediately prior to the Effective Time and owned by Advantage Health or its subsidiaries will cease to be outstanding, will be cancelled and retired without payment of any consideration therefor, and will cease to exist. The Plan also provides that, at the Effective Time, all holders of options to purchase Advantage Health Common Stock which are then outstanding, whether or not then exercisable, shall receive as promptly as practicable after the Closing (as defined in the Plan) a number of shares of HEALTHSOUTH Common Stock as provided in Section
   2.1 of the Plan. For your reference, a copy of the Plan is attached hereto as Annex A and incorporated herein by reference.

     2. To consider and act upon such other matters as may properly come before the Special Meeting, including any adjournments or postponements thereof.

   The Board of Directors of Advantage Health has fixed the close of business on February 7, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Special Meeting.

   A form of Proxy and a Prospectus-Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice and form a part hereof.

   You are cordially invited and urged to attend the Special Meeting in person. Whether or not you intend to attend the Special Meeting, please complete, sign, date and promptly return the enclosed Proxy in the enclosed self-addressed, postage pre-paid envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, your Proxy may be revoked at any time before it is voted.



                              By Order of the Board of Directors,



                             ROBERT E. SPENCER
                             Secretary


February 12, 1996

                              IMPORTANT NOTICES

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME.

THE BOARD OF DIRECTORS OF ADVANTAGE HEALTH CORPORATION UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE PLAN.

PROSPECTUS-PROXY STATEMENT

                               PROXY STATEMENT
                                      OF
                               ADVANTAGE HEALTH
                                 CORPORATION

                   FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 14, 1996


                                  PROSPECTUS
                                      OF
                           HEALTHSOUTH CORPORATION


   This Prospectus relates to up to 10,564,835 shares of the Common Stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of HEALTHSOUTH Corporation (together with its subsidiaries, controlled partnerships and limited liability companies, as applicable, "HEALTHSOUTH") issuable to the securityholders of Advantage Health Corporation (together with its subsidiaries and controlled partnerships, as applicable, "Advantage Health") upon consummation of the Merger (as defined below). Such number of shares represents the maximum number of shares that may be issued, assuming that the Base Period Trading Price (as defined below) is equal to or less than $28.50 and that all outstanding options to purchase shares of Advantage Health Common Stock (as defined below) are exchanged for shares of HEALTHSOUTH Common Stock according to the formula set forth in the Plan (as defined below). This Prospectus also serves as the Proxy Statement of Advantage Health for its special meeting of stockholders to be held on March 14, 1996, and any adjournments and postponements thereof (the "Special Meeting"). See "THE SPECIAL MEETING".

   This Prospectus-Proxy Statement describes the terms of a proposed business combination between HEALTHSOUTH and Advantage Health, pursuant to which HEALTHSOUTH will acquire Advantage Health by means of the merger (the "Merger") of Aladdin Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH (the "Subsidiary"), with and into Advantage Health, with Advantage Health being the surviving corporation (the "Surviving Corporation"). After the Merger, the combined operations of HEALTHSOUTH and Advantage Health are expected to be conducted with Advantage Health as a wholly-owned subsidiary of HEALTHSOUTH and the present subsidiaries of Advantage Health continuing as subsidiaries of Advantage Health and thus indirect subsidiaries of HEALTHSOUTH. The Merger will be effective pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of December 16, 1995, among HEALTHSOUTH, the Subsidiary and Advantage Health (as it may be amended, supplemented or otherwise modified from time to time, the "Plan"). The Plan is attached to this Prospectus-Proxy Statement as Annex A and is incorporated herein by reference. HEALTHSOUTH and Advantage Health are hereinafter sometimes referred to as the "Companies" and individually as a "Company".

   Upon consummation of the Merger, except as described herein, each outstanding share of Common Stock, par value $.01 per share, of Advantage Health, other than shares owned by Advantage Health or any subsidiary of Advantage Health (the "Advantage Health Common Stock" or the "Advantage Health Shares"), will be cancelled, and the holders of such Advantage Health Shares will be entitled to receive that number of shares of HEALTHSOUTH Common Stock determined by dividing $47.50 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to four decimal places (the "Exchange Ratio") for each Advantage Health Share so held; provided, however, that if the Base Period Trading Price is greater than $34.50, then the Exchange Ratio shall be 1.3768; and provided further, that if the Base Period Trading Price is less than $28.50, then the Exchange Ratio shall be 1.6667.

   The term "Base Period Trading Price" means the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending at the close of business on the second New York Stock Exchange trading day before the date of the Special Meeting. Advantage Health stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. For a more complete description of the terms of the Merger, see "THE MERGER".



   The Plan provides that, at the Effective Time, all holders of options to purchase Advantage Health Common Stock which are then outstanding, whether or not then exercisable (the "Advantage Health Stock Options"), shall receive at or as promptly as practicable after the Closing (as defined in the Plan) a number of shares of HEALTHSOUTH Common Stock determined as follows: (i) if the Base Period Trading Price is neither greater than $34.50 nor less than $28.50, that number of shares which is equal to the quotient obtained by dividing (a) $47.50 minus the exercise price of such option (the "spread") by (b) the Base Period Trading Price, with such quotient then being multiplied by the number of shares of Advantage Health Common Stock which are subject to such option, or (ii) if the Base Period Trading Price is greater than $34.50 or less than $28.50, that number of shares calculated as provided in the preceding clause (i), except that the spread shall be divided by $34.50 or $28.50, as the case may be (rather than the Base Period Trading Price), prior to being multiplied by the number of shares of Advantage Health Common Stock subject to such option. The Board of Directors of Advantage Health, based upon the advice of its independent compensation consultant, believes that the foregoing formula represents the fair value of the Advantage Health Stock Options.

   This Prospectus-Proxy Statement and the form of Proxy are first being mailed to securityholders of Advantage Health on or about February 12, 1996.



   See "Risk Factors" at page 20 for a discussion of certain factors that should be considered by holders of shares of Advantage Health Common Stock and Advantage Health Stock Options.

    THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE
          SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS-PROXY STATEMENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



        THE DATE OF THIS PROSPECTUS-PROXY STATEMENT IS FEBRUARY 12, 1996.

                            AVAILABLE INFORMATION

   HEALTHSOUTH has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger (including exhibits and amendments thereto, the "Registration Statement"). As permitted by the rules and regulations of the SEC, this Prospectus-Proxy Statement omits certain information contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement.

   HEALTHSOUTH and Advantage Health are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to their respective businesses, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York, 10048; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648; and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The HEALTHSOUTH Common Stock is listed on the New York Stock Exchange (the "NYSE"), and the Registration Statement and other information with respect to HEALTHSOUTH should be available for inspection at the library of the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005. The Advantage Health Common Stock is listed on the Nasdaq National Market, and the Registration Statement and other information with respect to Advantage Health may be obtained by calling the Nasdaq Public Reference Room Disclosure Information Group at (800) 638-8241 or (202) 728-8298.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Prospectus-Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of such reports, proxy statements and other information filed by HEALTHSOUTH, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available without charge, upon written or oral request, from the Secretary of HEALTHSOUTH Corporation, Two Perimeter Park South, Birmingham, Alabama 35243, telephone (205) 967-7116. Copies of such reports, proxy statements and other information filed by Advantage Health, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available, without charge, upon written or oral request, from the Secretary of Advantage Health Corporation, 304 Cambridge Road, Woburn,
Massachusetts 01801, telephone (617) 935-2500. In order to ensure timely delivery of the documents, any request should be made by five days prior to the Special Meeting.

   There are hereby incorporated by reference into this Prospectus-Proxy Statement and made a part hereof the following documents filed by HEALTHSOUTH:

   1. HEALTHSOUTH's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1994.

   2. HEALTHSOUTH's Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, June 30 and September 30, 1995.

   3. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed January 13, 1995 (relating to the acquisition of ReLife, Inc.).

   4. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed February 1, 1995 (relating to the acquisition of Surgical Health Corporation).

   5. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed February 21, 1995 (relating to the acquisition of certain rehabilitation hospitals from NovaCare, Inc.).

   6. HEALTHSOUTH's Current Report on Form 8-K filed August 15, 1995 (relating to the acquisition of Surgical Health Corporation).

   7. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed September 7, 1995 (relating to the acquisition of Sutter Surgery Centers, Inc.).

   8. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed October 20, 1995 (relating to the acquisition of Surgical Care Affiliates, Inc.).

   9. HEALTHSOUTH's Current Report on Form 8-K filed October 30, 1995 (relating to the acquisition of Caremark Orthopedic Services Inc.).

   10.  HEALTHSOUTH's  Current  Report  on Form  8-K  filed  November  13,  1995
(relating to the consummation of the acquisition of Sutter Surgery Centers, Inc.).

   11. HEALTHSOUTH's Current Report on Form 8-K, as amended, filed January 3, 1996 (relating to the acquisition of Advantage Health).

   12. HEALTHSOUTH's Current Report on Form 8-K filed January 29, 1996 (relating to the consummation of the acquisition of Surgical Care Affiliates, Inc.)

   13. The description of HEALTHSOUTH's capital stock contained in HEALTHSOUTH's Registration Statement on Form 8-A filed August 26, 1989.

   14. The disclosure appearing under "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing on pages 8-13 of the Prospectus filed pursuant to Rule 424(b)(4) in connection with HEALTHSOUTH's Registration Statement on Form S-3 (Commission File No. 3-62475).

   15. HEALTHSOUTH's audited consolidated financial statements for the years ended December 31, 1992, 1993 and 1994 and unaudited consolidated financial statements for the nine months ended September 30, 1994 and 1995 appearing on pages F-1 through F-27 of the Prospectus-Joint Proxy Statement included in HEALTHSOUTH's Registration Statement on Form S-4 (Commission File No. 3-64935).

   There are also hereby incorporated by reference into this Prospectus-Proxy Statement and made a part hereof the following documents filed by Advantage
Health:

   1. Advantage Health's Annual Report on Form 10-K, as amended, for the fiscal year ended August 31, 1995.

   2. Advantage Health's Current Report on Form 8-K filed December 29, 1995 (relating to the acquisition by HEALTHSOUTH).

   3. Advantage Health's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995.

   4. Advantage Health's Current Report on Form 8-K filed February 1, 1996 (relating to the acquisition of Harmarville Rehabilitation Center, Inc.).

   All documents filed by HEALTHSOUTH and Advantage Health, respectively, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus-Proxy Statement and prior to the Closing Date of the Merger shall be deemed to be incorporated by reference into this Prospectus-Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) is modified or superseded by such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

   All information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to HEALTHSOUTH was supplied by HEALTHSOUTH, and all information contained in this Prospectus-Proxy Statement or incorporated herein by reference with respect to Advantage Health was supplied by Advantage Health. Although neither HEALTHSOUTH nor Advantage Health has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained or incorporated by reference herein are inaccurate or incomplete, neither HEALTHSOUTH nor Advantage Health warrants the accuracy or completeness of such statements or information as they relate to the other party.

   No person is authorized to give any information or to make any representation not contained in this Prospectus-Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Prospectus-Proxy Statement nor any distribution of the securities to which this Prospectus-Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the information concerning HEALTHSOUTH or Advantage Health contained in this Prospectus-Proxy Statement since the date of such information. This Prospectus-Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates, or an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus-Proxy Statement in any jurisdiction in which such an offer or solicitation is not lawful.

                                TABLE OF CONTENTS


                                                                                                  PAGE

                                                                                                 ------
AVAILABLE INFORMATION .........................................................................   3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .............................................   3
SUMMARY OF PROSPECTUS-PROXY STATEMENT..........................................................   8
RISK FACTORS...................................................................................  19
THE SPECIAL MEETING ...........................................................................  19
 General ......................................................................................  19
 Date, Place and Time .........................................................................  19
 Record Date; Quorum ..........................................................................  19
 Vote Required ................................................................................  19
 Voting and Revocation of Proxies .............................................................  20
 Solicitation of Proxies ......................................................................  20
THE MERGER.....................................................................................  21
 Terms of the Merger ..........................................................................  21
 Background of the Merger .....................................................................  22
 Reasons for the Merger; Recommendations of Advantage Health's Board of Directors .............  24
 Opinion of Financial Advisor to Advantage Health..............................................  25
 Effective Time of the Merger .................................................................  28
 Exchange of Certificates and Options..........................................................  28
 Representations and Warranties................................................................  29
 Conditions to the Merger .....................................................................  30
 Regulatory Approvals .........................................................................  31
 Business Pending the Merger ..................................................................  32
 Waiver and Amendment .........................................................................  33
 Termination ..................................................................................  33
 Break-up Fee; Third Party Bids................................................................  33
 Interests of Certain Persons in the Merger ...................................................  33
 Indemnification and Insurance.................................................................  35
 Accounting Treatment .........................................................................  36
 Certain Federal Income Tax Consequences ......................................................  36
 Resale of HEALTHSOUTH Common Stock by Affiliates .............................................  37
 No Appraisal Rights ..........................................................................  38
 No Solicitation of Transactions...............................................................  38
 Expenses......................................................................................  38
 NYSE Listing..................................................................................  38
SELECTED CONSOLIDATED FINANCIAL DATA--HEALTHSOUTH..............................................  39
SELECTED CONSOLIDATED FINANCIAL DATA--ADVANTAGE HEALTH.........................................  40
PRO FORMA CONDENSED FINANCIAL INFORMATION .....................................................  41
BUSINESS OF HEALTHSOUTH .......................................................................  52
 General.......................................................................................  52
 Company Strategy..............................................................................  52
 Patient Care Services.........................................................................  53
 Marketing of Facilities and Services..........................................................  56
 Sources of Revenues...........................................................................  57
 Competition...................................................................................  58
 Regulation....................................................................................  58
 Insurance.....................................................................................  62
 Employees.....................................................................................  62
 Legal Proceedings.............................................................................  63
 Properties....................................................................................  63

                                        6


                                                                                                  PAGE

                                                                                                 ------
BUSINESS OF ADVANTAGE HEALTH ..................................................................   69
 General.......................................................................................   69
 Rehabilitation/Multi-Use Hospitals............................................................   74
 Managed Rehabilitation and Sub-Acute Contracts................................................   74
 Outpatient Rehabilitation Centers.............................................................   75
 Home Healthcare...............................................................................   76
 Senior Living Facilities......................................................................   76
 Sources of Revenue and Reimbursement..........................................................   76
 Competition...................................................................................   77
 Regulation....................................................................................   78
 Insurance.....................................................................................   79
 Employees and Medical Staff...................................................................   79
 Properties....................................................................................   80
 Legal Proceedings.............................................................................   80
ACQUISITION OF ASSETS BY ADVANTAGE HEALTH......................................................   81
ADVANTAGE HEALTH AND HARMARVILLE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION ...........   81
PRINCIPAL STOCKHOLDERS OF ADVANTAGE HEALTH.....................................................   87
DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH ...................................................   88
 Common Stock .................................................................................   88
 Fair Price Provision .........................................................................   88
 Section 203 of the DGCL.......................................................................   89
 Preferred Stock ..............................................................................   89
 Transfer Agent................................................................................   89
COMPARISON OF RIGHTS OF ADVANTAGE HEALTH AND HEALTHSOUTH STOCKHOLDERS .........................   90
 Classes and Series of Capital Stock...........................................................   90
 Size and Election of the Board of Directors ..................................................   90
 Removal of Directors .........................................................................   91
 Other Voting Rights...........................................................................   91
 Dividends.....................................................................................   91
 Conversion and Dissolution....................................................................   92
 Fair Price Provision .........................................................................   92
 Amendment or Repeal of the Certificate of Incorporation ......................................   93
 Special Meeting of Stockholders...............................................................   93
 Liability of Directors........................................................................   94
 Indemnification of Directors and Officers.....................................................   94
OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER......................................   95
 Operations ...................................................................................   95
 Management ...................................................................................   95
EXPERTS .......................................................................................   95
LEGAL MATTERS..................................................................................   95
ADDITIONAL INFORMATION.........................................................................   95
 Other Business................................................................................   95
 Stockholder Proposals.........................................................................   96
 ANNEXES:
 A. Agreement and Plan of Merger ..............................................................  A-1
 B. Opinion of Alex. Brown & Sons Incorporated.................................................  B-1
 C. Harmarville Rehabilitation Center, Inc. and Subsidiaries Audited Consolidated Financial
    Statements.................................................................................  C-1


                    SUMMARY OF PROSPECTUS-PROXY STATEMENT

    The following is a summary of certain information contained elsewhere in this Prospectus-Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Proxy Statement, the Annexes hereto and the documents incorporated by reference herein.

THE COMPANIES

   HEALTHSOUTH. HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. It provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality health care services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At January 31, 1996, HEALTHSOUTH had over 700 patient care locations in 42 states, the District of Columbia and Ontario, Canada. See "BUSINESS OF HEALTHSOUTH".

   At September 30, 1995,  HEALTHSOUTH had consolidated  assets of approximately
$2,150,680,000   and   consolidated   stockholders'   equity  of   approximately
$547,547,000, and employed approximately 21,900 persons.

   HEALTHSOUTH was incorporated under the laws of Delaware in 1984. Its principal executive offices are located at Two Perimeter Park South, Birmingham, Alabama 35243, and its telephone number is (205) 967-7116.

   Advantage Health. Advantage Health operates the largest network (based on the number of inpatient beds and sites of service) of comprehensive medical rehabilitation facilities, and is a leading provider of the continuum of post-acute care services, in New England. At January 31, 1996, Advantage Health's network of a total of 136 sites of service included four freestanding rehabilitation hospitals, one freestanding multi-use hospital, one nursing home, 68 outpatient rehabilitation facilities, 14 inpatient managed rehabilitation units, 24 rehabilitation services management contracts and six managed sub-acute rehabilitation units also located in general acute-care hospitals. As part of its continuum of post-acute care services, Advantage Health delivers a full array of home healthcare services (including comprehensive rehabilitation services) to individuals through its 12 home healthcare locations and six senior living facilities in four states. See "BUSINESS OF ADVANTAGE HEALTH".

   At  November  30,  1995,   Advantage  Health  had   consolidated   assets  of
$137,318,000 and consolidated stockholders' equity of $60,060,000, and employed approximately 6,500 persons.

   Advantage Health was incorporated under the laws of Massachusetts in 1982, and reincorporated in Delaware in 1990. The principal executive offices of Advantage Health are located at 304 Cambridge Road, Woburn, Massachusetts, 01801, and its telephone number is (617) 935-2500.

   Aladdin Acquisition Corporation. The Subsidiary is a direct, wholly-owned subsidiary of HEALTHSOUTH and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at Two Perimeter Park South, Birmingham, Alabama 35243, and its telephone number is
(205) 967-7116.

RECENT DEVELOPMENTS

   HEALTHSOUTH. On October 27, 1995, HEALTHSOUTH consummated the acquisition of Sutter Surgery Centers, Inc. ("SSCI") in a transaction accounted for as a pooling of interests. In the transaction, SSCI stockholders received an aggregate of 1,776,002 shares of HEALTHSOUTH Common Stock. SSCI operated 12 ambulatory surgery centers located in California, Arizona and Utah.

   On December 6, 1995, HEALTHSOUTH consummated the acquisition of Caremark Orthopedic Services Inc. ("COSI"). Under the agreement, COSI's sole stockholder was paid $127,500,000, subject to certain adjustments, for the transfer of all of the issued and outstanding shares of COSI to HEALTHSOUTH. COSI operated over 120 outpatient rehabilitation facilities in 13 states.

   On January 17, 1996, HEALTHSOUTH consummated the acquisition of Surgical Care Affiliates, Inc. ("SCA") in a transaction accounted for as a pooling of interests. In the transaction, SCA stockholders received an aggregate of 45,928,339 shares of HEALTHSOUTH Common Stock. SCA operated 67 outpatient surgery centers in 24 states.

   Advantage Health. On December 14, 1995, Advantage Health executed an Asset Purchase Agreement with The Federation of Independent School Alumnae (the "Federation"), Harmarville Rehabilitation Center, Inc. ("HRC") (the Federation and HRC being referred to collectively herein as "Harmarville") and Advantage Health Harmarville Rehabilitation Corporation ("AHHRC"), pursuant to which AHHRC will acquire certain assets and assume certain liabilities of Harmarville (the "Harmarville Acquisition"). Subject to the terms and conditions set forth in such Asset Purchase Agreement, the purchase price for the Harmarville assets is approximately $20,858,000 plus the assumption of certain liabilities. The Harmarville Acquisition includes the 202-bed Harmarville Rehabilitation Center located in Pittsburgh, Pennsylvania, as well as certain satellite outpatient rehabilitation centers. The consummation of the transaction is subject to various regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), approval of both a merger of the Federation and HRC immediately prior to the closing of the Harmarville Acquisition and the Harmarville Acquisition by members of the Federation, approval of the transaction by the Court of Common Pleas of Allegheny County (Pennsylvania), Orphans Court Division, and to the satisfaction of certain other conditions. A copy of the Harmarville Rehabilitation Center, Inc. and Subsidiaries Audited Consolidated Financial Statements is attached as Annex C to this Prospectus-Proxy Statement and incorporated herein by reference. See "ACQUISITION OF ASSETS BY ADVANTAGE HEALTH" and "ADVANTAGE HEALTH AND HARMARVILLE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION".

THE SPECIAL MEETING

   The Special Meeting of Advantage Health's stockholders (the "Special Meeting") to consider and vote on a proposal to approve the Plan will be held on March 14, 1996, at 9:30 a.m., Eastern Time, at the Burlington Marriott, One Mall Road, Burlington, Massachusetts 01803. Only holders of record of Advantage Health Shares at the close of business on February 7, 1996 (the "Advantage Health Record Date"), will be entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding and entitled to vote 5,653,114 shares of Advantage Health Common Stock. Each issued and outstanding Advantage Health Share is entitled to one vote on each matter to be presented at the Special Meeting. For additional information relating to the Special Meeting, see "THE SPECIAL MEETING".

VOTE REQUIRED


   Approval of the Plan by the stockholders of Advantage Health requires the affirmative vote of the holders of a majority of the outstanding shares of Advantage Health Common Stock entitled to vote thereon. Accordingly, approval of the Plan at the Special Meeting will require the affirmative vote of the holders of at least 2,826,558 shares of Advantage Health Common Stock.

   As of the Advantage Health Record Date, directors and executive officers of Advantage Health and their affiliates beneficially owned an aggregate of 1,891,803 shares of Advantage Health Common Stock (excluding shares issuable upon exercise of options), or approximately 33%, of the Advantage Health Shares outstanding on such date.

   In the event that the Plan is not approved by Advantage Health stockholders, the Plan may be terminated by HEALTHSOUTH or Advantage Health in accordance with its terms. Such approval is also a condition to HEALTHSOUTH's and Advantage Health's obligations to consummate the Merger. See "THE SPECIAL MEETING -- Vote Required", "THE MERGER -- Conditions to the Merger" and "-- Termination".

   As a condition to entering into the Plan,  HEALTHSOUTH  required that Raymond
J. Dunn, III, Chairman of the Board, President and Chief Executive Officer of Advantage Health, enter into a Proxy Agreement with HEALTHSOUTH, whereby he agreed that, until the date on which the Plan is terminated and following such termination during such time as a Third Party Acquisition Event (as defined herein) exists with respect to Advantage Health, but in no event after the close of business one year following the termination of the Plan, he will vote an aggregate of 819,000 shares of Advantage Health Common Stock (a) in favor of approval of the Plan and the Merger at every meeting of the stockholders of Advantage Health at which such matters are considered and at every adjournment thereof, and (b) against any other proposal for any reorganization. The shares subject to the Proxy Agreement represent approximately 14.5% of the votes eligible to be cast at the Special Meeting as of the Advantage Health Record Date. In addition, Robert E. Spencer, Chief Financial Officer, Treasurer, Secretary and a Director of Advantage Health, and Michael F. Curran, Ph.D., a Director of Advantage Health, have provided letters to the Board of Directors of Advantage Health indicating that they intend to vote at the Special Meeting all shares of Advantage Health Common Stock owned by them in favor of approval of the Plan and the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger".

THE MERGER

   Terms of the Merger. Advantage Health will be acquired by HEALTHSOUTH pursuant to and subject to the terms and conditions of the Plan, which provides that at the effective time of the Merger (the "Effective Time"), the Subsidiary will merge with and into Advantage Health with Advantage Health being the Surviving Corporation. The Certificate of Incorporation of Advantage Health and the Bylaws of the Subsidiary in effect at the Effective Time will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, each outstanding Advantage Health Share (excluding shares held by Advantage Health and any of its subsidiaries) will be converted into the right to receive that number of shares of HEALTHSOUTH Common Stock (the "Merger Consideration") determined by dividing $47.50 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to four decimal places (the "Exchange Ratio"), for each Advantage Health Share so held; provided, however, that if the Base Period Trading Price is greater than $34.50, then the Exchange Ratio shall be 1.3768; and provided further that if the Base Period Trading Price is less than $28.50, then the Exchange Ratio shall be 1.6667.

   The term "Base Period Trading Price" is defined in the Plan as the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending at the close of business on the second New York Stock Exchange trading day before the date of the Special Meeting. The daily closing price per share shall be the closing price for NYSE-Composite Transactions as reported in The Wall Street Journal-Eastern Edition or, if not reported therein, any other authoritative source. Fractional shares of HEALTHSOUTH Common Stock will not be issuable in connection with the Merger. Advantage Health stockholders will receive cash (without interest) in lieu of fractional shares of HEALTHSOUTH Common Stock. See "THE MERGER" and "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH".

   The following table indicates the Exchange Ratio assuming various Base Period Trading Prices, with the resulting "value" to be received for each Advantage Health Share:
                                           VALUE TO BE
  BASE PERIOD                             RECEIVED FOR
 TRADING PRICE    EXCHANGE RATIO   EACH ADVANTAGE HEALTH SHARE
    (COL. 1)         (COL. 2)           (COL. 1 X COL. 2)
---------------  ---------------- ----------------------------
  25.50........        1.6667                42.50
  26.50........        1.6667                44.17
  27.50........        1.6667                45.83
  28.50........        1.6667                47.50
  29.50........        1.6102                47.50
  30.50........        1.5574                47.50
  31.50........        1.5079                47.50
  32.50........        1.4615                47.50
  33.50........        1.4179                47.50
  34.50........        1.3768                47.50
  35.50........        1.3768                48.88
  36.50........        1.3768                50.25
  37.50........        1.3768                51.63



   The Plan provides that, at the Effective Time, all holders of options to purchase Advantage Health Common Stock which are then outstanding, whether or not then exercisable (the "Advantage Health Stock Options"), shall receive at or as promptly as practicable after the Closing (as defined in the Plan) a number of shares of HEALTHSOUTH Common Stock determined as follows: (i) if the Base Period Trading Price is neither greater than $34.50 nor less than $28.50, that number of shares which is equal to the quotient obtained by dividing (a) $47.50 minus the exercise price of such option (the "spread"), by (b) the Base Period Trading Price, with such quotient then being multiplied by the number of shares of Advantage Health Common Stock which are subject to such option, or (ii) if the Base Period Trading Price is greater than $34.50 or less than $28.50, that number of shares calculated as provided in the preceding clause (i) except that the spread shall be divided by $34.50 or $28.50, as the case may be (rather than the Base Period Trading Price), prior to being multiplied by the number of shares of Advantage Health Common Stock subject to such option. The Board of Directors of Advantage Health, based upon the advice of its independent compensation consultant, believes that the foregoing formula represents the fair value of the Advantage Health Stock Options.

   Stockholders and option holders may call 1-800-433-3868 beginning at 5:00 p.m., Eastern Time, on March 12, 1996 for information concerning the Exchange Ratio as finally determined.

   Recommendation of the Board of Directors. The Board of Directors of Advantage Health has adopted and approved the Plan and has recommended a vote FOR approval of the Plan. The Board of Directors believes the Plan is fair to and in the best interests of the stockholders of Advantage Health.

   The Board of Directors of Advantage Health believes that the Plan is in the best interests of the Advantage Health stockholders based on a number of factors, including, without limitation and without assigning relative weights thereto, the following factors:



      (i) the consideration offered by HEALTHSOUTH represented significant appreciation over the highest stock price for the Advantage Health Common Stock since its initial public offering, and there could be no assurance that Advantage Health's performance would result, within a reasonable time, in a market price greater in value than the Merger Consideration, (ii) a combination with HEALTHSOUTH would likely enable Advantage Health to benefit from, rather that be adversely affected by, further industry consolidation,
   (iii) HEALTH

   SOUTH's managed care relationships enhance Advantage Health's ability to compete for large managed-care contracts, (iv) HEALTHSOUTH's financial and management resources would be advantageous to Advantage Health's healthcare partners, (v) HEALTHSOUTH's management infrastructure would enhance Advantage Health's ability to deliver services, (vi) the expanded capacity for and diversification of offered services in a combined company would create opportunities for cross-referrals, (vii) the combined company would offer additional opportunities to Advantage Health's employees, (viii) the opinion of Alex. Brown & Sons Incorporated ("Alex. Brown") that as of December 15, 1995, subject to certain assumptions, factors and limitations set forth in such opinion, the Merger Consideration was fair, from a financial point of view and (ix) the terms and conditions with HEALTHSOUTH made prompt consummation of the Merger substantially likely and significantly more likely than alternative transactions.

   See "THE MERGER -- Reasons for the Merger; Recommendation of Advantage Health's Board of Directors".



   Opinion of Financial Advisor to Advantage Health. Alex. Brown has served as financial advisor to Advantage Health in connection with the Merger and has delivered its written opinion, dated December 15, 1995, to Advantage Health that, as of such date, the consideration to be received by the holders of Advantage Health Common Stock pursuant to the Plan is fair from a financial point of view to such stockholders. Alex. Brown subsequently confirmed such opinion in a written opinion dated the date of this Prospectus-Proxy Statement. A copy of the opinion of Alex. Brown dated the date of this Prospectus-Proxy Statement is attached as Annex B to this Prospectus-Proxy Statement and incorporated herein by reference. Advantage Health stockholders are urged to, and should, read such opinion carefully in its entirety in conjunction with this Prospectus-Proxy Statement for assumptions made, matters considered and the limits of the review by Alex. Brown. See "THE MERGER -- Opinion of Financial Advisor to Advantage Health".



   Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and Advantage Health under the General Corporation Law of the State of Delaware (the "DGCL"), or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction of the conditions to the respective obligations of each party to consummate the Merger, no later than two business days after satisfaction or waiver of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and Advantage Health. See "THE MERGER -- Effective Time of the Merger" and "-- Conditions to the Merger".



   Exchange of Certificates; Issuance of Stock for Options. As soon as reasonably practicable after the Effective Time, transmittal materials will be mailed to each holder of record of Advantage Health Shares for use in exchanging such holder's stock certificates for certificates evidencing shares of HEALTHSOUTH Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

   As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of Advantage Health Stock Options appropriate notices setting forth such holders' rights under the Plan and shall cause appropriate certificates for shares of HEALTHSOUTH Common Stock to be issued to each such holder.

   See "THE MERGER -- Exchange of Certificates and Options".


   Representations and Warranties. The Plan contains certain representations and warranties made by each of the parties thereto. See "THE MERGER -- Representations and Warranties".

   Conditions to the Merger. The obligation of each of HEALTHSOUTH, the Subsidiary and Advantage Health to consummate the Merger is subject to certain conditions, including approval of the Plan by the Advantage Health stockholders. See "THE MERGER -- Conditions to the Merger".



   Regulatory Approvals. The HSR Act provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. On January 22, 1996, HEALTHSOUTH and Advantage Health made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a 30-day waiting period during which the Merger could not be consummated, which waiting period will expire on February 21, 1996 unless extended by a request for additional information. Notwithstanding the expiration of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of Advantage Health. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.



   The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, certain of the licenses for facilities operated by Advantage Health will be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health planning agencies. In some instances, new licenses will be required to be obtained. In addition, certain of the arrangements between Advantage Health and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. See "THE MERGER -- Regulatory Approvals".

   Business Pending the Merger. The Plan provides that, until the Effective Time, except as provided in the Plan, Advantage Health will use its reasonable best efforts to preserve intact its present business organizations, to keep available to HEALTHSOUTH and the Surviving Corporation the services of its present employees and to preserve the goodwill of customers, suppliers and others having business dealings with it. See "THE MERGER -- Business Pending the Merger".

   Amendment. The Plan provides that, at any time prior to the Effective Time, the parties may, under certain circumstances, amend or otherwise change the Plan. See "THE MERGER -- Waiver and Amendment".



   Termination. The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of Advantage Health, under certain circumstances which are set forth in the Plan. See "THE MERGER -- Termination".

   Break-up Fee; Third Party Bids. If the Plan is terminated by Advantage Health pursuant to a determination by Advantage Health's Board of Directors, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Advantage Health Shares, or the Advantage Health Board of Directors shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any Acquisition Transaction (as defined in the Plan) other than the Plan, and within one year after the effective date of such termination Advantage Health is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event Advantage Health shall pay to HEALTHSOUTH a break-up fee of $10,000,000. See "THE MERGER -- Break-up Fee; Third Party Bids".

   Interests of Certain Persons in the Merger. In considering the recommendation of the Board of Directors of Advantage Health with respect to the Plan and the transactions contemplated thereby, stockholders of Advantage Health should be aware that certain members of the management of Advantage Health and its Board of Directors have certain interests in the Merger in addition to the interests of stockholders generally.

   Concurrently with the execution of the Plan, HEALTHSOUTH entered into a proxy agreement (the "Proxy Agreement") with Raymond J. Dunn, III, Chairman of the Board, President and Chief Executive Officer of Advantage Health. HEALTHSOUTH has agreed to cause Mr. Dunn to be appointed as a Director of HEALTHSOUTH immediately following the Effective Time.

   In addition, at the Closing, HEALTHSOUTH has agreed to cause Advantage Health to enter into Employment Agreements with each of Mr. Dunn and Robert E. Spencer, Chief Financial Officer, Treasurer, Secretary and a director of Advantage Health. HEALTHSOUTH has also agreed, at or as promptly as practicable after the Closing, to cause Advantage Health to offer to enter into Employment Agreements with each of the following persons currently serving Advantage Health in the capacities indicated: Michael F. Curran, Ph.D., director; Gerald E. Borgal, Chief Operating Officer, Medical Division and Chief Executive Officer of Region II; Ellen Ferrante, Chief Executive Officer of Region III; Carolyn Markey, Chief Executive Officer, Home Health Division; and Gregg Stanley, Chief Executive Officer of Region I. Certain members of management of Advantage Health and members of the Advantage Health Board of Directors also hold Advantage Health Stock Options which will be exchanged for HEALTHSOUTH Common Stock at the Effective Time.



   See "THE MERGER -- Interests of Certain Persons in the Merger".

   Accounting Treatment. It is intended that the Merger will be accounted for as a pooling of interests. It is a condition to the consummation of the Merger that each of HEALTHSOUTH and Advantage Health receive a letter from Ernst & Young LLP regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Advantage Health, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under Accounting Principles Board Opinion No. 16 ("APB 16") if closed and consummated in accordance with the Plan. See "THE MERGER -- Accounting Treatment" and "PRO FORMA CONDENSED FINANCIAL INFORMATION".



   Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger so qualifies, no gain or loss will be recognized by holders of Advantage Health Shares upon their receipt of HEALTHSOUTH Common Stock in exchange for their Advantage Health Shares, except with respect to cash received in lieu of fractional shares. The obligation of Advantage Health and HEALTHSOUTH to consummate the Merger is conditioned upon their receipt of opinions from their respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. In addition, holders of Advantage Health Stock Options will recognize ordinary income upon the receipt of HEALTHSOUTH Common Stock provided to offset the cancellation of such stock options. Each holder of Advantage Health Shares and each holder of Advantage Health Stock Options is urged to consult his or her personal tax and financial advisors concerning the federal income tax consequences of the Merger, as well as any state, local, foreign or other tax consequences of the Merger, based upon such holder's own particular facts and circumstances. See "THE MERGER -- Certain Federal Income Tax Consequences".



   Resale Restrictions. All shares of HEALTHSOUTH Common Stock received by Advantage Health stockholders and option holders in the Merger will be freely transferable, except that shares of HEALTHSOUTH Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of Advantage Health at the time of the Special Meeting may be resold by them only in certain permitted circumstances. See "THE MERGER -- Resale of HEALTHSOUTH Common Stock by Affiliates".

   Appraisal Rights. Holders of Advantage Health Common Stock are not entitled to appraisal rights under the DGCL with respect to the Merger. See

"THE MERGER -- No Appraisal Rights".

   NYSE Listing. A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to the Advantage Health stockholders and option holders in the Merger. Although no assurance can be given that the NYSE will accept such shares of HEALTHSOUTH Common Stock for listing, HEALTHSOUTH and Advantage Health anticipate that these shares will qualify for listing. It is a condition to the obligation of HEALTHSOUTH, the Subsidiary and Advantage Health to consummate the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time. See "THE MERGER -- NYSE Listing".



MARKET AND MARKET PRICE

   The HEALTHSOUTH Common Stock is listed under the symbol HRC on the NYSE. Set forth below are the closing prices per share of HEALTHSOUTH Common Stock on the NYSE on (i) December 15, 1995, the last business day preceding public announcement of the Merger, and (ii) February 8, 1996:



                               MARKET PRICE
                               PER SHARE OF
                               HEALTHSOUTH
       DATE                    COMMON STOCK
       ----                    ------------


December 15, 1995...............  $30.88
February 8, 1996................  $33.25



   Advantage Health Common Stock is listed under the symbol ADHC on the Nasdaq National Market. Set forth below are the closing prices per share of Advantage Health Common Stock on the Nasdaq National Market on (i) December 15, 1995, the last business day preceding public announcement of the Merger, and (ii) February 8, 1996.

                            MARKET PRICE
                            PER SHARE OF
       DATE         ADVANTAGE HEALTH COMMON STOCK
       ----         -----------------------------


December 15, 1995.............  $36.75
February 8, 1996..............  $47.13



   The following table sets forth certain information as to the high and low reported sale prices per share of HEALTHSOUTH Common Stock for the periods indicated. The prices for HEALTHSOUTH Common Stock are as reported on the NYSE Composite Transactions Tape. HEALTHSOUTH has never paid dividends on its capital stock. All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.



                                            HEALTHSOUTH
                                           COMMON STOCK
                                           -------------
                                         HIGH         LOW
                                         ----         ---

1994

 First Quarter........................  $16.13    $11.69
 Second Quarter.......................   17.32     12.63
 Third Quarter........................   19.69     12.88
 Fourth Quarter ......................   19.32     16.13
1995
 First Quarter .......................  $20.44    $18.06
 Second Quarter.......................   21.63     16.32
 Third Quarter........................   25.75     17.25
 Fourth Quarter ......................   32.38     22.50
1996
 First Quarter (through February 8,
  1996)...............................  $33.50    $27.00

   The following table sets forth certain information as to the high and low reported sale prices per share of Advantage Health Common Stock for the periods indicated, as obtained from the Nasdaq National Market.

                                          ADVANTAGE HEALTH
                                            COMMON STOCK
                                         ------------------
         PERIOD                            HIGH      LOW
         ------                            ----      ---

Fiscal 1994
 First Quarter.........................  $ 13.25  $  8.50
 Second Quarter........................    17.75    10.50
 Third Quarter.........................    22.63    16.25
 Fourth Quarter........................    23.75    19.75
Fiscal 1995
 First Quarter.........................  $ 33.75  $ 22.25
 Second Quarter .......................    35.13    24.50
 Third Quarter ........................    29.25    23.25
 Fourth Quarter .......................    32.25    25.50
Fiscal 1996
 First Quarter.........................  $ 37.50  $ 32.50
 Second Quarter (through February 8,
  1996)................................    47.13    33.50



   As of January 31, 1996, there were approximately 1,797 record holders of HEALTHSOUTH Common Stock. As of the Advantage Health Record Date, there were approximately 64 record holders of Advantage Health Common Stock.

   Holders of Advantage Health Shares and Advantage Health Stock Options are advised to obtain current market quotations for HEALTHSOUTH Common Stock and Advantage Health Common Stock. No assurance can be given as to the market price of HEALTHSOUTH Common Stock at the Effective Time or at any other time.



OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER



   Pursuant to the Plan, following the Effective Time, Advantage Health will be a wholly-owned subsidiary of HEALTHSOUTH, and all of Advantage Health's subsidiaries will be indirect subsidiaries of HEALTHSOUTH. HEALTHSOUTH will continue its operations as prior to the Merger and will continue to be managed by the same Board of Directors and executive officers, except that HEALTHSOUTH has agreed to cause Raymond J. Dunn, III, Chairman of the Board, President and Chief Executive Officer of Advantage Health, to be appointed to the Board of Directors of HEALTHSOUTH immediately following the Effective Time. See "THE MERGER -- Interests of Certain Persons in the Merger" and "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER".

                      COMPARATIVE PER SHARE INFORMATION

   The following summary presents selected comparative per share information (i) for HEALTHSOUTH on a historical basis in comparison with pro forma equivalent information giving effect to the Merger on a pooling-of-interests basis, and
(ii) for Advantage Health on a historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, including receipt of shares of HEALTHSOUTH Common Stock to be issued in exchange for each Advantage Health Share in accordance with the Exchange Ratio. This financial information should be read in conjunction with the historical consolidated financial statements of HEALTHSOUTH and Advantage Health and the related notes thereto contained elsewhere herein or in documents incorporated herein by reference, and in conjunction with the unaudited pro forma financial information appearing elsewhere in this Prospectus-Proxy Statement. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA CONDENSED FINANCIAL INFORMATION".

   HEALTHSOUTH has not paid cash dividends since inception. It is anticipated that HEALTHSOUTH will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of HEALTHSOUTH and will depend, among other things, upon HEALTHSOUTH's earnings, capital requirements, financial condition and debt covenants.

   The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                                    Nine Months
                                                                       Ended
                                         Year Ended December 31,   September 30,
                                         ----------------------    -------------
                                          1992    1993     1994    1994    1995
                                                                     (UNAUDITED)
Net income per common share:
 HEALTHSOUTH(1)
  Historical (primary)................  $.47    $ .22    $ .59   $ .54   $ .51
  Historical (fully diluted)(2).......   N/A      N/A      .59     N/A     .51
  Pro forma combined (primary)........  $.53    $ .45    $ .61   $ .55   $ .59
  Pro forma combined (fully
   diluted)(2) .......................   N/A      N/A      .61     N/A     .59
 Advantage Health
  Historical (primary)(3).............  $.96    $1.07    $1.37   $1.00   $1.23
  Pro forma equivalent (primary)(4)...   .80      .68      .92     .83     .89
  Pro forma equivalent (fully
   diluted)(4)........................   N/A      N/A      .92     N/A     .89

                                                             AT SEPTEMBER
                                                                  30,
                                                                 1995
                                                            ----------------
                                                               (UNAUDITED)

Stockholders' equity per weighted average common and common
 equivalent share outstanding:
 HEALTHSOUTH -- historical.......................................  $6.24
 HEALTHSOUTH -- pro forma combined...............................   5.68
 Advantage Health -- historical(3)...............................   9.37
 Advantage Health -- pro forma equivalent(4).....................   8.56
-------------

(1) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(2) Fully diluted earnings per share in 1994 and for the nine months ended September 30, 1995 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001.

(3) Advantage Health has historically reported on a fiscal year ending on August 31. The historical results of operations for Advantage Health have been recast to a November 30 fiscal year end to more closely conform to HEALTHSOUTH's fiscal year. Additionally, historical stockholders' equity for Advantage Health is set forth as of August 31, 1995.

(4) Advantage Health pro forma equivalent per share data have been calculated by multiplying the pro forma HEALTHSOUTH amounts by an assumed Exchange Ratio of 1.5079, which is based on an assumed Base Period Trading Price for the HEALTHSOUTH Common Stock of $31.50, the midpoint of the range of $28.50 to $34.50 per share.

                     HEALTHSOUTH'S AND ADVANTAGE HEALTH'S
             SELECTED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

   The following selected pro forma financial information for the combined Companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus-Proxy Statement. See "PRO FORMA CONDENSED FINANCIAL INFORMATION". The pro forma financial information set forth in this Prospectus-Proxy Statement is not necessarily indicative of the results that would have actually occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.


                                                                                           Nine Months
                                                    Year Ended December 31,            Ended September 30,
                                             -----------------------------------     -------------------------
                                                 1992        1993       1994 (5)        1994        1995 (5)
                                                 ----        ----       --------        ----        --------
                                                           (In thousands, except per share data)
Income Statement Data(1):
 Revenues .................................  $750,134    $979,206    $1,799,805    $1,198,502    $1,509,851
 Operating expenses:
  Operating units .........................   521,619     668,201     1,281,093       857,221     1,046,457
  Corporate general and administrative ....    25,667      37,043        61,640        41,697        40,479
 Provision for doubtful accounts...........    16,553      20,026        34,173        23,289        28,494
 Depreciation and amortization ............    42,107      63,572       123,118        76,294       107,753
 Interest expense..........................    18,237      24,200        94,840        51,792        80,314
 Interest income...........................    (8,595)     (5,903)       (6,387)       (5,036)       (6,244)
 Terminated merger expense ................     3,665           0             0             0             0
 Merger expenses...........................         0         333         6,520         3,571        29,194
 Loss on extinguishment of debt ...........       883           0             0             0             0
 NME Selected Hospitals Acquisition related
  expense .................................         0      49,742             0             0             0
 Gain on sale of partnership interest .....         0      (1,400)            0             0             0
 Gain on sale of MCA Stock.................         0           0        (7,727)       (6,882)            0
 Loss on impairment of assets..............         0           0        10,500             0        11,192
 Loss on abandonment of computer project ..         0           0         4,500             0             0
 Loss on disposal of surgery centers.......         0           0        13,197             0             0
                                             ----------- ----------- ------------- ------------- -------------
                                              620,136     855,814     1,615,467     1,041,946     1,337,639
                                             ----------- ----------- ------------- ------------- -------------
 Income before income taxes and minority
  interests................................   129,998     123,392       184,338       156,556       172,212
 Provision for income taxes ...............    38,550      37,993        64,817        56,499        55,424
                                             ----------- ----------- ------------- ------------- -------------
                                               91,448      85,399       119,521       100,057       116,788
 Minority interests........................    25,943      29,377        31,914        21,380        30,855
                                             ----------- ----------- ------------- ------------- -------------
 Income from continuing operations.........    65,505      56,022        87,607        78,677        85,933
 Income from discontinued operations.......     3,283       4,452             0             0             0
                                             ----------- ----------- ------------- ------------- -------------
 Net income................................  $ 68,788    $ 60,474    $   87,607    $   78,677    $   85,933
                                             =========== =========== ============= ============= =============
 Weighted average common and common
  equivalent shares outstanding(2).........   129,630     135,077       143,067       142,803       146,569
                                             =========== =========== ============= ============= =============
 Net income per common and common
  equivalent share(2) .....................  $   0.53    $   0.45    $     0.61    $     0.55    $     0.59
                                             =========== =========== ============= ============= =============
 Net income per common share--assuming full
  dilution(2)(3)...........................       N/A         N/A    $     0.61           N/A    $     0.59
                                             =========== =========== ============= ============= =============


                                             December 31,                    September 30,
                                 -----------------------------------      ----------------
                                     1992        1993        1994                1995
                                 ----------- ----------- -----------      ----------------
BALANCE SHEET DATA(1):
 Cash and marketable securities $  179,725    $  148,308  $  129,971          $  145,203
 Working capital...............    269,120       284,691     278,166             362,357
 Total assets..................  1,145,192     1,884,675   2,236,246           2,687,842
 Long-term debt(4).............    413,656     1,008,429   1,139,087           1,533,371
 Stockholders' equity..........    582,045       646,397     757,584             832,259


(1) In addition to Advantage Health, reflects combination of HEALTHSOUTH, ReLife, SHC, SSCI and Surgical Care Affiliates, Inc. ("SCA") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994, SHC in June 1995, SSCI in October 1995 and SCA in January 1996 in transactions accounted for as poolings of interests.
(2) Adjusted to reflect a two-for-one split effected in the form of a 100% stock dividend paid on April 17, 1995.
(3) Fully-diluted earnings per share reflects shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001, where applicable.
(4)   Includes current portion of long-term debt.
(5) Gives effect to the NovaCare Rehabilitation Hospitals Acquisition as if the purchase had occurred on January 1, 1994. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

                                  RISK FACTORS


   In addition to the other information in this Prospectus-Proxy Statement, the following should be considered carefully by holders of Advantage Health Shares and Advantage Health Stock Options.

   Regulation. As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the United States Congress and state legislatures relating to healthcare reform. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation, which may be material, on HEALTHSOUTH or on the combined Companies. HEALTHSOUTH is also subject, and the combined Companies will be subject, to various other types of regulation at the federal and state levels, including, but not limited to, licensure and certification laws, Certificate of Need laws and laws relating to financial relationships among providers of healthcare services, Medicare fraud and abuse and physician self-referral. See "BUSINESS OF HEALTHSOUTH -- Regulation" and "BUSINESS OF ADVANTAGE HEALTH -- Regulation".

                             THE SPECIAL MEETING

GENERAL

   This Prospectus-Proxy Statement is being furnished to holders of Advantage Health Shares in connection with the solicitation of proxies by the Board of Directors of Advantage Health for use at the Special Meeting to consider and vote upon a proposal to approve the Plan and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

   Each copy of this Prospectus-Proxy Statement mailed to holders of Advantage Health Common Stock is accompanied by a form of Proxy for use at the Special Meeting.

   This Prospectus-Proxy Statement is also furnished to holders of Advantage Health Shares and Advantage Health Stock Options as a Prospectus in connection with the issuance to them of the shares of HEALTHSOUTH Common Stock upon consummation of the Merger.

DATE, PLACE AND TIME



   The Special Meeting will be held at the Burlington Marriott, One Mall Road, Burlington, Massachusetts 01803 on March 14, 1996 at 9:30 a.m., Eastern Time.


RECORD DATE; QUORUM



   The Board of Directors of Advantage Health has fixed the close of business on February 7, 1996, as the Advantage Health Record Date for the determination of holders of Advantage Health Shares entitled to receive notice of and to vote at the Special Meeting. The presence, in person or by Proxy, of the holders of Advantage Health Shares entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum at the Special Meeting.


VOTE REQUIRED



   As of the Advantage Health Record Date, there were outstanding and entitled to vote 5,653,114 shares of Advantage Health Common Stock. Each of such Advantage Health Shares is entitled to one vote on each matter that comes before the Special Meeting. Approval of the Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Advantage Health Common Stock entitled to vote at the Special Meeting. Accordingly, approval of the Plan will require the affirmative vote of the holders of at least 2,826,558 shares of Advantage Health Common Stock.

   As of the Advantage Health Record Date, Advantage Health's directors and executive officers and their affiliates beneficially owned an aggregate of 1,891,803 shares, or approximately 33%, of Advantage Health Common Stock outstanding on such date (excluding shares issuable upon exercise of options).

   By the unanimous vote of the members of the Board of Directors of Advantage Health at a special meeting held on December 15, 1995, the Advantage Health Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan, were in the best interests of Advantage Health and its stockholders. The Plan and the Merger were adopted and approved unanimously by the entire Advantage Health Board of Directors, which also unanimously resolved to recommend that the stockholders of Advantage Health vote FOR approval of the Plan.

   In the event that the Plan is not approved by Advantage Health stockholders, the Plan may be terminated in accordance with its terms. See"THE MERGER -- Termination".

VOTING AND REVOCATION OF PROXIES


   Advantage Health Shares represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a Proxy for the Special Meeting is properly executed and returned without indicating any voting instructions, Advantage Health Shares represented by the Proxy will be voted FOR approval of the Plan. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of Advantage Health, prior to or at the Special Meeting, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast for approval of the Plan or other matters constitute affirmative votes. Abstentions and broker non-votes will, therefore, have the same effect as votes against approval of the Plan with respect to the Special Meeting.

   The Board of Directors of Advantage Health is not aware of any business to be acted upon at the Special Meeting of the Company's stockholders other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC and Delaware law.

SOLICITATION OF PROXIES

   In addition to solicitation by mail, directors, officers and employees of Advantage Health, who will not be specifically compensated for such services, may solicit proxies from the stockholders of Advantage Health, personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.



STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AND OPTIONS AFTER THE MERGER IS CONSUMMATED IS SET FORTH ELSEWHERE IN THIS PROSPECTUS-PROXY STATEMENT. SEE "THE MERGER -- EXCHANGE OF CERTIFICATES AND OPTIONS".

                                   THE MERGER

   The description of the Merger contained in this Prospectus-Proxy Statement summarizes the principal provisions of the Plan; it is not complete and is qualified in its entirety by reference to the Plan, the full text of which is attached hereto as Annex A. All stockholders and option holders are urged to read Annex A in its entirety.



TERMS OF THE MERGER



   The acquisition of Advantage Health by HEALTHSOUTH will be effected by means of the merger of the Subsidiary with and into Advantage Health, with Advantage Health being the Surviving Corporation. The Certificate of Incorporation of Advantage Health (the "Advantage Health Certificate") shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended in accordance with applicable law. The Bylaws of the Subsidiary as in effect at the Effective Time will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, Advantage Health shall continue as the Surviving Corporation under the name "Advantage Health Corporation".



   At the Effective Time, each outstanding Advantage Health Share (excluding shares held by Advantage Health and any of its subsidiaries, which shall automatically be cancelled and retired) will be converted into the right to receive that number of shares of HEALTHSOUTH Common Stock determined by dividing $47.50 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to four decimal places (the "Exchange Ratio"); provided, however, that if the Base Period Trading Price is greater than $34.50, then the Exchange Ratio shall be 1.3768; and provided further that if the Base Period Trading Price shall be less than $28.50, then the Exchange Ratio shall be 1.6667.

   The term "Base Period Trading Price" means the average of the daily closing prices per share of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded ending at the close of business on the second New York Stock Exchange trading day immediately preceding the date of the Special Meeting. The daily closing price per share shall be the closing price for NYSE-Composite Transactions as reported in The Wall Street Journal-Eastern Edition or, if not reported therein, any other authoritative source.

   The following table indicates the Exchange Ratio assuming various Base Period Trading Prices, with the resulting "value" to be received for each Advantage Health Share:

                                           Value to be
  Base Period                             Received for
 Trading Price    Exchange Ratio   each Advantage Health Share
    (Col. 1)         (Col. 2)           (Col. 1 X COL. 2)
---------------  ---------------- ----------------------------
 25.50.........      1.6667                   42.50
 26.50.........      1.6667                   44.17
 27.50.........      1.6667                   45.83
 28.50.........      1.6667                   47.50
 29.50.........      1.6102                   47.50
 30.50.........      1.5574                   47.50
 31.50.........      1.5079                   47.50
 32.50.........      1.4615                   47.50
 33.50.........      1.4179                   47.50
 34.50.........      1.3768                   47.50
 35.50.........      1.3768                   48.88
 36.50.........      1.3768                   50.25
 37.50.........      1.3768                   51.63





   Stockholders and option holders may call 1-800-433-3868 beginning at 5:00 p.m., Eastern Time, on March 12, 1996 for information concerning the Exchange Ratio as finally determined.

   As of the Effective Time, all outstanding Advantage Health Shares shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive shares of HEALTHSOUTH Common Stock, cash (without interest) in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Each Advantage Health Share that is owned by Advantage Health or any subsidiary of Advantage Health shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.



   The Plan provides that, at the Effective Time, all holders of Advantage Health Stock Options shall receive at or as promptly as practicable after the Closing (as defined in the Plan) a number of shares of HEALTHSOUTH Common Stock determined as follows: (i) if the Base Period Trading Price is neither greater than $34.50 nor less than $28.50, that number of shares which is equal to the quotient obtained by dividing (a) $47.50 minus the exercise price of such option (the "spread") by (b) the Base Period Trading Price, with such quotient then being multiplied by the number of shares of Advantage Health Common Stock which are subject to such option, or (ii) if the Base Period Trading Price is greater than $34.50 or less than $28.50, that number of shares calculated as provided in the preceding clause (i), except that the spread shall be divided by $34.50 or $28.50, as the case may be (rather than the Base Period Trading Price) prior to being multiplied by the number of shares of Advantage Health Common Stock subject to such option. The Board of Directors of Advantage Health, based upon the advice of its independent compensation consultant, believes that the foregoing formula represents the fair value of the Advantage Health Stock Options.

   Based upon the number of shares of HEALTHSOUTH Common Stock, excluding shares obtainable upon exercise of options and convertible securities, outstanding as of February 7, 1996, the holders of Advantage Health Shares and Advantage Health Stock Options will receive in the aggregate approximately 7.4% of the outstanding shares of HEALTHSOUTH Common Stock anticipated to be outstanding immediately after the Effective Time, assuming an Exchange Ratio of 1.6667.

BACKGROUND OF THE MERGER

    From time to time during the past several years, Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, and Raymond J. Dunn III, Chairman of the Board and Chief Executive Officer of Advantage Health, had occasion to meet and engage in conversations concerning developments and trends in the healthcare industry and the perceived effects of those developments and trends on their two corporations. During this several-year period, Mr. Dunn also had occasional incidental conversations of the same general nature with senior executives of other healthcare entities.



   On August 30, 1995, Mr. Dunn and Robert E. Spencer, Advantage Health's Chief Financial Officer, met with Mr. Scrushy and Michael D. Martin, HEALTHSOUTH's Senior Vice President and Treasurer, at the invitation of Mr. Scrushy. At that meeting, Messrs. Scrushy and Martin expressed their view that a business combination of HEALTHSOUTH and Advantage Health was desirable and in the best interest of the two corporations and their respective stockholders, although no specific acquisition proposal was made.



   At a special meeting of the Board of Directors on September 14, 1995, the Advantage Health Board decided to retain Alex. Brown & Sons Incorporated ("Alex. Brown") to evaluate its strategic alternatives. During this meeting, members of the Board engaged in a discussion with Alex. Brown in which strategic alternatives were identified and preliminarily discussed. The Board also discussed with Alex. Brown possible approaches to exploring these alternatives.

   During September and October 1995, Advantage Health's management, with the assistance of Alex. Brown, continued to examine alternatives, including financing alternatives and the advisability and feasibility of business combinations. During this time period, Alex. Brown contacted a number of healthcare companies regarding their interest in a business combination with Advantage Health. Messrs. Dunn and Spencer and representatives of Alex. Brown held meetings with several of these companies.

   Follow-up meetings and telephone contacts with interested parties continued into November 1995. Advantage Health's senior management continued to consider and take steps to accomplish the possible alternative of an equity financing.



   On November 15, 1995, Messrs. Dunn and Spencer and representatives of Alex. Brown met in New York City with Mr. Martin and representatives of Smith Barney Inc., financial advisor to HEALTHSOUTH. At the meeting, Messrs. Dunn and Spencer reviewed the recent financial performance of Advantage Health.



   During early December, through contacts by Alex. Brown with interested parties, including HEALTHSOUTH, Advantage Health received indications that interested parties desired to make proposals to acquire Advantage Health. Advantage Health, through legal counsel, on or about December 6, 1995, furnished a proposed form of the Merger Agreement to such interested parties.

   On December 8, 1995, Messrs. Dunn and Spencer met with Messrs. Scrushy and Martin, together with their respective financial advisors, in Washington, D.C. During that meeting, Messrs. Dunn and Spencer reviewed the recent performance of Advantage Health and its prospects, and Mr. Scrushy and Mr. Dunn discussed the benefits of a potential business combination.



   During the following week, Advantage Health, directly and through its advisors, continued discussions with interested parties, including through telephone conversations with Messrs. Scrushy and Martin, while due diligence reviews and discussions of possible contract terms took place between representatives of Advantage Health and such parties.



   On December 11, 1995, Advantage Health's Board held a telephonic special meeting to review the status of discussions with interested parties, including HEALTHSOUTH.

   From December 11 through December 15, 1995, continuous discussions and negotiations regarding due diligence and possible transaction terms took place by telephone and in person at the offices of Advantage Health's legal counsel in Boston between representatives of interested parties and Advantage Health's representatives.

   On December 13 and 14, 1995, Alex. Brown received proposals from interested parties for the acquisition of Advantage Health. The proposals received included a proposal from HEALTHSOUTH for the acquisition of Advantage Health at a price of $47.50 per share payable in HEALTHSOUTH Common Stock, subject to adjustment if the trading price of such stock were to fall outside the range prescribed in the definitive merger agreement. Such proposal by HEALTHSOUTH was made subject to HEALTHSOUTH's completion of certain due diligence activities and to the approval of its Board of Directors.



   At its special meeting on December 15, 1995 held in Boston, Massachusetts, Mr. Scrushy made a presentation to Advantage Health's Board in which he described HEALTHSOUTH, its business, strategy and financial performance and the potential advantages of a HEALTHSOUTH-Advantage Health combination. Board members asked questions of and received answers from Mr. Scrushy and, after Mr. Scrushy left the meeting, considered at length the proposals which had been received and more generally the alternatives available to Advantage Health, the relative merits thereof and the relative risks of non-consummation, and resolved to approve and recommend to the Advantage Health stockholders a business combination on substantially the terms and conditions that had been negotiated with HEALTHSOUTH, authorizing Mr. Dunn to seek to complete negotiations with HEALTHSOUTH for a business combination at a price of $47.50 per share of Advantage Health Common Stock payable in HEALTHSOUTH Common Stock, subject to adjustment as provided in the Plan. On December 16, 1995, HEALTHSOUTH held a meeting of its Board of Directors. At such meeting, the HEALTHSOUTH Board approved the Merger and the execution and delivery of the Plan. Pursuant to such authorizations, final terms and conditions were negotiated and reflected in the Plan, which was executed and delivered on December 16, 1995 and announced prior to the opening of trading on December 18, 1995.

Reasons for the Merger; Recommendation of Advantage Health's Board of Directors


   The Board of Directors of Advantage Health, in approving the Merger and recommending it to Advantage Health's stockholders, believes that the terms of the Merger are fair to the stockholders of Advantage Health and in the best interest of Advantage Health. The Merger Consideration of $47.50 per share, subject to adjustment, was negotiated on an arm's length basis between representatives of Advantage Health and representatives of HEALTHSOUTH. The Board of Directors unanimously concluded, based on the factors stated below, that the Merger should be approved and recommends that the Advantage Health stockholders vote in favor of the Merger.

   In reaching the determinations and recommendations described above, the Board of Directors of Advantage Health considered the following factors:



   (i) Based on its familiarity with Advantage Health's business, financial condition, earnings and prospects, current conditions and uncertainties in the industry in which Advantage Health operates, and the historical and current market prices for Advantage Health's Common Stock, the Board of Directors was of the view that there could be no assurance that Advantage Health's financial or other performance would result, within a reasonable time, in a market price greater in value than the consideration offered by HEALTHSOUTH, which (subject to possible adjustment), represented appreciation of approximately 30% in Advantage Health's stock price at the time of announcement and a significant premium over Advantage Health's highest closing stock price since its initial public offering in 1992. The enhanced liquidity and perceived greater likelihood of stability in HEALTHSOUTH Common Stock for the Advantage Health stockholders were also viewed favorably.

   (ii)  The  Board  believed  that for  Advantage  Health  to  grow,  including geographic expansion beyond the Northeast, it would have had to raise significant capital, and there was no assurance that such financing could be accomplished on terms that would produce a valuation for Advantage Health which would be as favorable to existing stockholders as the terms of the Merger.

   (iii) The Board anticipated that combining with HEALTHSOUTH, the nation's leading provider of comprehensive rehabilitation and outpatient surgery services, would likely enable it and its stockholders to benefit from, rather than possibly be adversely affected by, further industry consolidation.

   (iv) HEALTHSOUTH's existing managed care relationships were seen as enhancing Advantage Health's ability to compete for large managed-care contracts.



   (v) HEALTHSOUTH's  financial and management  resources were seen by the Board
as  potentially   advantageous  for  Advantage  Health's  healthcare   partners,
particularly in circumstances requiring significant financial commitments.

   (vi) HEALTHSOUTH's management infrastructure was perceived by the Board as enhancing Advantage Health's ability to deliver services and better meet the needs of its partners, patients and employees.


   (vii) The Board identified opportunities for cross-referrals which were regarded as becoming available because of the expanded breadth of services offered by a combined company.

   (viii) The sophistication and national scope of HEALTHSOUTH's business was seen as offering opportunities for Advantage Health employees to advance and perform satisfying work in their positions.



   (ix) The Board received and considered Alex. Brown's oral opinion delivered on December 15, 1995, and later confirmed in writing, that as of such date, and subject to certain assumptions, factors and limitations set forth in such opinion, the consideration to be received by the Advantage Health stockholders in the Merger was fair, from a financial point of view, to such stockholders.


   (x) The Board regarded the terms and conditions, other than price, which were negotiated with HEALTHSOUTH as providing a high likelihood that the Merger would be consumated.

   For all of the foregoing reasons, the Advantage Health Board concluded that the Merger offered an opportunity for Advantage Health's stockholders to realize a substantial premium over current and historical stock price levels, and to enhance the prospects for future equity value through ownership in the much larger and more diversified company. For Advantage Health itself, joining a leading national organization was seen as strengthening Advantage Health and giving it greater resources to address the future needs of its various constituencies.

   In making its recommendation, the Board did not assign particular weight to any one or more of these factors. The Board did not perceive that there were significant factors militating against its determinations and recommendation.

OPINION OF FINANCIAL ADVISOR TO ADVANTAGE HEALTH



   The Advantage Health Board of Directors retained Alex. Brown to serve as its financial advisor in connection with the Merger. On December 15, 1995, Alex. Brown made a presentation to the Advantage Health Board of Directors with respect to the Merger and rendered its oral opinion, which was subsequently confirmed in writing, that as of such date, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions, factors and limitations set forth in such opinion, the consideration to be received by the holders of Advantage Health Common Stock pursuant to the Plan was fair from a financial point of view to such stockholders. Alex. Brown subsequently confirmed its December 15, 1995 opinion by delivery of a written opinion as of the date of this Prospectus-Proxy Statement.

   The full text of the written opinion of Alex. Brown, dated the date of this Prospectus-Proxy Statement, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Prospectus-Proxy Statement and is incorporated herein by reference. Advantage Health stockholders are urged to read such opinion in its entirety. Alex. Brown's opinion addresses only the fairness from a financial point of view of the consideration to be received by holders of Advantage Health Common Stock pursuant to the Plan and does not constitute a recommendation to any such stockholder as to how such stockholder should vote at the Special
Meeting. The summary of the opinion of Alex. Brown set forth in this Prospectus-Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

   In arriving at its opinion, Alex. Brown reviewed the Plan and certain publicly available financial information concerning Advantage Health and
HEALTHSOUTH. Alex. Brown reviewed certain internal financial analyses made available to it by Advantage Health and HEALTHSOUTH and held discussions with the members of the senior management of Advantage Health and HEALTHSOUTH regarding the businesses and prospects of their respective companies as independent entities and the joint prospects for a combined company. In addition, Alex. Brown (i) reviewed the reported price and trading activity for the Advantage Health Common Stock and the HEALTHSOUTH Common Stock, (ii) compared certain financial and stock information for Advantage Health and HEALTHSOUTH with similar information for certain publicly-traded companies,
(iii) reviewed the financial terms of certain recent business  combinations  and
(iv) performed such other studies and analyses and took into account such other matters as Alex. Brown deemed necessary.

   As described in the opinion, Alex. Brown assumed and relied upon, without independent verification, the accuracy and completeness of the information furnished to or otherwise reviewed by or discussed with it for purposes of its opinion. With respect to the financial projections used in its analyses, Alex. Brown assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Advantage Health and HEALTHSOUTH as to the likely future financial performance of their respective companies. Alex. Brown also assumed, with the consent of the Advantage Health Board of Directors, that the Merger will qualify for pooling-of-interests accounting treatment and that the holders of Advantage Health Common Stock will not be subject to U.S. federal income tax as a result of the Merger. Alex. Brown did not make an independent evaluation or appraisal of the assets of Advantage Health or HEALTHSOUTH, nor was it furnished with any such evaluation or appraisal. Alex. Brown's opinion stated that it was based on market, economic and other conditions as they existed and could be evaluated as of the date of its opinion. Alex.

Brown's opinion does not imply any conclusion as to the likely trading range of the HEALTHSOUTH Common Stock following consummation of the Merger nor does it constitute a recommendation to any stockholder of Advantage Health as to how such stockholder should vote with respect to the Merger.



   The following is a summary of the presentation by Alex. Brown made to the Advantage Health Board of Directors on December 15, 1995. Alex. Brown subsequently confirmed such opinion in a written opinion dated the date of this Prospectus-Proxy Statement. A copy of the opinion of Alex. Brown dated the date of this Prospectus-Proxy Statement is attached as Annex B and incorporated herein by reference.

   Stock Trading History. Alex. Brown reviewed the historical market prices for Advantage Health over the period from February 14, 1992 (the date of its initial public offering) to December 13, 1995 and reviewed the historical trading volume and market prices for Advantage Health over the period from December 13, 1994 to December 13, 1995. This analysis showed that the $47.50 per share offer price was higher than the highest closing price for Advantage Health Common Stock over the entire period since its initial public offering. Alex. Brown also reviewed the historical market prices for HEALTHSOUTH over the period from December 11, 1992 to December 13, 1995 and the historical trading volume and market prices for HEALTHSOUTH over the period from December 13, 1994 to December 13, 1995. Alex. Brown compared the daily closing prices of the Common Stock of Advantage Health and HEALTHSOUTH with a composite index of certain publicly-traded companies (described below) and the Standard & Poor's 500 Index ("S&P 500") over the periods from February 14, 1992 and December 13, 1994 to December 13, 1995. Alex. Brown noted that over the period from February 14, 1992, the relative stock price performance of Advantage Health and HEALTHSOUTH was similar and that over the period from December 13, 1994 HEALTHSOUTH outperformed Advantage Health, the S&P 500 and the composite index of certain publicly-traded companies. Alex. Brown also reviewed the historical exchange ratio of Advantage Health and HEALTHSOUTH market prices over the same periods.

   Analysis of Certain Publicly-Traded Companies. Alex. Brown analyzed and compared certain data and ratios for Advantage Health with corresponding data and ratios for the following group of six publicly-traded companies: Genesis Health Ventures, Inc., Health Care & Retirement Corp., HEALTHSOUTH (pro forma for its pending merger with Surgical Care Affiliates, Inc.), Horizon/CMS Healthcare Corporation, Manor Care, Inc. and Vencor, Inc., (the "Advantage
Comparable Companies"). Such financial information included market value, enterprise value (market value adjusted by adding debt and subtracting cash and marketable securities), profitability, returns, growth rates and implied multiples of the latest publicly reported twelve months ("LTM") revenues, earnings before depreciation, amortization, interest and taxes less minority interest ("EBITDA"), earnings per share ("EPS") and projected EPS based on the compilation of publicly available research estimates available through the Institutional Brokers Estimate Systems, for the 1995 and 1996 calendar years. This analysis showed that as of December 13, 1995, the multiple of enterprise value to LTM revenues was 1.9x for the Merger Consideration compared to a range for the Advantage Comparable Companies of 1.5x to 3.3x, with a mean of 2.1x; and the multiple of enterprise value to LTM EBITDA was 13.2x for the Merger Consideration compared to a range for the Advantage Comparable Companies of 8.9x to 17.7x, with a mean of 12.4x. Alex. Brown further noted that the multiple of market value to the EPS estimate for the 1995 calendar year was 27.2x for the Merger Consideration compared to a range for the Advantage Comparable Companies of 17.0x to 29.1x, with a mean of 21.9x; and the multiple of market value to the EPS estimate for the 1996 calendar year was 22.7x for the Merger Consideration compared to a range for the Advantage Comparable Companies of 13.7x to 22.2x, with a mean of 17.7x.

   Alex. Brown analyzed and compared certain publicly available information for HEALTHSOUTH (pro forma for its pending merger with Surgical Care Affiliates, Inc.) with corresponding data and ratios for the following group of six publicly-traded companies: Advantage Health, Genesis Health Ventures, Inc., Health Care & Retirement Corp., Horizon/CMS Healthcare Corporation, Manor Care, Inc. and Vencor, Inc., (the "HEALTHSOUTH Comparable Companies"). This analysis also showed that as of December 13, 1995, the multiple of enterprise value to LTM revenues was 3.3x for HEALTHSOUTH compared to a range for the HEALTHSOUTH Comparable Companies of 1.5x to 2.6x, with a mean of 1.8x; and the multiple of enterprise value to LTM EBITDA was 12.4x for HEALTHSOUTH compared to a range for the HEALTHSOUTH Comparable Companies of 8.9x to 17.7x, with a mean of 12.0x. Alex. Brown further noted that the multiple of market value to the EPS estimate for the 1995 calendar year was 29.1x for HEALTHSOUTH compared to a range for the HEALTHSOUTH Comparable Companies of 17.0x to 22.2x, with a mean of 20.6x; and the multiple of market value to the EPS estimate for the 1996 calendar year was 22.2x for HEALTHSOUTH compared to a range for the HEALTHSOUTH Comparable Companies of 13.7x to 18.3x, with a mean of 16.4x.


   Alex. Brown noted that no company used in the analysis described in the two preceding paragraphs was identical to Advantage Health or HEALTHSOUTH and that, accordingly, an analysis of the results of the foregoing necessarily involved complex considerations and judgments concerning differences in the financial and operating characteristics of Advantage Health and HEALTHSOUTH and other factors that could affect the public trading value of the companies to which they were being compared.



   Analysis of Recent Mergers and Acquisitions. Alex. Brown reviewed and analyzed nine pending and completed mergers and acquisitions of rehabilitation services companies which have been announced since 1993. Alex. Brown noted that for these transactions the range of multiples of aggregate purchase price (equity purchase price adjusted by adding debt and subtracting cash and marketable securities) to LTM revenues was 0.6x to 3.6x, with a mean of 1.6x and a median of 1.8x, compared to 1.9x for the Merger Consideration; the range of multiples of aggregate purchase price to LTM EBITDA was 8.1x to 28.8x, with a mean of 15.8x and a median of 11.5x compared to 13.2x for the Merger Consideration; the range of multiples of equity purchase price to LTM net income was 21.3x to 60.7x, with a mean of 35.6x and a median of 27.8x, compared to 29.5x for the Merger Consideration; and the range of multiples of equity purchase price to forward twelve month net income was 9.0x to 30.3x, with a mean of 18.9x and a median of 18.0x, compared to 22.7x for the Merger Consideration.


   Alex. Brown noted that no transaction reviewed was identical to the Merger and that, accordingly, an analysis of the results of the foregoing necessarily involved complex considerations and judgments concerning differences in the financial and operating characteristics of Advantage Health and other factors that would affect the acquisition value of the companies to which it was being compared.

   Discounted Cash Flow Analysis. Alex. Brown performed a discounted cash flow analysis of Advantage Health, based upon estimates of projected financial performance for the fiscal years ending August 31, 1996 through 2000. Alex. Brown aggregated the present value of the cash flows through 2000 with the present value of a range of terminal values. Alex. Brown discounted these cash flows back to January 1, 1996 at discount rates ranging from 14% to 18%. The terminal value was computed based on projected EBITDA less minority interest in fiscal year 2000 and a range of terminal multiples of 7.0x to 9.0x. This analysis indicated a range of values for Advantage Health of $40.60 to $63.07 per share.

   Contribution Analysis. Alex. Brown reviewed the relative contributions of Advantage Health and HEALTHSOUTH to the pro forma income statement of the combined company and compared such contributions to the 5.6% pro forma ownership of HEALTHSOUTH by the Advantage Health stockholders, based on the exchange ratio implied by the $47.50 value of the Merger Consideration based on market prices as of December 13, 1995. This analysis indicated that (i) for the last publicly reported twelve months, Advantage Health would have contributed 8.1% of revenues, 4.6% of EBITDA, 5.2% of earnings before interest and taxes less minority interest and 6.8% of net income, and (ii) for calendar year 1996, Advantage Health would contribute 5.4% of net income based on the consensus of analyst estimates.

   Pro Forma Earnings Analysis. Alex. Brown analyzed certain pro forma financial effects of the Merger, including the effect on the projected EPS of HEALTHSOUTH following the Merger. This analysis showed the Merger to be slightly accretive to HEALTHSOUTH's projected calendar year 1996 EPS. The actual operating results or financial position achieved by the combined company may vary from the projected results, and the variations may be material.

   The summary set forth above does not purport to be a complete description of the presentation by Alex. Brown to the Advantage Health Board of Directors or the analyses performed and the factors considered by Alex. Brown in connection with its opinion. Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in Alex. Brown's opinion. In performing its analyses, Alex. Brown made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Advantage Health and HEALTHSOUTH. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.



   Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. The Advantage Health Board of Directors selected Alex. Brown to serve as its financial advisor because of previous working relationships between Advantage Health and Alex. Brown and Alex. Brown's reputation and healthcare expertise as well as its familiarity with Advantage Health, HEALTHSOUTH and their respective businesses. Alex. Brown has served as financial advisor and has provided financing services to Advantage Health, including lead-managing its initial public offering, and received customary fees for such services. In the past, Alex. Brown has also provided financing services to HEALTHSOUTH and received customary fees for such services. Alex. Brown regularly publishes research reports regarding the healthcare industry and the business and securities of publicly-traded companies in that industry, including Advantage Health and HEALTHSOUTH. Alex. Brown also makes a market in the Advantage Health Common Stock and the HEALTHSOUTH Common Stock. In the ordinary course of its trading and brokerage activities, Alex. Brown may from time to time, hold long or short positions may trade or may otherwise effect transactions, for its own account or for the account of its customers, in securities of Advantage Health or HEALTHSOUTH. Alex. Brown also has an indirect beneficial ownership interest in Advantage Health Common Stock of less than 1% of the outstanding Advantage Health Common Stock.



   Pursuant to the terms of an engagement letter dated September 14, 1995, Advantage Health has agreed to pay Alex. Brown a transaction fee, upon consummation of the Merger, equal to approximately 1.1% of the aggregate value of the consideration paid in connection with the Merger. Advantage Health has also agreed to pay Alex. Brown a fee of $500,000 for rendering its opinion described above. Such fee will be credited to the transaction fee payable upon consummation of the Merger. In addition, Advantage Health has agreed to reimburse Alex. Brown for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify Alex. Brown and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, related to, or arising out of, its engagement.

Effective Time of The Merger

   The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and Advantage Health under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that this filing be made, subject to satisfaction or waiver of the separate conditions to the obligations of each party to consummate the Merger, no later than two business days after satisfaction or waiver of the various conditions to the Merger set forth in the Plan, or at such other time as may be agreed by HEALTHSOUTH and Advantage Health. It is presently anticipated that such filing will be made as soon as reasonably possible after the Special Meeting and after all regulatory approvals have been obtained, and that the Effective Time will occur upon such filing. However, there can be no assurance as to whether or when the Merger will occur. See "-- Conditions to the Merger" and "-- Regulatory Approvals".

Exchange Of Certificates and Options



   From and after the Effective Time, each holder of a stock certificate which immediately prior to the Effective Time represented outstanding Advantage Health Shares (collectively, the "Certificates") will be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (as defined in the Plan), a certificate or certificates representing the number of whole shares of HEALTHSOUTH Common Stock into which such holder's Advantage Health Shares have been converted, cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger.

   As soon as reasonably practicable after the Effective Time, HEALTHSOUTH will deliver through the Exchange Agent to each holder of record of Advantage Health Shares at the Effective Time transmittal materials for use in exchanging the Certificates for certificates for shares of HEALTHSOUTH Common Stock. After the Effective Time, there will be no transfers on the stock transfer books of Advantage Health Shares which were issued and outstanding immediately prior to the Effective Time and converted in the Merger.

   No fractional shares of HEALTHSOUTH Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, HEALTHSOUTH will pay to each holder of Advantage Health Shares who would otherwise be entitled to a fractional share an amount of cash in an amount equal to the value of such fractional part of a share of HEALTHSOUTH Common Stock. See "-- Terms of the Merger".

   The certificates representing shares of HEALTHSOUTH Common Stock, the fractional share payment (if any) which any holder of Advantage Health Shares is entitled to receive, and any dividends or other distributions paid on such HEALTHSOUTH Common Stock prior to the delivery to HEALTHSOUTH of the Certificates, will not be delivered to such stockholder until the Certificates are delivered to HEALTHSOUTH through the Exchange Agent (as defined in the Plan). No interest will be paid on dividends or other distributions or on any fractional share payment which the holder of such shares shall be entitled to receive upon such delivery.

   At the Effective Time, holders of Advantage Health Shares immediately prior to the Effective Time will cease to be, and shall have no rights as, stockholders of Advantage Health, other than the right to receive the shares of HEALTHSOUTH Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan. Holders of Advantage Health Shares will be treated as stockholders of record of HEALTHSOUTH for purposes of voting at any annual or special meeting of stockholders of HEALTHSOUTH after the Effective Time, both before and after such time as they exchange their Certificates for certificates of HEALTHSOUTH Common Stock as provided in the Plan.

   Neither HEALTHSOUTH nor Advantage Health will be liable to any holder of Advantage Health Shares for any shares of HEALTHSOUTH Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of Advantage Health Stock Options appropriate notices setting forth such holders' rights under the Plan and shall cause appropriate certificates for shares of HEALTHSOUTH Common Stock to be issued to each such holder.

Representations and Warranties

   The Plan contains various customary representations and warranties of the parties thereto. The representations and warranties of HEALTHSOUTH and the Subsidiary, made jointly and severally, include, but are not limited to, representations as to: (i) the corporate organization of the Subsidiary, (ii) the power and authority of the Subsidiary to execute and perform the Plan and
(iii) the absence of contracts, liabilities and legal proceedings relating to or affecting the Subsidiary.

   The representations and warranties of HEALTHSOUTH include, but are not limited to, representations as to: (i) the organization of HEALTHSOUTH, (ii) the power and authority of HEALTHSOUTH to execute, deliver and perform the Plan,
(iii) the capitalization of HEALTHSOUTH, (iv) ownership of Subsidiary Common Stock by HEALTHSOUTH, (v) the fact that HEALTHSOUTH has furnished Advantage Health with true and complete copies of certain reports, schedules, registration statements and proxy  statements  filed by HEALTHSOUTH  with the SEC since January 1, 1994,
(vi) the absence of material legal proceedings against HEALTHSOUTH, (vii) the validity of HEALTHSOUTH's material contracts, (viii) the fact that HEALTHSOUTH has not incurred any material adverse changes since December 31, 1994, (ix) the status of HEALTHSOUTH's accounts receivable, (x) the filing of HEALTHSOUTH's tax returns, (xi) HEALTHSOUTH's employee benefits, (xii) HEALTHSOUTH's licenses, accreditation and regulatory approvals, (xiii) HEALTHSOUTH's compliance with laws in general, (xiv) the absence of any vote required by holders of HEALTHSOUTH capital stock to approve the Plan, (xv) the opinion of HEALTHSOUTH's financial advisor, (xvi) HEALTHSOUTH's investment intent with respect to the Advantage Health Shares acquired, and (xvii) the absence of untrue representations by HEALTHSOUTH in the Plan or in connection with the Merger.

   The representations and warranties of Advantage Health include, but are not limited to: (i) the organization of Advantage Health and its subsidiaries, (ii) the power and authority of Advantage Health to execute, deliver and perform the Plan, (iii) the capitalization of Advantage Health, (iv) the fact that Advantage Health has furnished HEALTHSOUTH with a true and complete copy of the Advantage Health 1995 Annual Report on Form 10-K for the fiscal year ended August 31, 1995 (the "Advantage Health Form 10-K"), (v) the absence of legal proceedings against Advantage Health, (vi) the validity of Advantage Health's material contracts,
(vii) the fact that Advantage Health has not incurred any material adverse changes since Advantage Health's consolidated balance sheet at August 31, 1995 included in the Advantage Health Form 10-K (the "Advantage Health 1995 Balance Sheet"), (viii) the status of Advantage Health's accounts receivable, (ix) the opinion of Advantage Health's financial advisor, (x) the filing of Advantage Health's tax returns, (xi) Advantage Health's employee benefits, (xii) Advantage Health's licenses, accreditation and regulatory approvals, (xiii) Advantage Health's compliance with laws in general, (xiv) the vote required by holders of Advantage Health capital stock to approve the Plan, and (xv) the absence of untrue representations by Advantage Health in the Plan or in connection with the Merger.

Conditions To The Merger

   The obligation of HEALTHSOUTH and the Subsidiary to consummate the Merger is subject to, among others, the following conditions: (i) Advantage Health shall have performed all of its obligations as contemplated by the Plan at or prior to the consummation date of the Merger; (ii) the representations and warranties of Advantage Health set forth in the Plan shall be true and correct in all material respects as of the dates specified in the Plan; (iii) HEALTHSOUTH shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code; (iv) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the Advantage Health facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation; and (v) HEALTHSOUTH shall have received an opinion of Advantage Health's counsel substantially in the form specified in the Plan.

   The obligation of Advantage Health to consummate the Merger is subject to, among others, the following conditions: (i) HEALTHSOUTH and the Subsidiary shall have performed all of their obligations as contemplated by the Plan at or prior to the consummation of the Merger; (ii) the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan shall be true and correct as of the dates specified in the Plan; (iii) Advantage Health shall have received the opinion of its counsel that the Merger constitutes a tax-free reorganization under the Code; and (iv) Advantage Health shall have received an opinion of HEALTHSOUTH's counsel substantially in the form specified in the Plan.

   The obligation of each of HEALTHSOUTH, the Subsidiary and Advantage Health to consummate the Merger is subject to certain additional conditions, including the following: (i) no order, decree or injunction by a court of competent jurisdiction preventing the consummation of the Merger or imposing any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or business of Advantage Health shall be in effect; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the HSR Act shall have expired or shall have been terminated; (iv) the Registration Statement shall have been declared effective under the Securities Act and shall not be subject to any stop order; (v) the Merger shall have been approved by the requisite vote of the holders of the outstanding Advantage Health Shares entitled to vote thereon; (vi) the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE upon official notice of issuance; and (vii) the Merger shall qualify for "pooling of interests" accounting treatment and HEALTHSOUTH and Advantage Health each shall have received a letter from Ernst & Young LLP, dated the Closing Date of the Merger, regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Advantage Health, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with the Plan.

Regulatory Approvals



   The HSR Act prohibits consummation of the Merger until certain information has been furnished to the Antitrust Division of the DOJ and the FTC and certain waiting period requirements have been satisfied. On January 22, 1996, HEALTHSOUTH and Advantage Health made their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a 30-day waiting period during which the Merger could not be consummated, which waiting period will expire on February 21, 1996 unless extended by a request for additional information. Notwithstanding the termination of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of Advantage Health. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge were made, that it would not be successful.

   As conditions precedent to the consummation of the Merger, the Plan requires, among other things: (i) that the HSR Act waiting period has expired or been terminated, and (ii) that all other governmental approvals required for the consummation of the Merger have been obtained, except where the failure to obtain such approvals would not have a material adverse effect on the business of the Surviving Corporation.

   HEALTHSOUTH and Advantage Health believe that the Merger does not violate the antitrust laws and intend to resist vigorously any assertion to the contrary by the FTC, the DOJ or others. Any such resistance could delay consummation of the Merger, perhaps for a considerable period. Prior to the Merger, the FTC or the DOJ could seek to enjoin the consummation of the Merger under the federal antitrust laws or require that HEALTHSOUTH or Advantage Health divest certain assets to avoid such a proceeding. The FTC or DOJ could also, following the Merger, take action under the federal antitrust laws to rescind the Merger, to require divestiture of assets of either HEALTHSOUTH or Advantage Health, or to obtain other relief.

   Certain other persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful. Neither HEALTHSOUTH nor Advantage Health intends to seek any further stockholder approval or authorization of the Plan as a result of any action that it may take to resist or resolve any FTC, DOJ or other objections, unless required to do so by applicable law.



   The operations of each Company are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of healthcare businesses and facilities. As a result of the Merger, certain of the arrangements between Advantage Health and third-party payors may be deemed to have been transferred, requiring the approval and consent of such payors. In addition, a number of the facilities operated by Advantage Health may be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health regulatory agencies. In some instances, new licenses will be required to be obtained. It is anticipated that, prior to the time this Prospectus-Proxy Statement is mailed to the securityholders of Advantage Health, all filings required to be made prior to such date to obtain the consents and approvals required from federal and state healthcare regulatory bodies and agencies will have been made. However, certain of such filings cannot be made under the applicable laws, rules and regulations until after the Effective Time. Although no assurances to this effect can be given, it is anticipated that the Companies will be able to obtain any required consent or approval.

Business Pending The Merger

   The Plan provides that, during the period from the date of the Plan to the Effective Time, except as provided in the Plan, HEALTHSOUTH and Advantage Health will conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and Advantage Health will use its reasonable best efforts to preserve intact its present business organizations and to preserve its relationships with customers, suppliers and others having business dealings with it.



   Under the Plan, Advantage Health may not (other than as required pursuant to or contemplated by the terms of the Plan and related documents), without first obtaining the written consent of HEALTHSOUTH, (i) encumber any asset or enter into any transaction or make any contract or commitment relating to its properties, assets and business, other than in the ordinary course of business or as otherwise disclosed in the Plan; (ii) enter into any employment contract which is not terminable upon notice of 30 days or less, at will and without penalty to it, except as provided in the Plan; (iii) other than acquisitions or other commitments not exceeding $15,000,000 in the aggregate, enter into any contract or agreement which cannot be performed within three months or which involves the expenditure of over $100,000, except as provided for in the Plan;
(iv) issue or sell, or agree to issue or sell, any shares of its capital stock or other securities of Advantage Health (other than Advantage Health Stock Options subsequently issued in the ordinary course of its business or consistent with past practice), except upon exercise of currently outstanding stock options or warrants (or upon exercise of such permitted subsequently granted options);
(v) make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Advantage Health's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any such plan; (vi) extend credit to anyone, except in the ordinary course of business consistent with past practices; (vii) guarantee the obligation of any person, firm or corporation, except in the ordinary course of business consistent with past practices; (viii) amend its Certificate of Incorporation or Bylaws; (ix) discharge or satisfy any material lien or encumbrance or pay or satisfy any material obligation or liability (absolute, accrued, contingent or otherwise) other than liabilities shown or reflected on the Advantage Health 1995 Balance Sheet; (x) increase or establish any reserve for taxes or any other liability on its books or otherwise provide therefor which would have a material adverse effect on Advantage Health, except as may be required due to income or operations of Advantage Health since the date of the Advantage Health 1995 Balance Sheet; (xi) mortgage, pledge or subject to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Advantage Health; (xii) sell or transfer any of the assets material to the consolidated business of Advantage Health, cancel any material debts or claims or waive any material rights, except in the ordinary course of business;
(xiii) grant any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Advantage Health to any officer or employee, consultant or agent (other than normal merit increases) or, by means of any bonus or pension plan, contract or other commitment, increase in a material respect the compensation of any officer, employee, consultant or agent; (xiv) except for the Plan and the other agreements executed and delivered pursuant to the Plan, enter into any material transaction other than in the ordinary course of business or permitted under the Plan; (xv) issue any stock, bonds or other securities, other than stock issued pursuant to options or warrants that are disclosed in the Plan; and (xvi) incur any material adverse change.

Waiver and Amendment

   The Plan provides that, at any time prior to the Effective Time, HEALTHSOUTH and Advantage Health may (i) extend the time for the performance of any of the obligations or other acts of the other party contained in the Plan; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Plan or in any document delivered pursuant to the Plan; and
(iii) waive compliance with the agreements or conditions under the Plan. In addition, the Plan may be amended at any time upon the written agreement of HEALTHSOUTH and Advantage Health without the approval of stockholders of either Company, except that after the Special Meeting no amendment may be made which by law requires a further approval by the stockholders of Advantage Health without such further approval's being obtained.

Termination

   The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of Advantage Health:
(i) by mutual written consent of HEALTHSOUTH, the Subsidiary and Advantage Health; (ii) by either HEALTHSOUTH or Advantage Health if there is a material breach on the part of the other party of any representation, warranty, covenant or other agreement set forth in the Plan which is not cured as provided in the Plan; (iii) by either HEALTHSOUTH or Advantage Health if any governmental entity or court of competent jurisdiction shall have issued a final, permanent order, decree, or ruling or other action enjoining or otherwise prohibiting the Merger and such order, decree, or ruling or other action shall have become non-appealable; (iv) by either HEALTHSOUTH or Advantage Health if the Merger has not been consummated on or before July 31, 1996 (or such later date as may be determined under the Plan), unless the failure to consummate the Merger by such time is due to the breach of the Plan by the party seeking to terminate the Plan; (v) by either HEALTHSOUTH or Advantage Health if any required approval of the Plan by stockholders of Advantage Health has not been obtained by the required votes at a duly held meeting of stockholders; (vi) by Advantage Health, if Advantage Health's Board of Directors shall have determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the stockholders of Advantage Health or shall have withdrawn such recommendation, or shall have approved, recommended or endorsed any proposal to acquire Advantage Health upon a merger, purchase of assets, purchase of or tender offer for shares of Advantage Health or similar transaction other than the Merger, or shall have resolved to do any of the foregoing; and (vii) by either HEALTHSOUTH or Advantage Health if such party has not received by January 12, 1996 a letter from Ernst & Young LLP regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Advantage Health, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with the Plan. Such letter was received by HEALTHSOUTH and Advantage Health on such date.

Break-up Fee; Third Party Bids



   If the Plan is terminated by Advantage  Health because its Board of Directors
(i) has determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Advantage Health Shares, or shall have withdrawn such recommendation, or (ii) shall have approved, recommended or endorsed an Acquisition Transaction (as defined in the Plan) other than the Plan, and within one year after the effective date of such termination Advantage Health is the subject of a Third Party Acquisition Event (as defined in the Plan), then at the time of consummation of such a Third Party Acquisition Event Advantage Health shall pay to HEALTHSOUTH a break-up fee of $10,000,000.



Interests of Certain Persons in the Merger

   In considering the recommendations of the Board of Directors of Advantage Health with respect to the Plan and the transactions contemplated thereby, stockholders of the Company should be aware that certain members of the management of Advantage Health and the Board of Directors of Advantage Health have certain interests in the Merger that are in addition to the interests of the stockholders generally.

   As a condition to entering into, and concurrently with the execution of, the Plan, HEALTHSOUTH required that Raymond J. Dunn, III, the Chairman of the Board of Directors, President and Chief Executive Officer of Advantage Health, enter into a Proxy Agreement with HEALTHSOUTH, whereby Mr. Dunn agreed that until the date on which the Plan is terminated, and following such termination, during such time as a Third Party Acquisition Event (as defined in the Plan) exists with respect to Advantage Health, but in no event after the close of business one year following the termination of the Plan, he will vote an aggregate of 819,000 shares of Advantage Health Common Stock (a) in favor of approval of the Plan and the Merger at every meeting of the stockholders of Advantage Health at which such matters are considered and at every adjournment thereof, and (b) against any other proposal for reorganization.

   Pursuant to the Plan, HEALTHSOUTH has agreed to cause Mr. Dunn to be appointed to the Board of Directors of HEALTHSOUTH immediately following the Effective Time.



   At the Closing (as defined in the Plan), HEALTHSOUTH has agreed to cause Advantage Health to enter into Employment Agreements with each of Mr. Dunn and Robert E. Spencer, Chief Financial Officer, Treasurer, Secretary and a Director of Advantage Health. Pursuant to their respective Employment Agreements, each of Mr. Dunn and Mr. Spencer has agreed, for a period of two years from the date of his Employment Agreement, to devote up to an aggregate of 100 hours per month in the performance of business development and retention responsibilities with respect to affiliations between Advantage Health and certain designated healthcare providers. Mr. Dunn and Mr. Spencer will be paid annual salaries of $200,576 and $175,000, respectively. Under their respective Employment Agreements, in the event of termination of employment either by Advantage Health without cause or by the employee for cause, each of Mr. Dunn and Mr. Spencer is entitled to receive, as severance, benefits equal to the amount each would have received if his employment had continued for the remainder of the two-year period at the salary in effect on the date of termination.

   Mr. Dunn and Mr. Spencer have also agreed in their respective Employment Agreements that during a Restricted Covenant Period (as defined below), each will not, whether for his own account or for any person or organization other than Advantage Health (i) manage, operate, control, assist (directly or indirectly), or participate in the management, operation or control of, or (ii) serve as a director, officer, partner, employee or consultant of, or own more than five percent of the outstanding voting securities of, any enterprise which, within a Restricted Area (as defined below), is engaged in any business competitive with the business engaged in by Advantage Health prior to the time that employment is terminated or is as set forth in a written strategic plan adopted by Advantage Health, provided that, notwithstanding such limitations, Mr. Dunn and Mr. Spencer may engage in such activities, act in such capacity and have such ownership interest in any enterprise that is engaged in the business of developing, managing, operating, financing, owning or providing services to
(a) assisted living, congregate care senior living residential housing facilities, or (b) consulting businesses with respect to management protocols. For purposes of the Employment Agreements, "Restricted Covenant Period" is defined as the period commencing on the date of the Employment Agreements and terminating on the first anniversary of termination of employment, provided that if Mr. Dunn or Mr. Spencer, as the case may be, is terminated by Advantage Health for cause or elects to terminate his employment without cause, such period shall continue until the third anniversary of the date of the Employment Agreement. "Restricted Area" is defined as the area within a 50-mile radius of any location at which Advantage Health engaged in its business or provided services while the employee was employed by Advantage Health.



   HEALTHSOUTH has also agreed, at or as promptly as practicable after the Closing, to cause Advantage Health to offer to enter into Employment Agreements with each of the following persons currently serving Advantage Health in the capacities indicated: Michael F. Curran, Ph.D., Director; Gerald E. Borgal, Chief Operating Officer, Medical Division and Chief Executive Officer of Region II; Ellen Ferrante, Chief Executive Officer of Region III; Carolyn Markey, Chief Executive Officer, Home Health Division; and Gregg Stanley, Chief Executive Officer of Region I.

   Pursuant to his Employment Agreement, Dr. Curran has agreed, for a period of nine months from the date of his Employment Agreement, to devote up to an aggregate of 40 hours per month in the performance of all responsibilities and functions currently performed by him in service to Advantage

Health including responsibilities with respect to affiliations between Advantage Health and certain designated healthcare providers. Dr. Curran will be paid an annual salary of $100,000. In the event of termination of employment either by Advantage Health without cause or a termination by Dr. Curran for cause, Dr. Curran will be entitled to receive, as severance, benefits equal to the amount he would have received if his employment had continued for the remainder of the nine month period at his salary in effect on the date of termination. Dr. Curran is subject to the same covenant against competition to which Mr. Dunn and Mr. Spencer are subject, except that for purposes of his Employment Agreement, "Restricted Covenant Period" is defined as the period commencing on the date of the Employment Agreement and terminating on the first anniversary of termination of Dr. Curran's employment.

   Each of Mr. Spencer and Dr. Curran has provided a letter to the Board of Directors of Advantage Health indicating that he intends to vote at the Special Meeting all shares of Advantage Health Common Stock owned by him in favor of approval of the Plan and the Merger.

   Pursuant to their respective Employment Agreements, each of Mr. Borgal, Mr. Stanley, Ms. Markey and Ms. Ferrante has agreed, for a period of two years from the date of their Employment Agreements, to devote his or her full-time services in the performance of all responsibilities and functions currently performed by him or her in service to Advantage Health, including responsibilities with respect to affiliations between Advantage Health and certain designated healthcare providers. Mr. Borgal, Mr. Stanley, Ms. Markey and Ms. Ferrante will be paid annual salaries of $140,000, $123,600, $123,600 and $123,600, respectively. Under their respective Employment Agreements, in the event of termination of employment either by Advantage Health without cause or a termination by the employee for cause, each of Mr. Borgal, Mr. Stanley, Ms. Markey and Ms. Ferrante, as the case may be, will be entitled to receive, as severance, benefits equal to the amount each would have received if his or her employment had continued for the remainder of the two-year period at the salary in effect on the date of termination, provided that if the employee's employment is terminated by Advantage Health without cause within 10 days after the first anniversary of the date of the employee's Employment Agreement, the employee will not receive such severance benefits. Each of Mr. Borgal, Mr. Stanley, Ms. Markey and Ms. Ferrante is subject to the same covenant against competition to which Mr. Dunn and Mr. Spencer are subject, except that for purposes of their Employment Agreements: (a) each is not permitted to engage in certain activities, act in certain capacities or have certain ownership interests in any enterprise that is engaged in the business of developing, managing, operating, financing, owning or providing services to (i) assisted living, congregate care senior living residential housing facilities, or (ii) consulting businesses with respect to management protocols, and (b) "Restricted Covenant Period" is defined as the period commencing on the date of his or her Employment Agreement and terminating on the later of (x) the termination of employment or (y) the end of any period during which the employee is paid salary under his or her Employment Agreement.

   The Plan provides that, at the Effective Time, all holders of Advantage Health Stock Options which are then outstanding, whether or not then exercisable, shall receive at or as promptly as practicable after the Closing a number of shares of HEALTHSOUTH Common Stock determined as follows: (i) if the Base Period Trading Price is neither greater than $34.50 nor less than $28.50, that number of shares which is equal to the quotient obtained by dividing (a) $47.50 minus the exercise price of such option (the "spread") by (b) the Base Period Trading Price, with such quotient then being multiplied by the number of shares of Advantage Health Common Stock which are subject to such option, or
(ii) if the Base Period Trading Price is greater than $34.50 or less than $28.50, that number of shares calculated as provided in the preceding clause (i) except that the spread shall be divided by $34.50 or $28.50, as the case may be (rather the Base Period Trading Price) prior to being multiplied by the number of shares of Advantage Health Common Stock subject to such option. Certain members of management of Advantage Health and members of the Advantage Health Board of Directors hold Advantage Health Stock Options which will be exchanged for HEALTHSOUTH Common Stock at the Effective Time.

Indemnification and Insurance

   The Plan provides that Advantage Health shall, and after the Effective Time HEALTHSOUTH and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is, or has ever been at any time prior to the Effective Time, an officer, director or employee of Advantage Health or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party, in connection with any claim arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of Advantage Health, pertaining to a matter occurring or existing at or prior to the Effective Time.

   For a period of three years after the Effective Time, HEALTHSOUTH shall cause to be maintained the current policies of directors and officers liability insurance maintained by Advantage Health with respect to claims arising from facts or events which occurred at or prior to the Effective Time; provided, however, that HEALTHSOUTH will not be required to spend more than 200% of the amount of Advantage Health's 1995 annual premium for its directors' and officers' liability insurance.

Accounting Treatment

   Consummation of the Merger is conditioned upon the receipt by HEALTHSOUTH and Advantage Health of an opinion from Ernst & Young LLP, HEALTHSOUTH's independent auditors, regarding that firm's concurrence with the conclusions of the managements of HEALTHSOUTH and Advantage Health, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with the Plan. HEALTHSOUTH and Advantage Health have agreed not to intentionally take or cause to be taken any action that would disqualify the Merger as a pooling of interests for accounting purposes.

   Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of HEALTHSOUTH and Advantage Health will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of HEALTHSOUTH and Advantage Health will be combined on HEALTHSOUTH's consolidated balance sheet and no goodwill or other intangible assets will be created. Financial statements of HEALTHSOUTH issued after the Merger will be restated retroactively to reflect the consolidated operations of HEALTHSOUTH and Advantage Health as if the Merger had taken place prior to the periods covered by such financial statements.

   The unaudited pro forma financial information contained in this Prospectus-Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the Merger. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".


Certain Federal Income Tax Consequences

   The  following  is  a  discussion  of  the  principal   federal   income  tax
consequences of the Merger to the holders of Advantage Health Shares and Advantage Health Stock Options. The discussion is based on currently existing provisions of the Code, Treasury Regulations thereunder, certain administrative rulings and court decisions. All of the foregoing are subject to change and any such change can affect the continuing validity of this discussion. This summary applies to holders of Advantage Health Shares who hold their Advantage Health Shares as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of Advantage Health Shares and Advantage Health Stock Options in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations and holders who acquired Advantage Health Shares pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan or holders who are subject to the alternative minimum tax provisions of the Code), and it does not discuss any aspect of state, local, foreign or other tax law.

   It is a condition to the consummation of the Merger that Advantage Health receive an opinion from its counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), and that HEALTHSOUTH receive an opinion from its counsel, Haskell Slaughter Young & Johnston, Professional Association ("Haskell Slaughter", and together with Mintz Levin, "Tax Counsel"), substantially to the effect that for federal income tax purposes the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code. To satisfy such condition, such opinions must state that the material federal income tax consequences of the Merger will be that: (i) no gain or loss will be recognized by HEALTHSOUTH, the Subsidiary or Advantage Health as a result of the Merger,
(ii) no gain or loss will be recognized by the stockholders of Advantage Health upon the exchange of their Advan-tage Health Shares solely for shares of HEALTHSOUTH Common Stock pursuant to the Merger, except that an Advantage Health stockholder who receives cash proceeds in lieu of a fractional share of HEALTHSOUTH Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's tax basis allocated to such fractional share (as described in clause (iii) below) and the amount of cash received, and such gain or loss will constitute capital gain or loss if such stockholder's Advantage Health Shares with respect to which gain or loss is recognized are held as a capital asset at the Effective Time, (iii) the aggregate tax basis of the shares of the HEALTHSOUTH Common Stock received solely in exchange for Advantage Health Shares pursuant to the Merger (including fractional shares of HEALTHSOUTH Common Stock for which cash is received) will be the same as the aggregate tax basis of the Advantage Health Shares exchanged therefor, and (iv) the holding period for HEALTHSOUTH Common Stock received in exchange for Advantage Health Shares pursuant to the Merger will include the holding period of the Advantage Health Shares exchanged therefor, provided such Advantage Health Shares were held as a capital asset at the Effective Time.


   Neither HEALTHSOUTH nor Advantage Health has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. In rendering their opinions, Tax Counsel may receive and will rely upon representations contained in certificates of HEALTHSOUTH, the Subsidiary, Advantage Health and others. Tax Counsel's opinions will be subject to certain limitations and qualifications and will be based upon the truth and accuracy of these representations and upon certain factual assumptions and represent Tax Counsel's best legal judgment. The tax opinions are not binding on the Service or the courts and do not preclude the Service from adopting a contrary position.

   In addition to the foregoing discussion relating to the tax consequences of the Merger to holders of Advantage Health Shares, holders of Advantage Health Stock Options should take into account that they will recognize ordinary income in an amount equal to the fair market value of the HEALTHSOUTH Common Stock provided to offset the cancellation of such Advantage Health Stock Options.

   EACH HOLDER OF ADVANTAGE HEALTH SHARES AND ADVANTAGE HEALTH STOCK OPTIONS IS URGED TO CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

Resale of HEALTHSOUTH Common Stock by Affiliates

   The shares of HEALTHSOUTH Common Stock to be issued to holders of Advantage Health Shares and Advantage Health Stock Options in connection with the Merger have been registered under the Securities Act. HEALTHSOUTH Common Stock received by the securityholders of Advantage Health upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of Advantage Health or HEALTHSOUTH within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Advantage Health or HEALTHSOUTH at the time of the Special Meeting (generally, directors, certain executive officers and major stockholders). Affiliates of Advantage Health or HEALTHSOUTH may not sell their shares of HEALTHSOUTH Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HEALTHSOUTH Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of (i) 1% of the outstanding shares of HEALTHSOUTH Common Stock or (ii) the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if HEALTHSOUTH remained current with its information filings with the SEC under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such HEALTHSOUTH Common Stock without such manner of sale or volume limitations, provided that HEALTHSOUTH were current with its Exchange Act information filings and such Affiliate were not then an Affiliate of HEALTHSOUTH. Three years after the Effective Time, an Affiliate would be able to sell such shares of HEALTHSOUTH Common Stock without any restrictions so long as such Affiliate had not been an Affiliate of HEALTHSOUTH for at least three months prior thereto.

   Advantage Health has agreed to use its reasonable, good faith efforts to cause each holder of Advantage Health Shares deemed to be an Affiliate of Advantage Health to enter into an agreement providing that such Affiliate will not sell, pledge, transfer or otherwise dispose of shares of HEALTHSOUTH Common Stock to be received by such person in the Merger, (i) except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) until after such time as results covering at least thirty days of post-Merger combined operations of HEALTHSOUTH and Advantage Health have been published. HEALTHSOUTH has agreed that within 20 days after the end of the first calendar month following at least 30 days after the Effective Time, HEALTHSOUTH shall cause the publication of such results.

No Appraisal Rights

   Under the DGCL, holders of Advantage Health Common Stock will not be entitled to dissenters' rights of appraisal in connection with the Merger.

No Solicitation of Transactions

   Advantage Health has agreed that it will not, and will direct each officer, director, employee, representative and agent of Advantage Health not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate, associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for Advantage Health Shares or similar transactions involving Advantage Health. Under the Plan, Advantage Health may furnish information concerning Advantage Health to other corporations, partnerships, persons or other entities or groups, and may participate in discussions and negotiate with such entities concerning any proposal to acquire Advantage Health upon a merger, purchase of assets, purchase of or tender offer for Advantage Health Shares or similar transaction (an "Acquisition Transaction"), in response to unsolicited requests therefor, if the Board of Directors of Advantage Health determines in its good faith judgment in the exercise of its fiduciary duties or its duties under Rule 14e-2 under the Exchange Act that such action is appropriate in furtherance of the best interest of its stockholders. Advantage Health has further agreed that it will notify HEALTHSOUTH if it enters into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Acquisition Transaction, including providing HEALTHSOUTH with the identity of the third party.


Expenses

   The Plan provides that all costs and expenses incurred in connection with the Plan and the transactions contemplated thereby shall be paid by the party incurring such expense, except that expenses of printing and mailing this Prospectus-Proxy Statement shall be shared equally by HEALTHSOUTH and Advantage Health.

NYSE Listing

   A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to Advantage Health stockholders and option holders in connection with the Merger. Although no assurance can be given that the shares of HEALTHSOUTH Common Stock so issued will be accepted for listing, HEALTHSOUTH and Advantage Health anticipate that these shares will qualify for listing on the NYSE upon official notice of issuance thereof. It is a condition to the Merger that such shares of HEALTHSOUTH Common Stock be approved for listing on the NYSE upon official notice of issuance at the Effective Time.

             SELECTED CONSOLIDATED FINANCIAL DATA -- HEALTHSOUTH

   The consolidated income statement data set forth below for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 and the consolidated balance sheet data at December 31, 1990, 1991, 1992, 1993 and 1994 are derived from the audited consolidated financial statements of HEALTHSOUTH. The data for the nine months ended September 30, 1994 and 1995 and at September 30, 1995 are derived from the unaudited consolidated financial statements of HEALTHSOUTH. In the opinion of HEALTHSOUTH, the consolidated income statement data for the nine months ended September 30, 1994 and 1995, and the consolidated balance sheet data at September 30, 1995, reflect all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of results of interim periods. Operating results for the nine months ended September 30, 1995, are not necessarily indicative of results for the full fiscal year or for any future interim period. The data set forth below should be read in conjunction with the consolidated financial statements, related notes and other information incorporated by reference herein. The financial information for all periods set forth below has been restated to reflect the acquisition of ReLife, Inc. ("ReLife") in December 1994 and the acquisition of Surgical Health Corporation ("SHC") in June 1995, each of which has been accounted for as a pooling of interests.


                                                               Year Ended December 31,
                                               1990        1991        1992         1993      1994
                                                        (In thousands, except per share data)

Income Statement Data:

 Revenues .................................  $207,390    $277,655    $501,046    $656,329    $1,236,190
 Operating expenses:
  Operating units .........................   151,970     200,350     372,169     471,778       906,712
  Corporate general and administrative ....     7,025      10,901      16,878      24,329        45,895
 Provision for doubtful accounts...........     5,608       6,092      13,254      16,181        23,739
 Depreciation and amortization ............    11,388      15,115      29,834      46,224        86,678
 Interest expense..........................    12,058      10,507      12,623      18,495        65,286
 Interest income...........................    (4,166)     (5,835)     (5,415)     (3,924)       (4,308)
 Merger expenses (1) ......................        --          --          --         333         6,520
 Loss on impairment of assets (2) .........        --          --          --          --        10,500
 Loss on abandonment of computer project
  (2)......................................        --          --          --          --         4,500
 NME Selected Hospitals Acquisition related
  expense (2) .............................        --          --          --      49,742            --
 Terminated merger expense (2) ............        --          --       3,665          --            --
 Gain on sale of partnership interest .....        --          --          --      (1,400)           --
                                             ----------- ----------- ----------- ----------- -------------
                                              183,883     237,130     443,008     621,758     1,145,522
                                             ----------- ----------- ----------- ----------- -------------
 Income before income taxes and minority
  interests................................    23,507      40,525      58,038      34,571        90,668
 Provision for income taxes ...............     8,153      13,582      18,864      11,930        34,305
                                             ----------- ----------- ----------- ----------- -------------
 Income before minority interests..........    15,354      26,943      39,174      22,641        56,363
 Minority interests........................       929       1,272       4,245       5,444         6,402
                                             ----------- ----------- ----------- ----------- -------------
  Net income ..............................  $ 14,425    $ 25,671    $ 34,929    $ 17,197    $   49,961
                                             =========== =========== =========== =========== =============
 Weighted average common and common
  equivalent shares outstanding............    41,337      57,390      74,214      77,709        84,687
                                             =========== =========== =========== =========== =============
 Net income per common and common
  equivalent share (3) ....................  $   0.35    $   0.45    $   0.47    $   0.22    $     0.59
                                             =========== =========== =========== =========== =============
 Net income per common share-assuming full
  dilution (3)(4) .........................  $   0.32    $   0.43         N/A         N/A    $     0.59
                                             =========== =========== =========== =========== =============


                                              Nine Months Ended
                                                 September 30,
                                              1994         1995
                                                 (Unaudited)

INCOME STATEMENT DATA:

  Revenues                                   $902,268   $1,109,689
  Operating Expenses:
  Operating units .........................   670,607      788,593
  Corporate general and administrative ....    29,831       28,463
 Provision for doubtful accounts...........    16,691       20,520
 Depreciation and amortization ............    59,142       86,767
 Interest expense..........................    45,632       68,697
 Interest income...........................    (3,256)      (4,529)
 Merger expenses (1) ......................     3,571       29,194
 Loss on impairment of assets (2) .........        --       11,192
 Loss on abandonment of computer project
  (2)......................................        --           --
 NME Selected Hospitals Acquisition related
  expense (2) .............................        --           --
 Terminated merger expense (2) ............        --           --
 Gain on sale of partnership interest .....        --           --
                                             ---------- ------------
                                              822,218    1,028,897
                                             ---------- ------------
 Income before income taxes and minority
  interests................................    80,050       80,792
 Provision for income taxes ...............    30,418       27,525
                                             ---------- ------------
 Income before minority interests..........    49,632       53,267
 Minority interests........................     4,276        8,357
                                             ---------- ------------
  Net income ..............................  $ 45,356   $   44,910
                                             ========== ============
 Weighted average common and common
  equivalent shares outstanding............    84,509       87,773
                                             ========== ============
 Net income per common and common
  equivalent share (3) ....................  $   0.54   $     0.51
                                             ========== ============
 Net income per common share--assuming full
  dilution (3)(4) .........................       N/A   $     0.51
                                             ========== ============


                                                     December 31,
                                    -------------------------------------
                                    1990     1991       1992        1993        1994
                                    ----     ----       ----        ----        ----
BALANCE SHEET DATA:                                   (In Thousands)
 Cash and marketable securities  $ 74,774  $126,508   $111,524   $   89,999  $   85,363
 Working capital...............   114,761   184,729    204,065      211,063     231,327
 Total assets..................   321,383   503,797    795,367    1,444,418   1,736,336
 Long-term debt (5)............   157,585   171,275    338,000      888,181   1,034,394
 Stockholders' equity..........   132,009   302,176    389,425      418,298     489,920


                                      September 30,
                                          1995
                                          ----
BALANCE SHEET DATA:                    (Unaudited)
 Cash and marketable securities           $93,169
 Working capital..............            299,157
 Total assets...................        2,150,680
 Long-term debt (5).............        1,404,170
 Stockholders' equity...........          547,547

(1) Expenses related to SHC's Ballas merger in 1993, the ReLife and Heritage Acquisitions in 1994 and the SHC Acquisition and NovaCare Rehabilitation Hospitals Acquisition in 1995.
(2)   See "Notes to Consolidated Financial Statements".
(3) Adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend paid on December 31, 1991 and a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(4) Fully-diluted earnings per share in 1990 and 1991 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 7 3/4 % Convertible Subordinated Debentures due 2014, all of which were converted into Common Stock prior to June 3, 1991. Fully-diluted earnings per share in 1994 and the nine months ended September 30, 1995 reflect shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001.
(5)   Includes current portion of long-term debt.

           SELECTED CONSOLIDATED FINANCIAL DATA -- ADVANTAGE HEALTH



   The following selected consolidated financial data for each of the five years in the period ended August 31, 1995 are derived from the audited consolidated financial statements of Advantage Health. The financial data for the three-month periods ended November 30, 1994 and 1995 are derived from unaudited consolidated financial statements of Advantage Health. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Advantage Health considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended November 30, 1995 are not necessarily indicative of results that may be expected for the entire fiscal year ending August 31, 1996. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference herein.



                                                             YEAR ENDED AUGUST 31,
                                         -------------------------------------------------------------
                                              1991         1992        1993        1994        1995
                                         ------------- ----------- ----------- ----------- -----------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Operations Data:
Revenues...............................  $   69,969 (1)$   80,760  $   97,245  $  122,828  $  171,841
Expenses:

  Operating and administrative.........      56,429        67,043      81,787     103,828     147,155
  Depreciation and amortization .......       2,186         2,337       2,792       3,696       4,478
  Interest.............................       5,185         2,829       1,477       1,541       2,154
                                         ------------- ----------- ----------- ----------- -----------
Income from operations.................       6,169         8,551      11,189      13,763      18,054
Nonoperating gains and (losses)(2)  ...      (7,817)          137         375         219        (393)
                                         ------------- ----------- ----------- ----------- -----------
Income (loss) before income taxes and
 extraordinary item....................      (1,648)        8,688      11,564      13,982      17,661
Income taxes (benefit) ................        (464)        3,854       5,110       6,285       7,861
                                         ------------- ----------- ----------- ----------- -----------
Income (loss) before extraordinary
 item..................................      (1,184)        4,834       6,454       7,697       9,800
Extraordinary item, net of tax benefit
 of $356...............................          --           527          --          --          --
                                         ------------- ----------- ----------- ----------- -----------
Net income (loss) .....................  $   (1,184)   $     4,307 $    6,454  $    7,697  $    9,800
                                         ============= =========== =========== =========== ===========
Net income (loss) applicable to
 common stock..........................  $   (1,399)   $     4,227 $    6,454  $    7,697  $    9,800
                                         ============= =========== =========== =========== ===========
Net income (loss) per share before
 extraordinary item....................  $    (0.51)   $      0.97 $     1.07  $     1.28  $     1.60
                                         ============= =========== =========== =========== ===========
Net income (loss) per share ...........  $    (0.51)   $      0.86 $     1.07  $     1.28  $     1.60
                                         ============= =========== =========== =========== ===========
Weighted average common shares
 and common share equivalents
 outstanding...........................   2,759,364     4,897,011   6,035,038   6,026,727   6,112,079


                                        Three Months Ended
                                           November 30,
                                      -----------------------
                                         1994        1995
                                            (Unaudited)

Statement of Operations Data:
Revenues...............................    $38,958     $49,156
Expenses:
  Operating and administrative.........     33,384      42,283
  Depreciation and amortization .......      1,037       1,284
  Interest.............................        487         864
                                         ----------- -----------
Income from operations.................      4,050       4,725
Nonoperating gains and (losses)(2)  ...         55          26
                                         ----------- -----------
Income (loss) before income taxes and
 extraordinary item....................       4,105       4,751
Income taxes (benefit) ................       1,847       2,043
                                         ----------- -----------
Income (loss) before extraordinary
 item..................................       2,258       2,708
Extraordinary item, net of tax benefit
 of $356...............................          --          --
                                         ----------- -----------
Net income (loss) .....................  $    2,258  $    2,708
                                         =========== ===========
Net income (loss) applicable to
 common stock..........................  $    2,258  $    2,708
                                         =========== ===========
Net income (loss) per share before
 extraordinary item....................  $     0.37  $     0.46
                                         =========== ===========
Net income (loss) per share ...........  $     0.37  $     0.46
                                         =========== ===========
Weighted average common shares
 and common share equivalents
 outstanding...........................   6,166,770   5,950,053


                                                         August 31,
                                      ------------------------------------------------
                                        1991      1992      1993      1994      1995
                                      -------- --------- --------- --------- ---------
                                                       (In thousands)

Balance Sheet Data (3):
Working capital.....................  $ 2,582  $17,753   $19,129   $ 16,882  $ 24,427
Goodwill............................   30,115   29,305    30,859     33,755    40,771
Total assets .......................   78,203   88,045    96,548    116,626   134,335
Long-term debt, less current
portion.............................   47,274   23,383    22,975     21,635    39,802
Stockholders' equity ...............      (59)  41,731    47,217     54,243    57,254


                                             November 30,
                                             -----------
                                                1995
                                                ----
                                             (Unaudited)
                                              ---------

Balance Sheet Data (3):
Working capital.....................           $ 26,681
Goodwill............................             40,372
Total assets .......................            137,318
Long-term debt, less current
portion.............................             38,796
Stockholders' equity ...............             60,060


(1) Revenues for the year ended August 31, 1991 include $2,443,000 attributable to prior year settlements with third-party payors.
(2) The year ended August 31, 1991 includes a $5,400,000 non-recurring charge incurred to account for the obligation under a contingent payment agreement with Advantage Health's prior lender and a $2,000,000 charge for an operating deficit guarantee which expired in October 1992.
(3) Certain amounts in the year ended August 31, 1992 "Balance Sheet Data" have been reclassified to conform to the 1993 presentation.

                  PRO FORMA CONDENSED FINANCIAL INFORMATION

   The following pro forma condensed financial information and explanatory notes are presented to reflect the effect of the following transactions for all periods presented:

      (i) the merger of a wholly-owned subsidiary of HEALTHSOUTH with Sutter Surgery Centers, Inc. ("SSCI") in a transaction to be accounted for as a pooling of interests, which merger was consummated in October 1995;



      (ii) the merger of a wholly-owned subsidiary of HEALTHSOUTH with Surgical Care Affiliates ("SCA") in a transaction to be accounted for as a pooling of interests, which merger was consummated in January 1996; and

      (iii) the merger of a wholly-owned subsidiary of HEALTHSOUTH with Advantage Health in a transaction to be accounted for as a pooling of interests, which merger is expected to be consummated in the first quarter of 1996 (collectively, the "Mergers").

   The HEALTHSOUTH historical amounts reflect the combination of HEALTHSOUTH, ReLife, Inc. ("ReLife") and Surgical Health Corporation ("SHC") for all periods presented, as HEALTHSOUTH acquired Relife in December 1994 and SHC in June 1995 in transactions accounted for as poolings of interests.



   The pro forma condensed balance sheet assumes that each of the Mergers was consummated on September 30, 1995, and the pro forma condensed income statements assume that each of the Mergers was consummated on January 1, 1992. The assumptions are described in the accompanying Notes to Pro Forma Condensed Financial Information.

   In addition, the pro forma condensed financial information reflects the impact of HEALTHSOUTH's acquisition, effective April 1, 1995, from NovaCare, Inc. ("NovaCare") of 11 rehabilitation hospitals, 12 other facilities and two Certificates of Need (the "NovaCare Rehabilitation Hospitals Acquisition") on the results of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995.



   All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100 percent stock dividend on April 17, 1995.

   The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH and each of the other combining companies. Certain balance sheet and income statement amounts from the SSCI, SCA and Advantage Health historical financial statements have been reclassified in order to conform to the HEALTHSOUTH method of presentation. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Mergers been consummated at the date indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

                              SEPTEMBER 30, 1995


                                                                       PRO FORMA
                                             HEALTHSOUTH     SSCI     ADJUSTMENTS      SCA
                                             -----------     ----     -----------      ----
                                                              (IN THOUSANDS)

ASSETS
Current assets:
 Cash and cash equivalents................  $   86,952    $ 5,024    $     0       $ 39,047
 Other marketable securities .............       6,217          0          0            295
 Accounts receivable......................     298,178      4,047          0         30,764
 Inventories, prepaid expenses and
  other current assets....................     102,906      2,714          0         16,283
                                            ------------- ---------- ------------- -----------
Total current assets......................     494,253     11,785          0         86,389
Other assets..............................      58,127          0          0          2,262
Deferred income taxes ....................       7,559          0          0              0
Property, plant and equipment, net .......   1,049,375     14,630          0        158,501
Intangible assets, net....................     541,366     15,230          0        124,270
                                            ------------- ---------- ------------- -----------
Total assets..............................  $2,150,680    $41,645    $     0       $371,422
                                            ============= ========== ============= ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.........................  $   83,246    $ 1,391    $ 3,000 (1)   $  4,441
 Salaries and wages payable...............      44,668        947          0            963
 Accrued interest payable and other
  liabilities.............................      49,462        361     (1,170)(1)     30,690
 Current portion of long-term debt........      17,720      2,799          0            729
                                            ------------- ---------- ------------- -----------
Total current liabilities.................     195,096      5,498      1,830         36,823
Long-term debt............................   1,386,450     14,955          0         65,119
Deferred income taxes.....................           0        509          0          3,846
Other long-term liabilities...............       5,470          0          0              0
Deferred revenue..........................       7,137          0          0              0
Minority interests........................       8,980      5,375          0         36,404

Stockholders' equity:
 Preferred Stock, $.10 par value..........           0          0          0              0
 Common Stock, $.01 par value ............         954        196       (178)(2)      9,867
 Additional paid-in capital...............     719,296     18,905        178 (2)     96,126
 Retained earnings........................     178,929      1,481     (1,830)(1)    129,288
 Common stock subscription receivable.....    (335,423)         0          0              0
 Treasury stock...........................        (323)         0          0         (6,051)
 Receivable from Employee Stock
  Ownership Plan..........................     (15,886)         0          0              0
 Notes receivable from stockholders.......           0     (5,274)         0              0
                                            ------------- ---------- ------------- -----------
Total stockholders' equity................     547,547     15,308     (1,830)       229,230
                                            ------------- ---------- ------------- -----------
Total liabilities and stockholders'
 equity...................................  $2,150,680    $41,645    $     0       $371,422
                                            ============= ========== ============= ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                               PRO FORMA    ADVANTAGE    PRO FORMA     PRO FORMA
                                              ADJUSTMENTS     HEALTH    ADJUSTMENTS     COMBINED
                                              -----------     ------    ------------    --------

ASSETS
Current assets:
 Cash and cash equivalents................       $0         $ 7,668         $0        $138,691
 Other marketable securities .............        0               0          0           6,512
 Accounts receivable......................        0          33,621          0         366,610
 Inventories, prepaid expenses and
  other current assets....................        0           7,005          0         128,908
                                            -------------- ----------- ------------- -------------

Total current assets......................        0          48,294          0          640,721
Other assets..............................        0           8,510          0           68,899
Deferred income taxes ....................        0               0     (7,559)(3)            0
Property, plant and equipment, net .......        0          32,449          0        1,254,955
Intangible assets, net....................        0          42,401          0          723,267
                                            -------------- ----------- ------------- -------------
Total assets..............................  $     0        $131,654    $(7,559)      $2,687,842
                                            ============== =========== ============= =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.........................  $15,000 (1)    $ 10,036    $10,000 (1)   $  127,114
 Salaries and wages payable...............        0           7,615          0           54,193
 Accrued interest payable and other
  liabilities.............................   (5,850)(1)         419     (3,900)(1)       70,012
 Current portion of long-term debt........        0           5,797          0           27,045
                                            -------------- ----------- ------------- -------------
Total current liabilities.................    9,150          23,867      6,100          278,364
Long-term debt............................        0          39,802          0        1,506,326
Deferred income taxes.....................        0           8,018     (7,559)(3)        4,814
Other long-term liabilities...............        0           2,713          0            8,183
Deferred revenue..........................        0               0          0            7,137
Minority interests........................        0               0          0           50,759

Stockholders' equity:
 Preferred Stock, $.10 par value..........        0               0          0                0
 Common Stock, $.01 par value ............   (9,385)(2)          61         31 (2)        1,546
 Additional paid-in capital...............    9,385 (2)      41,296        (31)(2)      885,155
 Retained earnings........................   (9,150)(1)      25,524     (6,100)(1)      318,142
 Common stock subscription receivable.....        0               0          0         (335,423)
 Treasury stock...........................        0          (9,627)         0          (16,001)
 Receivable from Employee Stock
  Ownership Plan..........................        0               0          0          (15,886)
 Notes receivable from stockholders.......        0               0          0           (5,274)
                                            -------------- ----------- ------------- -------------
Total stockholders' equity................   (9,150)         57,254     (6,100)         832,259
                                            -------------- ----------- ------------- -------------
Total liabilities and stockholders'
 equity...................................  $     0        $131,654    $(7,559)      $2,687,842
                                            ============== =========== ============= =============

                             See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994


                                                             ACQUISITION

                                              ------------------------------------------
                                                               PRO FORMA      PRO FORMA
                                  HEALTHSOUTH    NOVACARE      ADJUSTMENTS     COMBINED
                                  -----------    ---------     -----------     --------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues........................  $1,236,190     $142,548    $  8,058 (5)      $1,386,796
Operating expenses:
 Operating units................     906,712      128,233     (12,406)(2)       1,022,539
 Corporate general and
  administrative................      45,895            0           0              45,895
Provision for doubtful
 accounts.......................      23,739        1,269           0              25,008
Depreciation and amortization ..      86,678        7,041      (1,918)(1)          99,327
                                                                7,526 (3)
Interest expense................      65,286       11,096      10,100 (4)          86,482
Interest income.................      (4,308)           0           0              (4,308)
Merger expenses.................       6,520            0           0               6,520
Gain on sale of MCA Stock ......           0            0           0                   0
Loss on impairment of assets ...      10,500            0           0              10,500
Loss on abandonment of computer
 project........................       4,500            0           0               4,500
Loss on disposal of Surgery
 Centers........................           0            0           0                   0
                                  -----------    ---------   ------------       ----------
                                   1,145,522      147,639        3,302          1,296,463
                                  -----------    ---------   ------------       ----------
Income before income taxes and
 minority interests.............      90,668       (5,091)       4,756             90,333
Provision for income taxes .....      34,305       (1,084)         780 (6)         34,001
                                  -----------    ---------   ------------       ----------
                                      56,363       (4,007)       3,976             56,332
Minority interests..............       6,402          445            0              6,847
                                  -----------    ---------   ------------       ----------
Net income......................  $   49,961     $ (4,452)    $  3,976         $   49,485
                                  ===========    =========   ============       ==========
Weighted average common and
 common equivalent shares
 outstanding....................      84,687         N/A          N/A              84,687
                                  ===========    =========    ============      ==========
Net income per common and
 common equivalent share........  $     0.59         N/A          N/A          $     0.58
                                  ===========    =========     ============     ==========
Net income per common share--
 assuming full dilution.........  $     0.59         N/A          N/A          $     0.58
                                  ==========     ==========    ============     ==========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                            PRO FORMA             PRO FORMA  ADVANTAGE  PRO FORMA   PRO FORMA
                                    SSCI   ADJUSTMENTS    SCA    ADJUSTMENTS   HEALTH  ADJUSTMENTS  COMBINED

                                  -------- ----------- -------- ------------ --------- ----------- ----------

Revenues........................  $38,175        $0    $239,272     $0      $135,562       $0      $1,799,805
Operating expenses:
 Operating units................   24,133         0     129,037      0        105,384       0       1,281,093
 Corporate general and
  administrative................    2,711         0       5,464      0          7,570       0          61,640
Provision for doubtful
 accounts.......................    3,907         0       3,061      0          2,197       0          34,173
Depreciation and amortization ..    2,627         0      17,392      0          3,772       0         123,118
Interest expense................    1,588         0       5,144      0          1,626       0          94,840
Interest income.................     (258)        0      (1,632)     0           (189)      0          (6,387)
Merger expenses.................        0         0           0      0              0       0           6,520
Gain on sale of MCA Stock ......        0         0      (7,727)     0              0       0          (7,727)
Loss on impairment of assets ...        0         0           0      0              0       0          10,500
Loss on abandonment of computer
 project........................        0         0           0      0              0       0           4,500
Loss on disposal of Surgery
 Centers........................        0         0      13,197      0              0       0          13,197
                                  -------- ----------- -------- ------------ --------- ----------- ----------
                                   34,708         0     163,936      0        120,360       0       1,615,467
                                  -------- ----------- -------- ------------ --------- ----------- ----------
Income before income taxes and
 minority interests.............    3,467         0      75,336      0         15,202       0         184,338
Provision for income taxes .....      473         0      23,636      0          6,707       0          64,817
                                  -------- ----------- -------- ------------ --------- ----------- ----------
                                    2,994         0      51,700      0          8,495       0         119,521
Minority interests..............    2,462         0      22,420      0            185       0          31,914
                                  -------- ----------- -------- ------------ --------- ----------- ----------
Net income......................  $   532  $      0    $ 29,280 $    0       $  8,310  $    0      $   87,607
                                  ======== =========== ======== ============ ========= =========== ==========
Weighted average common and
 common equivalent shares
 outstanding....................   19,612   (17,837)(2)  38,892  8,556 (2)      6,073   3,084 (2)     143,067
                                  ======== =========== ======== ============ ========= =========== ==========
Net income per common and
 common equivalent share........  $  0.03       N/A    $   0.75    N/A       $   1.37     N/A      $     0.61
                                  ======== =========== ======== ============ ========= =========== ==========
Net income per common share --
 assuming full dilution.........      N/A       N/A         N/A    N/A            N/A     N/A      $     0.61
                                  ======== =========== ======== ============ ========= =========== ==========

                             See accompanying notes.

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1993


                                                                     PRO FORMA
                                           HEALTHSOUTH     SSCI     ADJUSTMENTS      SCA
                                          ------------- ---------- ------------- ----------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues................................  $656,329      $22,096    $      0      $199,270
Operating expenses:
 Operating units........................   471,778       14,768           0       103,825
 Corporate general and administrative...    24,329        2,264           0         3,880
Provision for doubtful accounts.........    16,181        1,766           0         1,068
Depreciation and amortization...........    46,224        1,603           0        12,626
Interest expense........................    18,495          612           0         3,600
Interest income.........................    (3,924)        (428)          0        (1,219)
Merger expenses.........................       333            0           0             0
NME Selected Hospitals Acquisition
 related expense........................    49,742            0           0             0
Gain on sale of partnership interest ...    (1,400)           0           0             0
                                          ------------- ---------- ------------- ----------
                                           621,758       20,585           0       123,780
                                          ------------- ---------- ------------- ----------
Income before income taxes and minority
 interests..............................    34,571        1,511           0        75,490
Provision for income taxes..............    11,930          132           0        20,650
                                          ------------- ---------- ------------- ----------
                                            22,641        1,379           0        54,840
Minority interests......................     5,444        1,240           0        22,624
                                          ------------- ---------- ------------- ----------
Income from continuing operations ......    17,197          139           0        32,216
Income from discontinued operations ....         0            0           0         4,452
                                          ------------- ---------- ------------- ----------
Net income..............................  $ 17,197      $   139    $      0      $ 36,668
                                          ============= ========== ============= ==========
Weighted average common and common
 equivalent shares outstanding..........    77,709       19,608     (17,833)(2)    38,117
                                          ============= ========== ============= ==========
Net income per common and common
 equivalent share.......................  $   0.22      $  0.01         N/A      $   0.96
                                          ============= ========== ============= ==========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                            PRO FORMA    ADVANTAGE    PRO FORMA     PRO FORMA
                                           ADJUSTMENTS     HEALTH    ADJUSTMENTS    COMBINED
                                          ------------- ----------- ------------- ------------

Revenues................................      $0      $101,511         $0         $979,206
Operating expenses:
 Operating units........................       0        77,830          0          668,201
 Corporate general and administrative...       0         6,570          -           37,043
Provision for doubtful accounts.........       0         1,011          0           20,026
Depreciation and amortization...........       0         3,119          0           63,572
Interest expense........................       0         1,493          0           24,200
Interest income.........................       0          (332)         0           (5,903)
Merger expenses.........................       0             0          0              333
NME Selected Hospitals Acquisition
 related expense........................       0             0          0           49,742
Gain on sale of partnership interest ...       0             0          0           (1,400)
                                          ------------- ----------- ------------- ------------
                                               0        89,691          0          855,814
                                          ------------- ----------- ------------- ------------
Income before income taxes and minority
 interests..............................       0        11,820          0          123,392

Provision for income taxes..............       0         5,281          0           37,993
                                          ------------- ----------- ------------- ------------
                                               0         6,539          0           85,399
Minority interests......................       0            69          0           29,377
                                          ------------- ----------- ------------- ------------
Income from continuing operations ......       0         6,470          0           56,022
Income from discontinued operations ....       0             0          0            4,452
                                          ------------- ----------- ------------- ------------
Net income..............................  $    0        $6,470          0         $ 60,474
                                          ============= =========== ============= ============
Weighted average common and common
 equivalent shares outstanding..........   8,386 (2)     6,028      3,062 (2)      135,077
                                          ============= =========== ============= ============
Net income per common and common
 equivalent share.......................     N/A        $ 1.07        N/A         $   0.45
                                          ============= =========== ============= ============


                             See accompanying notes.

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1992

                                                                     PRO FORMA
                                         HEALTHSOUTH     SSCI       ADJUSTMENTS       SCA
                                       -------------- ---------- ---------------- -----------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues ............................  $501,046       $ 2,611    $     0           $162,179
Operating expenses:
 Operating units ....................   372,169         1,815          0             83,871
 Corporate general and administrative    16,878           476          0              3,804
Provision for doubtful accounts  ....    13,254           177          0              1,442
Depreciation and amortization  ......    29,834           185          0              9,695
Interest expense ....................    12,623            44          0              3,410
Interest income .....................    (5,415)          (19)         0            (2,743)
Terminated merger expense ...........     3,665             0          0                 0
Loss on extinguishment of debt  .....         0             0          0                 0
                                       -------------- ---------- ---------------- -----------
                                        443,008         2,678          0            99,479
                                       -------------- ---------- ---------------- -----------
Income before income taxes and
 minority interests .................    58,038           (67)         0            62,700
Provision for income taxes ..........    18,864           (22)         0            15,663
                                       -------------- ---------- ---------------- -----------
                                         39,174           (45)         0            47,037
Minority interests ..................     4,245           185          0            21,481
                                       -------------- ---------- ---------------- -----------
Income from continuing operations  ..    34,929          (230)         0            25,556
Income from discontinued operations           0             0          0             3,283
                                       -------------- ---------- ---------------- -----------
Net income ..........................  $ 34,929       $  (230)   $     0          $ 28,839
                                       ============== ========== ================ ===========
Weighted average common and common
 equivalent shares outstanding ......    74,214        19,608    (17,833)  (2)      37,191
                                       ============== ========== ================ ===========
Net income per common and common
 equivalent share ...................  $   0.47       $ (0.01)   N/A              $   0.78
                                       ============== ========== ================ ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          PRO FORMA     ADVANTAGE     PRO FORMA     PRO FORMA
                                         ADJUSTMENTS     HEALTH      ADJUSTMENTS    COMBINED
                                       -------------- ------------ -------------- ------------

Revenues ............................  $    0        $84,298      $   0           $750,134
Operating expenses:
 Operating units ....................      0          63,764          0            521,619
 Corporate general and administrative      0           4,509          0             25,667
Provision for doubtful accounts  ....      0           1,680          0             16,553
Depreciation and amortization  ......      0           2,393          0             42,107
Interest expense ....................      0           2,160          0             18,237
Interest income .....................      0            (418)         0             (8,595)
Terminated merger expense ...........      0               0          0              3,665
Loss on extinguishment of debt  .....      0             883          0                883
                                       -------------- ------------ -------------- ------------
                                           0          74,971          0            620,136
                                       -------------- ------------ -------------- ------------
Income before income taxes and
 minority interests .................      0           9,327          0            129,998
Provision for income taxes ..........      0           4,045          0             38,550
                                       -------------- ------------ -------------- ------------
                                           0           5,282          0             91,448
Minority interests ..................      0              32          0             25,943
                                       -------------- ------------ -------------- ------------
Income from continuing operations  ..      0           5,250          0             65,505

Income from discontinued operations        0               0          0              3,283
                                       -------------- ------------ -------------- ------------
Net income ..........................  $   0          $5,250       $  0           $ 68,788
                                       ============== ============ ============== ============
Weighted average common and common
 equivalent shares outstanding ......  8,182 (2)       5,483       2,785 (2)       129,630
                                       ============== ============ ============== ============
Net income per common and common
 equivalent share ...................  N/A            $ 0.96       N/A            $   0.53
                                       ============== ============ ============== ============

                             See accompanying notes.

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1995


                                                       ACQUISITION
                                              ----------------------------------
                                                         PRO FORMA    PRO FORMA
                                HEALTHSOUTH   NOVACARE  ADJUSTMENTS    COMBINED
                                -----------   --------  -----------    --------
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.......................  $1,109,689  $37,942    $1,860 (5)  $1,149,491
Operating expenses:
 Operating units...............     788,593   33,065      (910)(2)     820,748
 Corporate general
  and administrative...........      28,463        0         0          28,463
Provision for doubtful
 accounts......................      20,520      322         0          20,842
Depreciation and amortization .      86,767    1,996      (999)(1)      89,646
                                                         1,882 (3)
Interest expense...............      68,697    2,595     2,684 (4)      73,976
Interest income................      (4,529)       0         0          (4,529)
Merger expenses................      29,194        0         0          29,194
Loss on impairment of assets ..      11,192        0         0          11,192
                                 ----------- --------   ----------- -----------
                                  1,028,897   37,978     2,657       1,069,532
                                 ----------- --------   ----------- -----------
Income before income taxes and
 minority interests............      80,792      (36)     (797)         79,959
Provision for income taxes ....      27,525     (101)     (259)(6)      27,165
                                 ----------- --------   ----------- -----------
                                     53,267       65      (538)         52,794
Minority interests.............       8,357       89         0           8,446
                                 ----------- --------   ----------- -----------
Net income.....................  $   44,910  $   (24)   $ (538)     $   44,348
                                 =========== ========   =========== ===========
Weighted average common and
 common equivalent shares
 outstanding...................      87,773      N/A       N/A          87,773
                                 =========== ========   =========== ===========
Net income per common and
 common equivalent share.......  $     0.51      N/A       N/A      $     0.51
                                 =========== ========   =========== ===========
Net income per common share --
 assuming full dilution........  $     0.51      N/A       N/A      $     0.51
                                 =========== ========   =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           Pro Forma              Pro Forma   Advantage   Pro Forma  Pro Forma
                                  SSCI    Adjustments    SCA     Adjustments   Health   Adjustments  Combined
                                 -----    ------------   ---     -----------   ------   ------------ --------

Revenues.......................  $29,868  $     0       $197,413  $  0     $133,079  $      0    $1,509,851
Operating expenses:
 Operating units...............   17,661        0        102,383     0      105,665         0     1,046,457
 Corporate general
  and administrative...........    1,820        0          4,236     0        5,960         0        40,479
Provision for doubtful
 accounts......................    3,125        0          2,381     0        2,146         0        28,494
Depreciation and amortization .    2,026        0         12,640     0        3,441         0       107,753
Interest expense...............    1,258        0          3,413     0        1,667         0        80,314
Interest income................     (274)       0         (1,257)    0         (184)        0        (6,244)
Merger expenses................        0        0             0      0            0         0        29,194
Loss on impairment of assets ..        0        0             0      0            0         0        11,192
                                 -------- ------------ --------- ----------- --------- ----------- ----------
                                  25,616        0      123,796       0      118,695         0     1,337,639
                                 -------- ------------ --------- ----------- --------- ----------- ----------
Income before income taxes and
 minority interests............    4,252        0       73,617       0       14,384         0       172,212
Provision for income taxes ....      848        0       21,397       0        6,014         0        55,424
                                 -------- ------------ --------- ----------- --------- ----------- ----------
                                   3,404        0       52,220       0        8,370         0       116,788
Minority interests.............    2,364        0       19,217       0          828         0        30,855
                                 -------- ------------ --------- ----------- --------- ----------- ----------
Net income.....................  $ 1,040  $     0      $33,003   $   0       $7,542    $    0      $ 85,933
                                 ======== ============ ========= =========== ========= =========== ==========
Weighted average common and
 common equivalent shares
 outstanding...................   19,615  (17,840)(2)   39,189   8,622  (2)   6,108     3,102 (2)   146,569
                                 ======== ============ ========= =========== ========= =========== ==========
Net income per common and
 common equivalent share.......  $  0.05  N/A          $  0.84   N/A         $ 1.23       N/A      $   0.59
                                 ======== ============ ========= =========== ========= =========== ==========
Net income per common share --
 assuming full dilution........      N/A  N/A              N/A   N/A            N/A       N/A      $   0.59
                                 ======== ============ ========= =========== ========= =========== ==========


                             See accompanying notes.

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1994


                                                                      PRO FORMA
                                           HEALTHSOUTH     SSCI      ADJUSTMENTS      SCA
                                          ------------- ---------- -------------- -----------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenues................................  $902,268      $28,357    $0             $171,441
Operating expenses:
 Operating units........................   670,607       17,637    0                94,452
 Corporate general and administrative...    29,831        2,132    0                 4,061
Provision for doubtful accounts.........    16,691        2,950    0                 2,079
Depreciation and amortization...........    59,142        1,911    0                12,506
Interest expense........................    45,632        1,146    0                 3,875
Interest income.........................    (3,256)        (359)   0                (1,231)
Merger expenses.........................     3,571            0    0                     0
Gain on sale of MCA stock...............         0            0    0                (6,882)
                                          ------------- ---------- -------------- -----------
                                           822,218       25,417    0               108,860
                                          ------------- ---------- -------------- -----------
Income before income taxes and minority
 interests..............................    80,050        2,940    0                62,581
Provision for income taxes..............    30,418          540    0                20,681
                                          ------------- ---------- -------------- -----------
                                            49,632        2,400    0                41,900
Minority interests......................     4,276        1,887    0                15,144
                                          ------------- ---------- -------------- -----------
Net income..............................  $ 45,356      $   513    $0             $ 26,756
                                          ============= ========== ============== ===========
Weighted average common and common
 equivalent shares outstanding..........    84,509       19,610    (17,835)(2)      38,859
                                          ============= ========== ============== ===========
Net income per common and common
 equivalent share.......................  $   0.54      $  0.03    N/A            $   0.69
                                          ============= ========== ============== ===========


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                            PRO FORMA    ADVANTAGE    PRO FORMA     PRO FORMA
                                           ADJUSTMENTS     HEALTH    ADJUSTMENTS    COMBINED
                                          ------------- ----------- ------------- ------------

Revenues................................  $0            $96,436     $    0        $1,198,502
Operating expenses:

 Operating units........................  0              74,525          0           857,221
 Corporate general and administrative...  0               5,673          0            41,697
Provision for doubtful accounts.........  0               1,569          0            23,289
Depreciation and amortization...........  0               2,735          0            76,294
Interest expense........................  0               1,139          0            51,792
Interest income.........................  0                (190)         0            (5,036)
Merger expenses.........................  0                   0          0             3,571
Gain on sale of MCA stock...............  0                   0          0            (6,882)
                                          ------------- ----------- ------------- ------------
                                          0              85,451          0         1,041,946
                                          ------------- ----------- ------------- ------------
Income before income taxes and minority
 interests..............................  0              10,985          0           156,556
Provision for income taxes..............  0               4,860          0            56,499
                                          ------------- ----------- ------------- ------------
                                          0               6,125          0           100,057
Minority interests......................  0                  73          0            21,380
                                          ------------- ----------- ------------- ------------
Net income..............................  $0            $ 6,052     $    0        $   78,677
                                          ============= =========== ============= ============
Weighted average common and common
 equivalent shares outstanding..........  8,549 (2)       6,042      3,069 (2)       142,803
                                          ============= =========== ============= ============
Net income per common and common
 equivalent share.......................  N/A             $1.00       N/A              $0.55
                                          ============= =========== ============= ============


                             See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries
               Notes to Pro Forma Condensed Financial Information

A. THE NOVACARE REHABILITATION HOSPITALS ACQUISITION

   Effective April 1, 1995 HEALTHSOUTH completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two additional facilities (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price was approximately $234,807,000. The transaction was accounted for as a purchase and, accordingly, the results of the acquired NovaCare facilities are included in HEALTHSOUTH's historical financial statements from the effective date of the acquisition. HEALTHSOUTH financed the cost of the NovaCare Rehabilitation Hospitals Acquisition through additional borrowings under its existing credit facilities, as amended.

   The accompanying pro forma income statements for the year ended December 31, 1994 and the nine months ended September 30, 1995 assume that the transaction was consummated at the beginning of each of the periods presented.

   Certain assets and liabilities of Rehab Systems Company (a wholly owned subsidiary of NovaCare, Inc.) were excluded from the NovaCare Rehabilitation Hospitals Acquisition. The excluded assets and liabilities are as follows (in thousands):


Cash and cash equivalents............................  $  4,973
Accounts receivable .................................       259
Other current assets ................................        42
Equipment, net ......................................     4,719
Intangible assets, net ..............................    56,321
Other assets (primarily investments in subsidiaries)     40,637
Accounts payable ....................................      (454)
Other current liabilities ...........................      (275)
Current portion of long term debt ...................      (146)
Long term debt.......................................   (38,620)
Payable to affiliates................................   (92,377)
                                                       -----------
  Net excluded asset (liability) ....................  $(24,921)
                                                       ===========


   The  following  pro  forma   adjustments   are  necessary  for  the  NovaCare
Rehabilitation Hospitals Acquisition:

   1. To exclude historical depreciation and amortization expense related to the excluded assets described above. The total expense excluded amounts to $1,918,000 for the year ended December 31, 1994 and $999,000 for the nine months ended September 30, 1995.

   2. To eliminate intercompany management fees and royalty fees totaling $12,406,000 for the year ended December 31, 1994 and $910,000 for the nine months ended September 30, 1995 of the acquired NovaCare facilities.

   3. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net tangible asset value as follows (in thousands):


                        PURCHASE PRICE
                          ALLOCATION      USEFUL        ANNUAL        QUARTERLY
                          ADJUSTMENT       LIFE      AMORTIZATION    AMORTIZATION
                       --------------- ----------- --------------- ---------------

Leasehold value..........  $128,333        20 years    $6,417          $1,605
Goodwill.................    44,365        40 years     1,109             277
                                                     ------------   -------------
                                                       $7,526          $1,882
                                                     ============    =============


   No  additional   adjustments  to  NovaCare's   historical   depreciation  and
amortization are necessary. The remaining net assets acquired approximate their fair value.

   Because NovaCare's results of operations before intercompany items (described in Note 2 above) are profitable, both on a historical and pro forma basis, the 40-year amortization period for goodwill is appropriate and consistent with HEALTHSOUTH policy. Leasehold value is being amortized over the weighted average remaining terms of the leases, which is 20 years.

   4. To increase interest expense by $19,559,000 for the year ended December 31, 1994 and $4,889,000 for the nine months ended September 30, 1995 to reflect pro forma borrowings of $234,807,000, described above, at a 8.33% variable interest rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for the entire period, and to decrease interest expense by $9,459,000 for the year ended December 31, 1994 and $2,205,000 for the nine months ended September 30, 1995, which represents interest on NovaCare debt not assumed by HEALTHSOUTH. A .125% variance in the assumed interest rate would change annual pro forma interest expense by approximately $294,000.

   5. To adjust estimated Medicare reimbursement for the changes in reimbursable expenses described in items 1,2, 3 and 4 above. These changes are as follows (in thousands):


                                                  YEAR ENDED
                                                 DECEMBER 31,       NINE MONTHS ENDED
                                                    1994            SEPTEMBER 30, 1995
                                                -------------      -------------------
Depreciation and amortization (Note 1)..........    $(1,918)          $ (999)
Intercompany management fees (Note 2)...........     (4,196)            (910)
Depreciation and amortization (Note 3)..........      7,526            1,882
Interest expense (Note 4).......................     10,100            2,684
                                                  -----------       --------------
                                                     11,512            2,657
Assumed Medicare utilization....................         70%              70%
                                                  -----------       --------------
Increased reimbursement ........................    $ 8,058           $1,860
                                                  ===========        =============


   The Medicare utilization rate of 70% assumes a slight improvement in NovaCare's historical Medicare percentage of 78% as a result of bringing these facilities into the HEALTHSOUTH network.

   6. To adjust the NovaCare provision for income taxes to an effective rate of 39% (net of minority interests).


B. THE SSCI MERGER

   The SSCI Merger was completed in October 1995 and will be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SSCI Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SSCI Merger was consummated on September 30, 1995.

   The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

   The following pro forma adjustments are necessary for the SSCI Merger:

   1. The pro forma condensed income statements do not reflect non-recurring costs resulting directly from the SSCI Merger. The management of HEALTHSOUTH estimates that these costs will approximate $3,000,000 and will be charged to operations in the quarter the SSCI Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $1,170,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

   2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding SSCI Share into .0905 shares of HEALTHSOUTH Common Stock.

C. THE SCA MERGER



   The SCA Merger was completed in January 1996 and will be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SCA Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SCA Merger was consummated on September 30, 1995.

   The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

   The following pro forma adjustments are necessary for the SCA Merger:



   1. The pro forma income statements do not reflect non-recurring costs resulting directly from the SCA Merger. The management of HEALTHSOUTH estimates that these costs, which will be charged to operations in the first quarter of 1996, will approximate $15,000,000. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $5,850,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

   2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding SCA Share, par value $.25 per share, into 1.22 shares of HEALTHSOUTH Common Stock, par value $.01 per share. The conversion ratio is based upon an assumed Base Period Trading Price for HEALTHSOUTH's Common Stock ranging from $22 to $28 per share.

D. THE ADVANTAGE HEALTH MERGER

   The proposed Advantage Health Merger is intended to be accounted for as a pooling of interests. The pro forma condensed income statements assume that the Advantage Health Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the Advantage Health Merger was consummated on September 30, 1995.

   Advantage Health has historically  reported on a fiscal year ending on August
31. The historical results of operations for Advantage Health have been recast to a November 30 fiscal year end in the accompanying pro forma income statements to more closely conform to HEALTHSOUTH's fiscal year, which ends on December 31. Likewise, the accompanying September 30, 1995 pro forma balance sheet includes Advantage Health's historical August 31, 1995 balance sheet.

   The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

   The following pro forma  adjustments  are necessary for the Advantage  Health
Merger:

   1. The pro forma income statements do not reflect non-recurring costs resulting directly from the Advantage Health Merger. The management of HEALTHSOUTH estimates that these costs will approximate $10,000,000 and will be charged to operations in the quarter the Advantage Health Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $3,900,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

   2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding Advantage Health Share into 1.5079 shares of HEALTHSOUTH Common Stock. The conversion ratio is based upon an assumed Base Period Trading Price for HEALTHSOUTH's Common Stock of $31.50, the midpoint of the range within which the exchange ratio floats.

   3. To net HEALTHSOUTH's noncurrent deferred income tax asset against the noncurrent deferred income tax liabilities of the acquired companies.

                           BUSINESS OF HEALTHSOUTH

GENERAL



   HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. HEALTHSOUTH provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At January 31, 1996, HEALTHSOUTH had over 700 patient care locations in 42 states, the District of Columbia and Ontario, Canada.

   In its outpatient and inpatient rehabilitation facilities, HEALTHSOUTH provides interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of physical conditions, such as stroke, head injury, orthopaedic problems, neuromuscular disease and sports-related injuries. HEALTHSOUTH's rehabilitation services include physical therapy, sports medicine, work hardening, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing. Independent studies have shown that rehabilitation services like those provided by HEALTHSOUTH can save money for payors and employers.



   HEALTHSOUTH operates the largest network of free-standing outpatient surgery centers in the United States. HEALTHSOUTH's outpatient surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures. While outpatient surgery is widely recognized as generally less expensive than surgery performed in a hospital, HEALTHSOUTH believes that outpatient surgery performed at a free-standing outpatient surgery center is generally less expensive than hospital-based outpatient surgery. Approximately 95% of HEALTHSOUTH's surgery center facilities are located in markets served by its rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals.

   Over the last two years, HEALTHSOUTH has completed several significant acquisitions in the rehabilitation business and has expanded into the surgery center business. HEALTHSOUTH believes that these acquisitions complement its historical operations and enhance its market position. HEALTHSOUTH further believes that its expansion into the outpatient surgery business provides it with a platform for future growth. HEALTHSOUTH is continually evaluating potential acquisitions in the outpatient and rehabilitative healthcare services industry.

COMPANY STRATEGY

   HEALTHSOUTH's principal objective is to be the provider of choice for patients, physicians and payors alike for outpatient and rehabilitative healthcare services throughout the United States. HEALTHSOUTH's growth strategy is based upon four primary elements: (i) the implementation of HEALTHSOUTH's integrated service model in appropriate markets, (ii) successful marketing to managed care organizations and other payors, (iii) the provision of high-quality, cost-effective healthcare services, and (iv) the expansion of its national network.

   o Integrated Service Model. HEALTHSOUTH seeks, where appropriate, to provide an integrated system of healthcare services, including outpatient rehabilitation services, inpatient rehabilitation services, ambulatory surgery services and outpatient diagnostic services. HEALTHSOUTH believes that its integrated system offers payors the convenience of dealing with a single provider for multiple services. Additionally, it believes that its facilities can provide extensive referral opportunities. For example, HEALTHSOUTH estimates that approximately one-third of its outpatient rehabilitation patients have had outpatient surgery, virtually all inpatient rehabilitation patients will require some form of outpatient rehabilitation, and virtually all inpatient rehabilitation patients have had some type of diagnostic procedure. HEALTHSOUTH has implemented its integrated service model in certain of its markets, and intends to expand the model into other appropriate markets.

   o Marketing to Managed Care Organizations and Other Payors. Since the late 1980s, HEALTHSOUTH has focused on the development of contractual relationships with managed care organizations, major insurance companies, large regional and national employer groups and provider alliances and networks. HEALTHSOUTH's documented outcomes and experience with several hundred thousand patients in delivering quality healthcare services at reasonable prices has enhanced its attractiveness to such entities and has given HEALTHSOUTH a competitive advantage over smaller and regional
      competitors.   These   relationships   have  increased   patient  flow  to
      HEALTHSOUTH's facilities and contributed to HEALTHSOUTH's same-store growth.

   o Cost-Effective Services. HEALTHSOUTH's goal is to provide high-quality healthcare services in cost-effective settings. To that end, HEALTHSOUTH has developed standardized clinical protocols for the treatment of its patients. This results in "best practices" techniques being utilized at all of HEALTHSOUTH's facilities, allowing the consistent achievement of demonstrable, cost-effective clinical outcomes. HEALTHSOUTH's reputation for its clinical programs is enhanced through its relationships with major universities throughout the nation, and its support of clinical research in its facilities. Further, independent studies estimate that, for every dollar spent on rehabilitation, $11 to $35 is saved. Finally, surgical procedures typically are less expensive in outpatient surgery centers than in hospital settings. HEALTHSOUTH believes that outpatient and rehabilitative healthcare services will assume increasing importance in the healthcare environment as payors continue to seek to reduce overall costs by shifting patients to more cost-effective treatment settings.

   o Expansion of National Network. As the largest provider of outpatient and rehabilitative healthcare services in the United States, HEALTHSOUTH is able to realize economies of scale and compete successfully for national contracts with large payors and employers while retaining the flexibility to respond to particular needs of local markets. The national network affords HEALTHSOUTH the opportunity to offer large national and regional employers and payors the convenience of dealing with a single provider, to utilize greater buying power through centralized purchasing, to achieve more efficient costs of capital and labor and to more effectively recruit and retain clinicians. HEALTHSOUTH believes that its recent and pending acquisitions in the outpatient surgery and diagnostic imaging fields will further enhance its national presence by broadening the scope of its existing services and providing new opportunities for growth. These national benefits are realized without sacrificing local market responsiveness. HEALTHSOUTH's objective is to provide those outpatient and rehabilitative healthcare services needed within each local market by tailoring its services and facilities to that market's needs, thus bringing the benefits of nationally recognized expertise and quality into the local setting.

PATIENT CARE SERVICES

   HEALTHSOUTH began its operations in 1984 with a focus on providing comprehensive orthopaedic and musculoskeletal rehabilitation services on an outpatient basis. Over the succeeding 11 years, HEALTHSOUTH has consistently sought and implemented opportunities to expand its services through acquisitions and de novo development activities that complement its historic focus on orthopaedic, sports medicine and occupational medicine services and that provide independent platforms for growth. HEALTHSOUTH's acquisitions and internal growth have enabled it to become the largest provider of rehabilitative healthcare services, both inpatient and outpatient, in the United States. In addition, HEALTHSOUTH has added outpatient surgery services, diagnostic imaging services and other outpatient services which provide natural enhancements to its rehabilitative healthcare locations and facilitate the implementation of its integrated service model. HEALTHSOUTH believes that these additional businesses also provide opportunities for growth in other areas not directly related to the rehabilitative business, and HEALTHSOUTH intends to pursue further expansion in those businesses.

REHABILITATIVE SERVICES: GENERAL

   When a patient is referred to one of HEALTHSOUTH's rehabilitation facilities, he undergoes an initial evaluation and assessment process that results in the development of a rehabilitation care plan designed specifically for that patient. Depending upon the patient's disability, this evaluation process may involve the services of a single discipline, such as physical therapy for a knee injury, or of multiple disciplines, as in the case of a complicated stroke patient. HEALTHSOUTH has developed numerous rehabilitation programs, which include stroke, head injury, spinal cord injury, neuromuscular and work injury, that combine certain services to address the needs of patients with similar disabilities. In this way, all of the facilities' patients, regardless of the severity and complexity of their disabilities, can receive the level and intensity of those services necessary for them to be restored to as productive, active and independent a lifestyle as possible.

OUTPATIENT REHABILITATION SERVICES



   HEALTHSOUTH operates the largest group of affiliated proprietary outpatient rehabilitation facilities in the United States. HEALTHSOUTH's outpatient rehabilitation centers offer a comprehensive range of rehabilitative healthcare services, including physical therapy and occupational therapy, that are tailored to the individual patient's needs, focusing predominantly on orthopaedic injuries, sports injuries, work injuries, hand and upper extremity injuries, back injuries, and various neurological neuromuscular conditions. As of January 31, 1996, HEALTHSOUTH provided outpatient rehabilitative healthcare services through approximately 500 outpatient locations, including freestanding outpatient centers and their satellites and outpatient satellites of inpatient facilities.



   The continuing emphasis on containing the increases in healthcare costs, as evidenced by Medicare's prospective payment system, the growth in managed care and the various alternative healthcare reform proposals, results in the early discharge of patients from acute-care facilities. As a result, many hospital patients do not receive the intensity of services that may be necessary for them to achieve a full recovery from their diseases, disorders or traumatic conditions. HEALTHSOUTH's outpatient rehabilitation services play a significant role in the continuum of care because they provide hospital-level services, in terms of intensity, quality and frequency, in a more cost-efficient setting.

   Patients treated at HEALTHSOUTH's outpatient centers will undergo varying courses of therapy depending upon their needs. Some patients may only require a few hours of therapy per week for a few weeks, while others may spend up to five hours per day in therapy for six months or more, depending on the nature, severity and complexity of their injuries.

   In general, HEALTHSOUTH initially establishes an outpatient center in a given market, either by acquiring an existing private therapy practice or through de novo development, and institutes its clinical protocols and programs in response to the community's general need for services. HEALTHSOUTH will then establish satellite clinics that are dependent upon the main facility for management and administrative services. These satellite clinics generally provide a specific evaluative or specialty service/program, such as hand therapy or foot and ankle therapy, in response to specific market demands. HEALTHSOUTH's outpatient rehabilitation facilities range in size from 1,200 square feet for specialty clinics to 20,000 square feet for large, full-service facilities. Currently, the typical outpatient facility configuration ranges in size from 2,000 to 5,000 square feet and costs less than $500,000 to build and equip.

   Patient utilization of HEALTHSOUTH's outpatient rehabilitation facilities cannot be measured in the conventional manner applied to acute-care hospitals, nursing homes and other healthcare providers which have a fixed number of licensed beds and serve patients on a 24-hour basis. Utilization patterns in outpatient rehabilitation facilities will be affected by the market to be served, the types of injuries treated, the patient mix and the number of available therapists, among other factors. Moreover, because of variations in size, location, hours of operation, referring physician base and services provided and other differences among each of HEALTHSOUTH's outpatient facilities, it is not possible to accurately assess patient utilization against a norm.

INPATIENT SERVICES



   Inpatient Rehabilitation Facilities. At January 31, 1996, HEALTHSOUTH operated 77 inpatient rehabilitation facilities with 4,618 beds, representing the largest group of affiliated proprietary inpatient rehabilitation facilities in the United States. HEALTHSOUTH's inpatient rehabilitation facilities provide high-quality comprehensive services to patients who require intensive institutional rehabilitation care.

   Inpatient rehabilitation patients are typically those who are experiencing significant physical disabilities due to various conditions, such as head injury, spinal cord injury, stroke, certain orthopaedic problems and neuromuscular disease. HEALTHSOUTH's inpatient rehabilitation facilities provide the medical, nursing, therapy and ancillary services required to comply with local, state and federal regulations as well as accreditation standards of the Joint Commission on Accreditation of Healthcare Organizations (the "JCAHO") and the Commission on Accreditation of Rehabilitation Facilities ("CARF").

   All of HEALTHSOUTH's inpatient rehabilitation facilities utilize an interdisciplinary team approach to the rehabilitation process and involve the patient and family, as well as the payor, in the determination of the goals for the patient. Internal case managers monitor each patient's progress and provide documentation of patient status, achievement of goals, functional outcomes and efficiency.

   HEALTHSOUTH acquires or develops inpatient rehabilitation facilities in those communities where it believes there is a demonstrated need for comprehensive inpatient rehabilitation services. Depending upon the specific market opportunity, these facilities may be licensed as rehabilitation hospitals or skilled nursing facilities. HEALTHSOUTH believes that it can provide high-quality rehabilitation services in either type of facility, but prefers to utilize the rehabilitation hospital form.

   In certain markets where it does not provide free-standing outpatient facilities, HEALTHSOUTH's rehabilitation hospitals may provide outpatient rehabilitation services as a complement to their inpatient services. Typically, this opportunity arises when patients complete their inpatient course of treatment but remain in need of additional therapy that can be accomplished on an outpatient basis. Depending upon the demand for outpatient services and physical space constraints, the rehabilitation hospital may establish the services either within its building or in a satellite location. In either case, the clinical protocols and programs developed for use in the free-standing outpatient centers will be utilized by these facilities.

   HEALTHSOUTH's Nashville, Tennessee (Vanderbilt University), Memphis, Tennessee (Methodist Hospitals), Dothan, Alabama (Southeast Alabama Medical Center) and Charleston, South Carolina (North Trident Regional Medical Center) hospital facilities have been developed in conjunction with local tertiary-care facilities. This strategy of developing effective referral and service networks prior to opening results in improved operating efficiencies for the new facilities. HEALTHSOUTH is utilizing this same concept in rehabilitation hospitals under development with the University of Missouri and the University of Virginia.

   Medical Centers. HEALTHSOUTH operates five medical centers with 912 licensed beds in four distinct markets. These facilities provide general and specialty medical and surgical healthcare services, emphasizing orthopaedics, sports medicine and rehabilitation.

   HEALTHSOUTH acquired its five medical centers as outgrowths of its rehabilitative healthcare services. Often, patients require medical and surgical interventions prior to the initiation of their rehabilitative care. In each of the markets in which HEALTHSOUTH has acquired a medical center, HEALTHSOUTH had well-established relationships with the medical communities serving each facility. In addition, each of the facilities enjoyed well-established reputations in orthopaedics and/or sports medicine prior to their acquisition by HEALTHSOUTH. Following the acquisition of each of its medical centers, HEALTHSOUTH has provided the resources to improve upon the physical plant and expand services through the introduction of new technology. HEALTHSOUTH has also developed additional relationships between these facilities and certain university facilities, including the University of Miami, Auburn University and the University of Alabama at Birmingham. Through these relationships, the influx of celebrity athletes and personalities and the acquisition of new technology, all five medical centers have improved their operating efficiencies and enhanced census.

   Each of the five  medical  center  facilities  is licensed  as an  acute-care
hospital,   is  accredited  by  the  JCAHO  and  participates  in  the  Medicare prospective payment system. See "Business -- Regulation".

   Inpatient Facility Utilization. In measuring patient utilization of HEALTHSOUTH's inpatient facilities, various factors must be considered. Due to market demand, demographics, start-up status, renovation, patient mix and other factors, HEALTHSOUTH may not treat all licensed beds in a particular facility as available beds, which sometimes results in a material variance between licensed beds and beds actually available for utilization at any specific time. HEALTHSOUTH is in a position to increase the number of available beds at such facilities as market conditions dictate. During the year ended December 31, 1994, HEALTHSOUTH's inpatient facilities achieved an overall utilization, based on patient days and available beds, of 61.0%.

SURGERY CENTERS



   As a result of the acquisitions of SHC, SSCI and SCA in 1995 and early 1996, HEALTHSOUTH became the largest operator of outpatient surgery centers in the United States. It currently operates 133 free-standing surgery centers, including five mobile lithotripsy units, in 30 states, and has an additional ten free-standing surgery centers under development. Approximately 80% of these facilities are located in markets served by HEALTHSOUTH outpatient and rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals between surgery and rehabilitative facilities as well as to centralize administrative functions. HEALTHSOUTH's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization. Its typical surgery center is a free-standing facility with two to six fully equipped operating and procedure rooms and ancillary areas for reception, preparation, recovery and administration. Each of HEALTHSOUTH's surgery centers is available for use only by licensed physicians, oral surgeons and podiatrists, and the centers do not perform surgery on an emergency basis.

   Outpatient surgery centers, unlike hospitals, have not historically provided overnight accommodations, food services or other ancillary services. Over the past several years, states have increasingly permitted the use of extended-stay recovery facilities by outpatient surgery centers. As a result, many outpatient surgery centers are adding extended recovery care capabilities where permitted. Fifty-two of HEALTHSOUTH's surgery centers currently provide for extended recovery stays. HEALTHSOUTH's ability to develop such recovery care facilities is dependent upon state regulatory environments in the particular states where its centers are located.



   HEALTHSOUTH's outpatient surgery centers implement quality control procedures to evaluate the level of care provided the centers. Each center has a medical advisory committee of three to ten physicians which reviews the professional credentials of physicians applying for medical staff privileges at the center.

OTHER PATIENT CARE SERVICES

   In certain of its markets, HEALTHSOUTH provides other patient care services, including home healthcare, diagnostic services, physician services and contract management of hospital-based rehabilitative healthcare services. HEALTHSOUTH evaluates market opportunities on a case-by-case basis in determining whether to provide additional services of these types, which may be complementary to facility-based services provided by HEALTHSOUTH or stand-alone businesses.

MARKETING OF FACILITIES AND SERVICES

   HEALTHSOUTH markets its facilities, and their services and programs, on local, regional and national levels. Local and regional marketing activities are typically coordinated by facility-based marketing personnel, whereas large-scale regional and national efforts are coordinated by corporate-based personnel.

   In general, HEALTHSOUTH develops a marketing plan for each facility based on a variety of factors, including population characteristics, physician characteristics and incidence of disability statistics, in order to identify specific service opportunities. Facility-oriented marketing programs are focused on increasing the volume of patient referrals to the specific facility and involve the development of ongoing relationships with area schools, businesses and industries as well as physicians, health maintenance organizations and preferred provider organizations.

   HEALTHSOUTH's larger-scale marketing activities are focused more broadly on efforts to generate patient referrals to multiple facilities and the creation of new business opportunities. Such activities include the development and maintenance of contractual relationships or national pricing agreements with large third-party payors, such as CIGNA, Metrahealth or other national insurance companies, with national HMO/PPO companies, such as Healthcare-COMPARE/AFFORDABLE, Hospital Network of America and Multiplan, with national case management companies, such as INTRACORP and Crawford & Co., and with national employers, such as Wal-Mart, Georgia-Pacific Corporation, Dillard Department Stores, Goodyear Tire & Rubber and Winn-Dixie. In addition, since the facilities acquired by HEALTHSOUTH during the past two years had very limited contractual relationships with payors, managed care providers, employers and others, HEALTHSOUTH is expanding its existing payor relationships to include these facilities.

   HEALTHSOUTH carries out broader programs designed to further enhance its public image. Among these is the HEALTHSOUTH Sports Medicine Council, headed by Bo Jackson, which is dedicated to developing educational programs focused on athletics for use in high schools. HEALTHSOUTH has ongoing relationships with the Ladies Professional Golf Association, the Southeastern Conference and more than 400 universities, colleges and high schools to provide sports medicine coverage of events and rehabilitative healthcare services for injured athletes. In addition, HEALTHSOUTH has established relationships with or provided treatment services for athletes from some 35 to 40 major professional sports teams, as well as providing sports medicine services for Olympic and amateur athletes.

   HEALTHSOUTH is a national sponsor of the United Cerebral Palsy Association and the National Arthritis Foundation and supports many other charitable organizations on national and local levels. Through these endeavors, HEALTHSOUTH provides its employees with opportunities to support their communities.

SOURCES OF REVENUES

   Private pay revenue sources represent the majority of HEALTHSOUTH's revenues. The following table sets forth the percentages of HEALTHSOUTH's revenues from various sources for the periods indicated:


                               YEAR ENDED               YEAR ENDED
        SOURCE              DECEMBER 31, 1993        DECEMBER 31, 1994
       -------              -----------------        ------------------
Medicare......................   30.6%                    41.0%
Commercial (1)................   36.3                     34.1
Workers' Compensation.........   16.4                     10.9
All Other Payors (2)..........   16.7                     14.0
                                ------                  --------
                                100.0%                   100.0%
                                ======                  ========

   (1) Includes commercial insurance, HMOs, PPOs and other managed care plans.

   (2) Medicaid is included in this category, but is insignificant in amount.



   The above table does not reflect the ReLife facilities, the SHC facilities, the SSCI facilities or the SCA facilities for either period. The NME Selected Hospitals are included in the 1994 figures only. Comparable information for the ReLife, SHC, SSCI and SCA facilities is not available and is not reflected in either year in the table. The percentage of revenues derived from Medicare increased in 1994 as a result of the NME Selected Hospitals Acquisition. HEALTHSOUTH has expanded its existing payor relationships to include the former NME and ReLife facilities.

   See "-- Regulation -- Medicare Participation and Reimbursement" for a description of the reimbursement regulations applicable to the Company's facilities.

COMPETITION

   HEALTHSOUTH competes in the geographic markets in which its facilities are located. In addition, HEALTHSOUTH's rehabilitation facilities compete on a regional and national basis with other providers of specialized services such as sports medicine and work hardening, and specific concentrations such as head injury rehabilitation and orthopaedic surgery. The competition faced in each of these markets is similar, with variations arising from the number of healthcare providers in the given metropolitan area. The primary competitive factors in the rehabilitation services business are quality of services, projected patient outcomes, charges for services, responsiveness to the needs of the patients, community and physicians, and ability to tailor programs and services to meet specific needs of the patients. Competitors and potential competitors include hospitals, private practice therapists, rehabilitation agencies and others. Some of these competitors may have greater patient referral support and financial and personnel resources in particular markets than HEALTHSOUTH. Management believes that HEALTHSOUTH competes successfully within the marketplace based upon its reputation for quality, competitive prices, positive rehabilitation outcomes, innovative programs, clean and bright facilities and responsiveness to needs.

   HEALTHSOUTH's medical centers are located in four urban areas of the country, all with well-established healthcare services provided by a number of proprietary, not-for-profit, and municipal hospital facilities. HEALTHSOUTH's facilities compete directly with these local hospitals as well as various nationally recognized centers of excellence in orthopaedics, sports medicine and other specialties. Because HEALTHSOUTH's facilities enjoy a national and international reputation for orthopaedic surgery and sports medicine, HEALTHSOUTH believes that its medical centers' level of service and continuum of care enable them to compete successfully, both locally and nationally.



   HEALTHSOUTH's surgery centers compete primarily with hospitals and other operators of freestanding surgery centers in attracting physicians and patients, and in developing new centers and in acquiring existing centers. The primary competitive factors in the outpatient surgery business are convenience, cost, quality of service, physician loyalty and reputation. Hospitals have many competitive advantages in attracting physicians and patients, including established standing in a community, historical physician loyalty and convenience for physicians making rounds or performing inpatient surgery in the hospital. However, HEALTHSOUTH believes that its national market system and its historical presence in certain of the markets where the Advantage Health facilities are located will enhance HEALTHSOUTH's ability to operate these facilities successfully.

   HEALTHSOUTH potentially faces competition any time it initiates a Certificate of Need ("CON") project or seeks to acquire an existing facility or CON. See "-- Regulation". This competition may arise either from competing companies, national or regional, or from local hospitals which file competing applications or oppose the proposed CON project. The necessity for these approvals serves as a barrier to entry and has the potential to limit competition by creating a franchise to provide services to a given area. To date HEALTHSOUTH has been successful in obtaining each of the CONs or similar approvals which it has sought, although there can be no assurance that it will achieve similar success in the future.

REGULATION

   The healthcare industry is subject to regulation by federal, state and local governments. The various levels of regulatory activity affect HEALTHSOUTH's business activities by controlling its growth, requiring licensure or certification of its facilities, regulating the use of its properties and controlling the reimbursement to HEALTHSOUTH for services provided.

LICENSURE, CERTIFICATION AND CERTIFICATE OF NEED REGULATIONS

   Capital expenditures for the construction of new facilities, the addition of beds or the acquisition of existing facilities may be reviewable by state regulators under a statutory scheme which is sometimes referred to as a CON program. States with CON programs place limits on the construction and acquisi-tion of healthcare facilities and the expansion of existing facilities and services. In such states, approvals are required for capital expenditures exceeding certain amounts which involve inpatient rehabilitation facilities or services. Outpatient rehabilitation facilities and services do not require such approvals in a majority of states.

   State CON statutes generally provide that, prior to the addition of new beds, the construction of new facilities or the introduction of new services, a state health planning designated agency (a "SHPDA") must determine that a need exists for those beds, facilities or services. The CON process is intended to promote comprehensive healthcare planning, assist in providing high quality healthcare at the lowest possible cost and avoid unnecessary duplication by ensuring that only those healthcare facilities that are needed will be built.

   Typically, the provider of services submits an application to the appropriate SHPDA with information concerning the area and population to be served, the anticipated demand for the facility or service to be provided, the amount of capital expenditure, the estimated annual operating costs, the relationship of the proposed facility or service to the overall state health plan and the cost per patient day for the type of care contemplated. Whether the CON is granted is based upon a finding of need by the SHPDA in accordance with criteria set forth in CON statutes and state and regional health facilities plans. If the proposed facility or service is found to be necessary and the applicant to be the appropriate provider, the SHPDA will issue a CON containing a maximum amount of expenditure and a specific time period for the holder of the CON to implement the approved project.

   Licensure and certification are separate, but related, regulatory activities. The former is usually a state or local requirement and the latter is a federal requirement. In almost all instances, licensure and certification will follow specific standards and requirements that are set forth in readily available public documents. Compliance with the requirements is monitored by annual on-site inspections by representatives of various government agencies. All of HEALTHSOUTH's inpatient rehabilitation facilities and medical centers and substantially all of HEALTHSOUTH's surgery centers are currently required to be licensed, but only the outpatient rehabilitation facilities located in Alabama, Arizona, Connecticut, Maryland, Massachusetts and New Hampshire currently must satisfy such a licensing requirement.

MEDICARE PARTICIPATION AND REIMBURSEMENT



   In order to participate in the Medicare program and receive Medicare reimbursement, each facility must comply with the applicable regulations of the United States Department of Health and Human Services relating to, among other things, the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. All of HEALTHSOUTH's inpatient facilities, except for the St. Louis head injury center, participate in the Medicare program. Approximately 165 of HEALTHSOUTH's outpatient rehabilitation facilities currently participate in, or are awaiting the assignment of a provider number to participate in, the Medicare program. All of HEALTHSOUTH's surgery centers are certified (or awaiting certification) under the Medicare program. Its Medicare-certified facilities, inpatient and outpatient, undergo annual on-site Medicare certification surveys in order to maintain their certification status. Failure to comply with the program's conditions of participation may result in loss of program reimbursement or other governmental sanctions. All such facilities have been deemed to be in satisfactory compliance on all applicable surveys. HEALTHSOUTH has developed its operational systems to assure compliance with the various standards and requirements of the Medicare program and has established ongoing quality assurance activities to monitor compliance. HEALTHSOUTH believes that all of such facilities currently meet all applicable Medicare requirements.



   As a result of the Social Security Act Amendments of 1983, Congress adopted a prospective payment system ("PPS") to cover the routine and ancillary operating costs of most Medicare inpatient hospital services. Under this system, the Secretary of Health and Human Services has established fixed payment amounts per discharge based on diagnosis-related groups ("DRGs"). With limited exceptions, a hospital's payment for Medicare inpatients is limited to the DRG rate, regardless of the number of services provided to the patient or the length of the patient's hospital stay. Under PPS, a hospital may retain the difference, if any, between its DRG rate and its operating costs incurred in furnishing inpatient services, and is at risk for any operating costs that exceed its DRG rate. HEALTHSOUTH's medical center facilities are generally subject to PPS with respect to Medicare inpatient services.

   The PPS program has been beneficial for the rehabilitation segment of the healthcare industry because of the economic pressure on acute-care hospitals to discharge patients as soon as possible. The result has been increased demand for rehabilitation services for those patients discharged early from acute-care hospitals. Outpatient rehabilitation services and free-standing inpatient rehabilitation facilities are currently exempt from PPS, and inpatient rehabilitation units within acute-care hospitals are eligible to obtain an exemption from PPS upon satisfaction of certain federal criteria.



   Currently, five of HEALTHSOUTH's outpatient centers are Medicare-certified Comprehensive Outpatient Rehabilitation Facilities ("CORFs") and 143 are Medicare-certified rehabilitation agencies. CORFs have been designated cost-reimbursed Medicare providers since 1982. Under the regulations, CORFs are reimbursed reasonable costs (subject to certain limits) for services provided to Medicare beneficiaries. Outpatient rehabilitation facilities certified by Medicare as rehabilitation agencies are reimbursed on the basis of the lower of reasonable costs for services provided to Medicare beneficiaries or charges for such services. Outpatient rehabilitation facilities which are physician-directed clinics, as well as outpatient surgery centers, are reimbursed by Medicare on a fee screen basis; that is, they receive a fixed fee, which is determined by the geographical area in which the facility is located, for each procedure performed. HEALTHSOUTH's outpatient rehabilitation facilities submit monthly bills to their fiscal intermediaries for services provided to Medicare beneficiaries, and HEALTHSOUTH files annual cost reports with the intermediaries for each such facility. Adjustments are then made if costs have exceeded payments from the fiscal intermediary or vice versa.

   HEALTHSOUTH's inpatient facilities (other than the medical center facilities) either are not currently covered by PPS or are exempt from PPS, and are also cost-reimbursed, receiving the lower of reasonable costs or charges. Typically, the fiscal intermediary pays a set rate based on the prior year's costs for each facility. As with outpatient facilities subject to cost-based reimbursement, annual cost reports are filed with HEALTHSOUTH's fiscal intermediary and payment adjustments are made, if necessary.

   Congress has directed the United States Department of Health and Human Services to develop regulations, which could subject inpatient rehabilitation hospitals to PPS in place of the current "reasonable cost within limits" system of reimbursement. In addition, informal proposals have been made for a prospective payment system for Medicare outpatient care. Other proposals for a prospective payment system for rehabilitation hospitals are also being considered by the federal government. Therefore, HEALTHSOUTH cannot predict at this time the effect that any such changes may have on its operations. Regulations relating to prospective payment or other aspects of reimbursement may be developed in the future which could adversely affect reimbursement for services provided by HEALTHSOUTH.

   Over the past several years an increasing number of healthcare providers have been accused of violating the federal False Claims Act. That Act prohibits the knowing presentation of a false claim to the United States government. Because HEALTHSOUTH performs thousands of similar procedures a year for which it is reimbursed by Medicare and there is a relatively long statute of limitations, a billing error could result in significant civil penalties. HEALTHSOUTH does not believe that it is or has been in violation of the False Claims Act.

RELATIONSHIPS WITH PHYSICIANS AND OTHER PROVIDERS

   Various state and federal laws regulate relationships among providers of healthcare services, including employment or service contracts and investment relationships. These restrictions include a federal criminal law prohibiting (i) the offer, payment, solicitation or receipt of remuneration by individuals or entities, to induce referrals of patients for services reimbursed under the Medicare or Medicaid programs or (ii) the leasing, purchasing, ordering, arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by such programs (the "Fraud and Abuse Law"). In addition to federal criminal sanctions, violators of the Fraud and Abuse Law may be subject to significant civil sanctions, including fines and/or exclusion from the Medicare and/or Medicaid programs.

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
   In 1991, the Office of the Inspector General ("OIG") of the United States Department of Health and Human Services promulgated regulations describing compensation arrangements which are not viewed as illegal remuneration under the Fraud and Abuse Law (the "Safe Harbor Rules"). The Safe Harbor Rules create certain standards ("Safe Harbors") for identified types of compensation arrangements which, if fully complied with, assure participants in the particular arrangement that the OIG will not treat such participation as a criminal offense under the Fraud and Abuse Law or as the basis for an exclusion from the Medicare and Medicaid programs or an imposition of civil sanctions. The OIG closely scrutinizes health care joint ventures involving physicians and other referral sources. In 1989, the OIG published a Fraud Alert that outlined questionable features of "suspect" joint ventures.

   In 1992, regulations were published in the Federal Register implementing the OIG sanction and civil money penalty provisions established in the Fraud and Abuse Law. The regulations (the "Exclusion Regulations") provide that the OIG may exclude a Medicare provider from participation in the Medicare Program for a five-year period upon a finding that the Fraud and Abuse Law has been violated. The regulations expressly incorporate a test adopted by three federal circuit courts providing that if one purpose of remuneration that is offered, paid, solicited or received is to induce referrals, then the statute is violated. The regulations also provide that after the OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove that the Fraud and Abuse Law has not been violated.

   HEALTHSOUTH operates five of its rehabilitation hospitals and almost all of its outpatient rehabilitation facilities as limited partnerships. Three of the rehabilitation hospital partnerships involve physician investors, and two of the rehabilitation hospital partnerships involve other institutional healthcare providers. Seven of the outpatient partnerships currently have a total of 21 physician limited partners, some of whom refer patients to the partnerships. Those partnerships which are providers of services under the Medicare program, and their limited partners, are subject to the Fraud and Abuse Law. A number of the relationships established by HEALTHSOUTH with physicians and other healthcare providers do not fit within any of the Safe Harbors. The Safe Harbor Rules do not expand the scope of activities that the Fraud and Abuse Law prohibits, nor do they provide that failure to fall within a Safe Harbor constitutes a violation of the Fraud and Abuse Law; however, the OIG has informally indicated that failure to fall within a Safe Harbor may subject an arrangement to increased scrutiny.

   Most of HEALTHSOUTH's surgery centers are owned by limited partnerships, which include as limited partners physicians who perform surgical procedures at such centers. Subsequent to the promulgation of the Safe Harbor Rules in 1991, the Department of Health and Human Services issued for public comment additional proposed Safe Harbors, one of which specifically addresses surgeon ownership interests in ambulatory surgery centers (the "Proposed ASC Safe Harbor"). As proposed, the Proposed ASC Safe Harbor would protect payments to be made to surgeons as a return on investment interest in a surgery center if, among other conditions, all the investors are surgeons who are in a position to refer patients directly to the center and perform surgery on such referred patients. Since a subsidiary of HEALTHSOUTH is an investor in each limited partnership which owns a surgery center, HEALTHSOUTH's arrangements with physician investors do not fit within the Proposed ASC Safe Harbor as currently proposed. HEALTHSOUTH is unable at this time to predict whether the Proposed ASC Safe Harbor will become final, and if so, whether the language and requirements will remain as currently proposed, or whether changes will be made prior to becoming final. There can be no assurance that HEALTHSOUTH will ever meet the criteria under the Proposed ASC Safe Harbor as proposed or as it may be adopted in final form. HEALTHSOUTH believes, however, that its arrangements with physicians with respect to its surgery center facilities should not fall within the activities prohibited by the Fraud and Abuse Law.

   While several federal court decisions have aggressively applied the restrictions of the Fraud and Abuse Law, they provide little guidance as to the application of the Fraud and Abuse Law to HEALTHSOUTH's limited partnerships. HEALTHSOUTH believes that it is in compliance with the current requirements of applicable federal and state law, but no assurances can be given that a federal or state agency charged with enforcement of the Fraud and Abuse Law and similar laws might not assert a contrary position or that new federal or state laws, or new interpretations of existing laws, might not

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
adversely affect relationships established by HEALTHSOUTH with physicians or other healthcare providers or result in the imposition of penalties on HEALTHSOUTH or certain of its facilities. Even the assertion of a violation could have a material adverse effect upon HEALTHSOUTH.

   The so-called "Stark II" provisions of the Omnibus Budget Reconciliation Act of 1993 amend the federal Medicare statute to prohibit the making by a physician of referrals for "designated health services" (including physical therapy and occupational therapy) to an entity in which the physician has an investment interest or other financial relationship, subject to certain exceptions. Such prohibition took effect on January 1, 1995 and applies to all of HEALTHSOUTH's outpatient rehabilitation facility partnerships with physician limited partners. In addition, a number of states have passed or are considering statutes which prohibit or limit physician referrals of patients to facilities in which they have an investment interest. In response to these regulatory activities, HEALTHSOUTH has restructured most of its rehabilitation facility partnerships which involve physician investors, in order to eliminate physician ownership interests not permitted by applicable law. HEALTHSOUTH intends to take such actions as may be required to cause the remaining partnerships to be in compliance with applicable laws and regulations, including, if necessary, the prohibition of physician partners from referring patients. HEALTHSOUTH believes that this restructuring has not adversely affected and will not adversely affect the operations of its facilities.

   Ambulatory surgery is not identified as a "designated health service", and HEALTHSOUTH does not believe that ambulatory surgery is subject to the restrictions set forth in Stark II. However, lithotripsy facilities operated by HEALTHSOUTH frequently operate on hospital campuses, and it is possible to conclude that such services are "inpatient and outpatient hospital services" -- a category of proscribed services within the meaning of Stark II. Similarly, physicians frequently perform endoscopic procedures in the procedure rooms of HEALTHSOUTH's surgery centers, and it is also possible to construe these services to be "designated health services". While HEALTHSOUTH does not believe that Stark II was intended to apply to such services, if that were determined to be the case, HEALTHSOUTH intends to take steps necessary to cause the operation of its facilities to comply with the law.

   HEALTHSOUTH cannot predict whether other regulatory or statutory provisions will be enacted by federal or state authorities which would prohibit or otherwise regulate relationships which HEALTHSOUTH has established or may establish with other healthcare providers or the possibility of materially adverse effects on its business or revenues arising from such future actions. Management of HEALTHSOUTH believes, however, that HEALTHSOUTH will be able to adjust its operations so as to be in compliance with any regulatory or statutory provision as may be applicable. See "-- Patient Care Services" and "-- Sources of Revenues".

INSURANCE

   Beginning December 1, 1993, HEALTHSOUTH became self-insured for professional liability and comprehensive general liability. HEALTHSOUTH purchased coverage for all claims incurred prior to December 1, 1993. In addition, HEALTHSOUTH purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that as of September 30, 1995, HEALTHSOUTH had adequate reserves to cover losses on asserted and unasserted claims.

EMPLOYEES



   As of January 31, 1996, HEALTHSOUTH employed 26,427 persons, of whom 17,016 were full-time employees and 9,411 were part-time employees. Of the above employees, 417 were employed at HEALTHSOUTH's headquarters in Birmingham, Alabama. Except for approximately 100 employees at one rehabilitation hospital (about 20% of that facility's workforce), none of HEALTHSOUTH's employees are represented by a labor union, and HEALTHSOUTH is not aware of any current activities to organize its employees at other facilities. Management of HEALTHSOUTH considers the relationship between HEALTHSOUTH and its employees to be good.

LEGAL PROCEEDINGS

   In the ordinary course of its business, HEALTHSOUTH may be subject, from time to time, to claims and legal actions by patients and others. HEALTHSOUTH does not believe that any such pending actions, if adversely decided, would have a material adverse effect on its financial condition. See " -- Insurance" for a description of HEALTHSOUTH's insurance coverage arrangements.

   From time to time, HEALTHSOUTH appeals decisions of various rate-making authorities with respect to Medicare rates established for HEALTHSOUTH's facilities. These appeals are initiated in the ordinary course of business. Management believes that adequate reserves have been established for possible adverse decisions on any pending appeals and that the outcomes of currently pending appeals, either individually or in the aggregate, will have no material adverse effect on HEALTHSOUTH's operations.

PROPERTIES



   HEALTHSOUTH's executive offices currently occupy approximately 120,000 square feet of leased space in Birmingham, Alabama. In August 1995, HEALTHSOUTH announced plans to construct new executive offices on property acquired by it earlier in the year. The expanded executive offices are expected to be fully available by December 1996. All of HEALTHSOUTH's outpatient operations are carried out in leased facilities, except for its outpatient rehabilitation facilities located in Birmingham and Montgomery, Alabama, Orlando, Florida and one of its facilities in Baltimore, Maryland. HEALTHSOUTH owns 33 of its inpatient rehabilitation facilities and leases or operates under management contracts 44 of its inpatient rehabilitation facilities. HEALTHSOUTH also owns 27 of its surgery centers and leases the remainder. HEALTHSOUTH constructed its rehabilitation hospitals in Florence and Columbia, South Carolina, Kingsport and Nashville, Tennessee, Concord, New Hampshire, and Dothan, Alabama on property leased under long-term ground leases. The property on which HEALTHSOUTH's Memphis, Tennessee rehabilitation hospital is located is owned in partnership by HEALTHSOUTH and Methodist Hospitals of Memphis. HEALTHSOUTH owns its four medical center facilities in Birmingham, Alabama, Richmond, Virginia and Miami, Florida and leases its medical center facility in Dallas, Texas. HEALTHSOUTH currently owns, and from time to time may acquire, certain other improved and unimproved real properties in connection with its business. See Notes 4 and 6 of "Notes to Consolidated Financial Statements" for information with respect to the properties owned by HEALTHSOUTH and certain indebtedness related thereto.



   In management's opinion, HEALTHSOUTH's physical properties are adequate for HEALTHSOUTH's needs for the foreseeable future, and are consistent with its expansion plans described elsewhere in this Prospectus-Proxy Statement.

   The following table sets forth a listing of HEALTHSOUTH's patient care services locations at January 31, 1996:





                                    OUTPATIENT        INPATIENT           MEDICAL
                                  REHABILITATION     REHABILITATION       CENTERS    SURGERY     DIAGNOSTIC    OTHER
      STATE          MARKET         CENTERS(1)    FACILITIES (BEDS)(2)   (BEDS)(2)   CENTERS     CENTERS     SERVICES
----------------  ---------------- ---------------- ---------------- -------------- --------- ------------ -----------
Alabama.........  Auburn            1
                  Birmingham        6               6(225)           1(219)                   1            3
                  Dothan                            1(34)                           1
                  Florence          2                                               1
                  Gadsden           1                                               1         2
                  Huntsville        3               1(50)
                  Mobile            2                                               1
                  Montgomery        1               1(80)
                  Muscle Shoals     1
                  Opelika           1
                  Tuscaloosa                                                        1         1
                  Valley            1

Alaska..........  Anchorage                                                         1

Arizona.........  Mesa              3
                  Phoenix           7               1(60)                           1
                  Prescott          2
                  Scottsdale        3               1(43)
                  Tucson            2               1(80)                           1

Arkansas........  Fort Smith                        1(80)                           1
                  Little Rock       1                                               1
                  Van Buren         1

California......  Anaheim           1
                  Bakersfield       1               1(60)                           1
                  Canoga Park       1
                  Carmichael        1
                  Cerritos          1
                  Elk Grove         1
                  Folsom            1
                  Foster City       1
                  Fresno            2
                  Huntington        2                                               1
                  Inglewood         1
                  Marina Del Rey    1                                                                      2
                  Murrieta                                                          1
                  Newport Beach     1                                               1
                  Oakland           1                                               1
                  Oceanside         1
                  Palo Alto         1
                  Rancho Cordova    1
                  Redding           1
                  Redlands                                                          1
                  Riverside                                                         1
                  Sacramento        2                                               2
                  San Carlos        1
                  San Diego        12                                               3
                  San Francisco     2                                               1                      1
                  San Jose                                                          1
                  San Leandro       1
                  San Luis Obispo                                                   1
                  Santa Monica      1
                  Santa Rosa        2                                               1
                  Torrance          2
                  Vacaville                                                         1
                  Van Nuys          2
                  Whittier                                                          1
                  Woodland Hills    1
                  Colorado

Colorado........  Springs           8                                               1                      1
                  Denver            3                                               1                      2
                  Englewood         2
                  Fort Collins      2                                               1
                  Longmont          1
                  Pueblo                                                            1

                                       64



                                    OUTPATIENT        INPATIENT           MEDICAL
                                  REHABILITATION     REHABILITATION       CENTERS    SURGERY     DIAGNOSTIC    OTHER
      STATE          MARKET         CENTERS(1)    FACILITIES (BEDS)(2)   (BEDS)(2)   CENTERS     CENTERS     SERVICES
----------------  ---------------- ---------------- ---------------- -------------- --------- ------------ -----------
                  Vail              1
                  Wheat Ridge       4

Connecticut.....  Fairfield         1

District of
 Columbia.......  Washington        1                                                         1

Florida.........  Boca Raton        2                                               2
                  Coral Gables      2
                  Fort Lauderdale   1               1(108)                                                 1
                  Fort Myers        1                                               1
                  Fort Pierce                                                       1
                  Fort Walton
                   Beach                                                            1
                  Jacksonville      2
                  Lake Worth        1
                  Largo                             1(40)
                  Lecanto                                                           1
                  Melbourne         3               1(80)                           1
                  Merritt Island    3
                  Miami             2               2(165)           2(397)         1         1            1
                  Naples                                                            1
                  Ocala             2
                  Ocoee             2                                               1
                  Orlando           6                                               3
                  Palm Bay          2
                  Panama City       3
                  Port St. Lucie    3                                               1
                  St. Petersburg                                                    1
                  Sarasota          2               1(60)                           2
                  Tallahassee       2               1(70)
                  Tampa             4                                               1
                  Tarpon Springs    1
                  Vero Beach        1               1(70)                           1
                  West Palm Beach   2                                               1

Georgia.........  Atlanta           6               1(14)                           3         1
                  Columbus          1
                  Gainesville                                                       1
                  Macon             1               2(75)

Hawaii..........  Honolulu                                                          1
                  Kahului           1
                  Kihei             1
                  Lahaina           1

Idaho...........  Boise                                                             1(3)

Illinois........  Barrington        2
                  Carol Stream      2
                  Chicago          27                                               2
                  Elgin             2
                  Gurnee            2
                  Joliet            2
                  Lake Zurich       2
                  Naperville        2
                  Rockford          3
                  Woodstock         2

Indiana.........  Evansville                        1(80)                           1
                  Fort Wayne        4
                  Indianapolis      1                                               1
                  Jeffersonville    1
                  La Porte          1
                  Muncie            3
                  New Albany        1
                  South Bend        1
                  Warsaw            1

Iowa............  Des Moines        3

                                       65

                                    OUTPATIENT        INPATIENT           MEDICAL
                                  REHABILITATION     REHABILITATION       CENTERS    SURGERY     DIAGNOSTIC    OTHER
      STATE          MARKET         CENTERS(1)    FACILITIES (BEDS)(2)   (BEDS)(2)   CENTERS     CENTERS     SERVICES
----------------  ---------------- ---------------- ---------------- -------------- --------- ------------ -----------

Kansas..........  Kansas City       2
                  Great Bend        1
Kentucky........  Edgewood                          1(40)
                  Lexington                                                         1
                  Louisville        2                                               1
Louisiana.......  Baton Rouge       1               1(43)
                  Metairie          1
                  New Orleans                                                       1
                  Shreveport                                                                               1
Maine...........  Bangor            2

Maryland........  Annapolis         2
                  Baltimore         8                                               4
                  Chevy Chase       1                                                         1
                  Hagerstown        1
                  Rockville         1                                               1         1
                  Salisbury         1               1(44)
                  Severna Park      1
                  Wheaton                                                                     1

Massachusetts ..  Abington          1
                  Springfield                                                       1

Michigan........  Marquette                                                         1

Mississippi.....  Jackson           1
                  Pascagoula        1
                  Meridian          1

Missouri........  Blue Springs      1
                  Brentwood         1
                  Bridgeton         1
                  Cape Girardeau    3
                  Chesterfield                                                      1
                  Columbia          2
                  Kansas City       2               2(21)                                                  1
                  Lake Ozark        1
                  Springfield       3
                  St. Joseph                                                        1
                  St. Louis        16               1(26)                           4                      2

Nebraska........  Omaha             2

Nevada..........  Las Vegas         3

New Hampshire ..  Bedford           3
                  Concord                           1(100)
                  Dover             2
                  Manchester        1
                  Somersworth       1

New Jersey......  Atlantic City                                                                            1
                  Bridgewater       1                                                                      1
                  Brunswick         1               1(15)
                  Edison            2
                  Emerson           2
                  Haddonfield                                                                              1
                  Linden            2
                  Madison           1
                  Monahawkin        1
                  Mt. Laurel                                                        1
                  Newton            1
                  North Bergen      1
                  Paramus           2
                  Roseland                                                          1
                  Sparta            1
                  Succasunna        1
                  Tinton Falls      1
                  Toms River        1               1(155)

                                       66


                                    OUTPATIENT        INPATIENT           MEDICAL
                                  REHABILITATION     REHABILITATION       CENTERS    SURGERY     DIAGNOSTIC    OTHER
      STATE          MARKET         CENTERS(1)    FACILITIES (BEDS)(2)   (BEDS)(2)   CENTERS     CENTERS     SERVICES
----------------  ---------------- ---------------- ---------------- -------------- --------- ------------ -----------

                  Upper Saddle
                  River            2

                  Washington       1

New Mexico......  Albuquerque      3                1(60)                           1

New York........  Albany           1
                  Great Neck       2
                  Huntington       1
                  Liverpool        1
                  Monsey           2
                  New York         2
                  Orangeburg       1
                  Pulaski          1
                  Syracuse         1

North Carolina .  Asheville        1
                  Chapel Hill      1
                  Charlotte        1                                                1
                  Concord          1
                  Durham           1
                  Greensboro       1
                  Kinston                           1(17)
                  Marion           1
                  Monroe           1
                  Raleigh          2                                                1
                  Shelby           1
                  Statesville      1
                  Wilmington       1
                  Wilson                                                            1

Ohio............  Ashtabula        1
                  Centerville      2
                  Cincinnati                                                        1
                  Columbus         5
                  Cuyahoga Falls   1
                  Dayton           2
                  Dublin           1
                  Fairlawn         1
                  Independence     1
                  Lorain           5
                  Oregon           2
                  Toledo           2
                  Westerville      1

Oklahoma........  Ada              2
                  Oklahoma City    4                1(111)                          2                      1
                  Tulsa            2                                                1
                  Weatherford      1

Ontario,Canada .  Etabicoke        1

Pennsylvania ...  Altoona          2                1(66)
                  Camp Hill                                                         1
                  Erie             1                2(207)
                  Harrisburg       3
                  Lancaster                                                         1
                  Mechanicsburg    2                2(201)
                  Mt. Pleasant                                                      1
                  Paoli                                                             1
                  Pittsburgh       6                1(89)
                  Pleasant Gap     4                1(88)
                  Scranton                                                          1
                  Springfield                                                                              1
                  York             3                1(88)

South Carolina .  Charleston       1                1 (36)                          1
                  Columbia         3                1(89)
                  Florence         1                1(88)
                  Greenville                                                        1
                  Goose Creek      1
                  Lancaster                         2(54)



                                     67

                                    OUTPATIENT        INPATIENT           MEDICAL
                                  REHABILITATION     REHABILITATION       CENTERS    SURGERY     DIAGNOSTIC    OTHER
      STATE          MARKET         CENTERS(1)    FACILITIES (BEDS)(2)   (BEDS)(2)   CENTERS     CENTERS     SERVICES
----------------  ---------------- ---------------- ---------------- -------------- --------- ------------ -----------

Tennessee.......  Chattanooga       2               1(80)                           2
                  Clarksville                                                       1
                  Kingsport                         1(50)
                  Knoxville         2                                               1
                  Dyersburg         1
                  Collierville      1
                  Union City        1
                  Martin                            1(40)
                  Memphis           4               1(80)                           1
                  Nashville         2               1(80)                           1         1

Texas...........  Allen             1
                  Amarillo                                                          1
                  Arlington         2               1(60)                           1
                  Austin            7               1(80)                           1
                  Beaumont                                                          1
                  Dallas            9               3(175)           1(96)          1         1            1
                  El Paso                                                           1                      1
                  Fort Worth        5               1(60)                           1                      1
                  Houston          11               2(186)                          4         1            1
                  Midland                           1(60)
                  San Antonio       2               3(127)                          2                      5
                  Stafford                                                          1
                  Texarkana         1               1(60)
                  Victoria          1
                  Waco              2
                  Wylie             1                                                         1

Utah............  Salt Lake City                                                    1
                  Sandy             1               1(86)

Virginia........  Alexandria        1
                  Arlington         1
                  Falls Church                                                                1
                  Norfolk           1
                  Richmond          2               3(84)            1(200)         1                      1
                  Roanoke           1
                  Virginia Beach    3
                  Warrenton         1

Washington......  Seattle          20                                               1
                  Tacoma            3

West Virginia ..  Beckley           1
                  Huntington                        1(40)
                  Morgantown                        1(80)
                  Parkersburg                       1(40)
                  Princeton                         1(40)

Wisconsin.......  Eau Claire                                                        1
                  Green Bay         1
                  Oshkosh                                                           1
                  Wausau                                                            1
                  Wauwatosa                                                         1


(1) Includes freestanding outpatient centers and their satellites and outpatient satellites of inpatient rehabilitation facilities.



(2) "Beds" refers to the number of beds for which a license or certificate of need has been granted, which may vary materially from beds available for use.


(3) Under construction.

                         BUSINESS OF ADVANTAGE HEALTH

GENERAL



   Advantage Health operates the largest network (based on the number of inpatient beds and sites of service) of comprehensive medical rehabilitation facilities, and is a leading provider of the continuum of post-acute care services, in New England. At January 31, 1996, Advantage Health's network of a total of 136 sites of service included four freestanding rehabilitation hospitals, one freestanding multi-use hospital, one nursing home, 68 outpatient rehabilitation facilities, 14 inpatient managed rehabilitation units, 24 rehabilitation services management contracts and six managed sub-acute rehabilitation units also located in general acute care hospitals. As part of its continuum of post-acute care services, Advantage Health delivers a full array of home healthcare services (including comprehensive rehabilitation services) to individuals through its 12 home health care locations and six senior living facilities in four states.



   Advantage Health has established comprehensive multi-disciplinary rehabilitation programs for its inpatient and outpatient lines of business for head trauma, cancer, chronic pain, young stroke, amputation, spinal cord injury, orthopedic problems, neurological disorders, arthritis, pulmonary, ventilation and other disabling conditions. Advantage Health is committed to medical leadership and its clinical programs are distinguished by intensive physician involvement. Advantage Health believes that its 50 physiatrists, as of August 31, 1995, constitute one of the largest single groups of physicians specializing in rehabilitation medicine in the United States.

   Advantage Health affiliates with premier local healthcare providers to enhance the delivery of its services. To date, Advantage Health has established relationships with 26 major tertiary and community hospitals in the Northeast. In 1995, Advantage Health worked with The Lahey/Hitchcock Clinic Hospital, Inc. located in Burlington, Massachusetts, Geisinger Medical Center located in Danville, Pennsylvania and Fletcher Allen Healthcare Systems (formerly The Medical Center Hospital of Vermont and Fletcher Allen Hospital) located in Burlington and Colchester, Vermont to incorporate its post-acute care continuum of services into their integrated health delivery systems.

   Advantage Health's operations are predominantly centered around its freestanding rehabilitation hospitals and inpatient rehabilitation units located in acute-care hospitals, which function as Advantage Health's "hub" in such market areas. Advantage Health's presence in each market has been expanded by establishing outpatient satellite clinics, sub-acute services and home health services which complement and are supported by the hospitals' services and thus function as Advantage Health's "spokes", further penetrating the market area. This "hub and spoke" concept enhances Advantage Health's relations with local providers who can conveniently access Advantage Health's facilities at one or more inpatient, outpatient or home health locations.

   The following table sets forth certain data pertaining to Advantage Health's existing inpatient facilities, nursing home, inpatient managed rehabilitation contracts, inpatient managed sub-acute contracts, outpatient rehabilitation centers, home health branch offices and managed senior living facilities at January 31, 1996:


                                                                    DATE FACILITY    ADVANTAGE
         REHABILITATION                              LICENSED         OPENED OR      PERCENTAGE
           HOSPITALS                 LOCATION          BEDS           ACQUIRED       OWNERSHIP
-------------------------------  --------------- ---------------- ---------------- -------------

New England Rehabilitation

Hospital.......................  Woburn, MA      198 Acute            9/69             100%
                                                  75 Sub-acute        8/95
New England Rehabilitation

Hospital of Portland...........  Portland, ME     80 Acute           12/86             100%
The Fairlawn Rehabilitation
Hospital.......................  Worcester, MA   110 Acute           10/87              33%
                                                  35 Ventilator       5/94            Managed

                                       69

                                                                    DATE FACILITY    ADVANTAGE
         REHABILITATION                              LICENSED         OPENED OR     PERCENTAGE
           HOSPITALS                 LOCATION          BEDS           ACQUIRED       OWNERSHIP
-------------------------------  --------------- ---------------- ---------------- -------------
The Rehabilitation Institute of
  Western Massachusetts..........  Ludlow, MA       50 Acute        1/96                  100%



    MULTIPURPOSE MEDICAL
     CENTER (ACUTE CARE,
 SUB-ACUTE CARE, OUTPATIENT                                    DATE FACILITY    ADVANTAGE
     SPECIALITY CLINICS,                         LICENSED        OPENED OR      PERCENTAGE
  PRIMARY CARE PHYSICIANS)       LOCATION          BEDS          ACQUIRED       OWNERSHIP
----------------------------  -------------- --------------- ---------------- -------------

The Medical Center at                        74 Acute
Symmes......................  Arlington, MA  39 Sub-acute      8/94             60%



                                                         DATE FACILITY    ADVANTAGE
                                             LICENSED      OPENED OR      PERCENTAGE
        NURSING HOMES            LOCATION      BEDS        ACQUIRED       OWNERSHIP
-----------------------------  ----------- ----------- ---------------- -------------

Wentworth Nursing Care
 Center.......................  Lowell, MA    103         5/95             100%



                                                                    LICENSED        DATE
               INPATIENT MANAGED                                 REHABILITATION   CONTRACT
       REHABILITATION CONTRACTS (ACUTE)             LOCATION          BEDS       COMMENCED
----------------------------------------------  --------------- --------------- -----------
St. Joseph Hospital...........................  Nashua, NH         24               2/86
Cheshire Medical Center.......................  Keene, NH          24               8/86
Charlton Memorial Hospital, Southeast
  Rehabilitation Center.......................  Fall River, MA     32               6/90
Berkshire Medical Center......................  Pittsfield, MA     35               3/91
Rehabilitation Institute at Mid-Maine Medical
  Center......................................  Waterville, ME     25               4/91
Horton Medical Center.........................  Middletown, NY     27              10/91
Rehabilitation Unit at Hartford Hospital .....  Hartford, CT       10              10/92
Rutland Regional Medical Center...............  Rutland, VT        12               1/93
Maine Medical Center..........................  Portland, ME       20               4/93
Cranberry Specialty Hospital..................  Middleboro, MA     34               8/93
The Medical Center Hospital of Vermont and
 Fanny Allen Hospital -- Fletcher Allen         Burlington and
 Healthcare System............................  Colchester, VT     40               7/94
Geisinger Medical Center......................  Danville, PA       40               8/94
St. Joseph's Medical Center...................  Stamford, CT       30               2/95
Noble Hospital................................  Westfield, MA      15               1/96



                                                                LICENSED
                                                            REHABILITATION/     DATE
     INPATIENT MANAGED SUB-ACUTE                               LONG TERM      CONTRACT
              CONTRACTS                      LOCATION          CARE BEDS     COMMENCED
-------------------------------------  -------------------- --------------- -----------
Malden Hospital......................  Malden, MA            23             6/94
Berkshire Medical Center.............  Pittsfield, MA        20             1/95
South Shore Hospital.................  S. Weymouth, MA       25             1/95
                                       Great Barrington,
Fairview Hospital....................  MA                    21             8/95
North Shore Rehabilitation Center ...  Danvers, MA           60             1/96
University Commons...................  Worcester, MA        164             1/96



                   OUTPATIENT                                                             COMPANY
                 REHABILITATION                                           DATE OPENED    PERCENTAGE
                     CENTERS                             LOCATION         OR ACQUIRED    OWNERSHIP
------------------------------------------------  --------------------- -------------- -------------
Keleher Ambulatory Care Center..................  Woburn, MA             4/80               100%
New England Rehabilitation Center of Billerica .  Billerica, MA          4/82               100%
New England Rehabilitation Center of Southern
 New Hampshire..................................  Nashua, NH             6/85                92%
Fairlawn Rehabilitation Center..................  Worcester, MA          3/88                33%
New England Rehabilitation Center of Brookline .  Brookline, MA          7/91               100%
New England Rehabilitation Center of
 Framingham.....................................  Framingham, MA         2/92               100%
New England Rehabilitation Hospital of
 Portland, Inc. -- Outpatient Center............  Portland, ME           7/92               100%
New England Spine Care Center...................  Brookline, MA          8/92               100%
AdvantageHEALTH Physical Therapy and
 Rehabilitation Center..........................  Salem, NH              8/92               100%
AdvantageHEALTH Physical Therapy and
 Rehabilitation Center..........................  Plaistow, NH           8/92               100%
AdvantageHEALTH Sports Therapy North............  Lynnfield, MA          3/93               100%
New England Rehabilitation Center at the Hunt ..  Danvers, MA            3/93               100%
New England Rehabilitation Center at Melrose ...  Melrose, MA            5/93               100%
PRISM Sports Medicine and Physical Therapy .....  Merrimack, NH          5/93               100%
AdvantageHEALTH Hand Therapy and Arthritis
 Center.........................................  Norwalk, CT            5/93               100%
                                                  - New London, CT       8/93               100%
                                                  - Norwich, CT          8/93               100%
                                                  - Old Lyme, CT         8/93               100%
Physical Therapy Services (4)...................  - Old Saybrook, CT     8/93               100%
                                                  - W. Springfield, MA   9/93               100%
                                                  - Holyoke, MA          9/93               100%
Challenge Physical Therapy and Rehabilitation     - Belchertown, MA      9/93               100%
(4).............................................  - W. Springfield, MA   9/93               100%
Fairlawn Rehabilitation Outpatient Center ......  Westborough, MA        9/93                33%
                                                  - Yarmouth, ME
AdvantageHEALTH Rehabilitation Clinics (2) .....  - So. Portland, ME    11/93               100%
New England Rehabilitation Children's Center ...  Waltham, MA            1/94               100%
New England Rehabilitation Center at Lowell ....  Lowell, MA             9/95               100%
                                                  - S. Portland, ME     11/95               100%
                                                  - Salem, MA           11/95               100%
                                                  - Peabody, MA         11/95               100%
Advantage Health Rehabilitation Clinics (4) ....  - Revere, MA          11/95               100%
Advantage Beverly Physical Therapy Services ....  Hamilton, MA           4/94                51%
Longwood Brace and Orthotics....................  Chestnut Hill, MA      4/94               100%

                                       71

                   OUTPATIENT                                                             COMPANY
                 REHABILITATION                                           DATE OPENED    PERCENTAGE
                     CENTERS                             LOCATION         OR ACQUIRED    OWNERSHIP
------------------------------------------------  --------------------- -------------- -------------
Advantage Health Physical Therapy of New          - S. Plainfield, NJ    5/94               100%
 Jersey, Inc. (5)..............................   - New Brunswick, NJ    5/94               100%
                                                  - East Brunswick, NJ   5/94               100%
                                                  - Matawan, NJ          5/94               100%
                                                  - Secaucus, NJ         5/94               100%
Charlton Wellness Center........................  North Dartmouth, MA    5/94               100%
Advantage Health Physical Therapy of Quincy ....  Quincy, MA            10/94               100%
New England Rehabilitation Center at Symmes ....  Arlington, MA         11/94               100%
Advantage Health Physical Therapy of New          - Cherry Hill, NJ      4/95               100%
 Jersey, Inc. (12)..............................  - Pennsauken, NJ       4/95               100%
                                                  - Mount Holly, NJ      4/95               100%
                                                  - Medford, NJ          4/95               100%
                                                  - New Castle, NJ       4/95               100%
                                                  - Newark, DE           4/95               100%
                                                  - Bricktown, NJ        4/95               100%
                                                  - Neptune, NJ          4/95               100%
                                                  - Wall, NJ             4/95               100%
                                                  - Freehold, NJ         4/95               100%
                                                  - Trumbull, CT         4/95               100%
                                                  - Fairfield, CT        4/95               100%
Eastern Rehabilitation Network (Partnership       - Wethersfield, CT     7/95                51%
 with Hartford Hospital)(7).....................  - East Hartford, CT    7/95                51%
                                                  - Elmwood, CT          7/95                51%
                                                  - Avon, CT             7/95                51%
                                                  - Glastonbury, CT      7/95                51%
                                                  - Hartford, CT         7/95                51%
                                                  - Granby, CT           1/96                51%
Beverly Orthopedics.............................  Beverly, MA            8/95               100%
Advantage Health Physical Therapy of Rhode
Island..........................................  Portsmouth, RI         8/95               100%

Rehab West Sports Medicine......................  East Longmeadow, MA   1/96                100%
Rehabilitation Associates.......................  West Springfield, MA  1/96                100%
The Rehabilitation Institute of Western
Massachusetts Carr Outpatient Center............  Ludlow, MA             1/96               100%
Advanced Physical Therapy Services..............  Keene, NH              1/96               100%



                                                                                DATE OPENED,
                REHABILITATION SERVICES                                         ACQUIRED OR
                  MANAGEMENT CONTRACTS                         LOCATION           MANAGED
-------------------------------------------------------  -------------------- ---------------
The Center for Rehabilitation at Berkshire Medical
 Center................................................  Pittsfield, MA            3/91
The Rehabilitation Center at Horton Medical Center ....  Middletown, NY           10/91
Farnum Rehabilitation Center at Cheshire Medical
 Center................................................  Keene, NH                 5/92
Boston Area Day Program -- Commonwealth of
 Massachusetts.........................................  Quincy, MA                8/92
St. Mary's Regional Medical Center.....................  Lewiston, ME              4/93
New England Rehabilitation Center of Portland at Maine
 Medical Center........................................  Portland, ME              4/93


AdvantageHEALTH Rehabilitation at Fairview Hospital ...  Great Barrington, MA      5/93
                                                         - East Hartford, CT       5/93
Eastern Rehabilitation Network (c/o Pratt &              - Middletown, CT          5/93
 Whitney)(3)...........................................  - North Haven, CT         5/93
Acquired Brain Dysfunction Program - Commonwealth of
 Massachusetts.........................................  Woburn, MA                7/93
The Outpatient Rehabilitation Center at South Shore
 Hospital..............................................  S. Weymouth, MA           7/93
Boston Bruins Professional Hockey Club.................  Boston, MA                8/93
Cranberry Specialty Hospital...........................  Middleboro, MA            8/93
The Rehabilitation Institute at Mid-Maine Medical
 Center................................................  Waterville, ME            8/93
Advantage Health Rehabilitation at Hubbard Regional
 Hospital..............................................  Webster, MA               9/93
Rutland Rehabilitation Center at Rutland Regional
 Medical Center.......................................   Rutland, VT               12/93
Fairview Physical & Sports Therapy Center..............  Stockbridge, MA           4/94
Geisinger Medical Center...............................  Danville, PA              8/94
Champlain Valley Physicians' Hospital..................  Plattsburg, NY           10/94
Cary Medical Center....................................  Caribou, ME               2/95
St. Joseph's Medical Center............................  Stamford, CT              2/95
Sebasticook Valley Hospital............................  Pittsfield, ME            5/95
Southern Maine Medical Center..........................  Biddeford, ME            11/95



                                                                DATE OPENED
   HOME HEALTH CARE BRANCH OFFICES            LOCATION          OR ACQUIRED
-------------------------------------  ---------------------- --------------

Special Care Home Health Services      - WOBURN, MA             7/85
 (11)................................. - PLYMOUTH, MA           7/85
                                       - OSTERVILLE, MA         7/85
                                       - QUINCY, MA             7/85
                                       - NORTH DARTMOUTH, MA    7/85
                                       - ORLEANS, MA            7/85
                                       - LOWELL, MA             1/94
                                       - WEST HARTFORD, CT      1/94
                                       - BURLINGTON, MA         9/94
                                       - Portland, ME           4/95
                                       - Hartford, CT           5/95
A.B.L. Visiting Nurses...............  - Beverly, MA            5/95



MANAGED SENIOR LIVING FACILITIES       LOCATION      DATE OPENED
---------------------------------  ---------------- -------------
Country Club Heights.............  Woburn, MA            5/79
Lake Howard Heights..............  Winter Haven, FL      9/79
The Gables at Farmington.........  Farmington, CT       11/84
The Gables at Brighton...........  Rochester, NY         9/88
Bayshore Heights.................  Tampa, FL            10/90
The Gables at Winchester.........  Winchester, MA        5/91


REHABILITATION/MULTI-USE HOSPITALS

   Advantage Health operates three freestanding rehabilitation hospitals which provide comprehensive treatment to individuals who require intensive physical rehabilitation. Physiatrist-led teams treat individuals through specialized programs in head trauma, cancer, chronic pain, young stroke, amputation, spinal cord injuries, orthopedic problems, neurological disorders, arthritis and other disabling conditions. The services and programs provided by Advantage Health's hospitals are administered by professional staffs that include physiatrists and physical, occupational and speech therapists. The hospitals are accredited by both CARF and the JCAHO.



   On August 3, 1994, Advantage Health and Lahey Clinic Hospital, Inc. (currently known as Lahey/Hitchcock Clinic Hospital, Inc.) jointly acquired The Medical Center at Symmes, Inc. ("The Medical Center"), formerly The Symmes Hospital, Inc., as well as an interest in the Lahey/Advantage General
Partnership, the entity which owns the real estate of The Medical Center. Advantage Health also has a management agreement with The Medical Center. The Medical Center is a multi-faceted medical campus focused on outpatient primary and rehabilitation care, emergency services, ambulatory and short-term surgery with 74 acute inpatient beds, 39 sub-acute rehabilitation beds, and an outpatient rehabilitation center. The Medical Center's acute, emergency, ambulatory and short-term surgery services received a three-year maximum accreditation from JCAHO in December of 1994, which expires in December of 1997.


MANAGED REHABILITATION AND SUB-ACUTE CONTRACTS



   Advantage Health has 20 management contracts, with 19 general acute-care hospitals and one specialty hospital in seven states to operate dedicated rehabilitation or sub-acute units within such hospitals. The services provided through these management contracts range from administrative management of the unit to administrative, medical management as well as therapy services, depending on the needs of the host hospitals.

   Advantage Health's rehabilitation and sub-acute management contracts are typically five years in length, with the host hospital having the option at the end of the term to renew for an additional five years. All of Advantage Health's management contracts are with tax-exempt hospitals and certain regulations promulgated by the U.S. Internal Revenue Service limit the terms of management contracts between tax-exempt hospitals and proprietary management companies where the managed facility is financed with tax-exempt bonds. These tax regulations may cause some tax-exempt hospitals to seek management contracts that are terminable after three years.



   Under the terms of the typical rehabilitation management contract, Advantage Health is hired to oversee the operations of a distinct unit in an acute-care hospital dedicated to providing rehabilitation services similar to those which Advantage Health provides in its own rehabilitation hospitals. Advantage Health usually provides its own physiatrist medical director for the unit, a non-physician manager and a patient evaluator who evaluates potential patients for the unit. Advantage Health also provides training to the hospital's clinical staff and advice to the hospital administration, as well as other consulting and advisory services through the expertise of its corporate office personnel.

   The management agreements include a variety of compensation arrangements, such as payments per patient day, payments per discharge or a flat fee with performance incentives. Advantage Health is paid on a monthly basis by each hospital. Typically, the acute-care hospital agrees to provide the facilities with equipment, support services, utilities, nursing staff and diagnostic facilities necessary for the operation of the dedicated rehabilitation unit. The unit is included in the acute-care hospital's license as a service of the hospital, and patients receiving services in the unit are billed by the hospital.



   In addition, the typical rehabilitation management contract appoints Advantage Health as the exclusive provider of services for the acute-care hospital's rehabilitation unit and in furtherance of such exclusivity the contract specifically prohibits such hospital from entering into any agreement or arrangement with any other person or entity that provides the same or substantially similar services as Advantage Health. Similarly, as an assurance of Advantage Health's commitment to serve the acute-care hospital, Advantage Health has agreed and may in the future agree not to provide services similar to those being provided under the contract to any other person or entity within a defined geographical radius. The scope of such radius is typically a function of many factors, including the density of the surrounding population, the rural or urban composition of the acute-care hospital's service area and the general availability of rehabilitation services within such service area. Advantage Health does not believe that these prohibitions upon its activities have had a material adverse impact on Advantage Health's growth and expansion plans.

OUTPATIENT REHABILITATION CENTERS



   Advantage Health offers outpatient services in a variety of settings. Specifically, Advantage Health has 68 outpatient rehabilitation centers located in seven states: Massachusetts, New Hampshire, Maine, Connecticut, New Jersey, Delaware and Rhode Island. Advantage Health also manages rehabilitation services at 24 locations. Most of these locations are at acute-care hospitals where Advantage Health provides inpatient management of rehabilitation services or therapy contract services. The 68 outpatient rehabilitation centers provide cost-effective rehabilitation services to individuals not requiring more intensive inpatient or home healthcare. Specialty programs, diagnostic testing and evaluations and occupational medicine are all administered on an outpatient basis, utilizing the same comprehensive multidisciplinary approach as Advantage Health's inpatient programs. Outpatient centers are staffed by physiatrists, where appropriate, as well as by therapists practicing in a broad range of therapies and modalities. Patients treated at Advantage Health's outpatient rehabilitation centers may have been discharged from one of Advantage Health's inpatient facilities or may come directly from the community being served by the outpatient center. The disabilities treated on an outpatient basis include orthopedic problems, chronic pain, head injury, limb amputation, cardiac conditions, hand injury, stuttering, stroke and young stroke, spinal cord injury, progressive neuromuscular disorders, pediatric disorders and other disabling conditions.

HOME HEALTHCARE



   Advantage Health delivers home healthcare to individuals through its 12 home health locations as an extension of its other rehabilitation services. Home healthcare services include physical, occupational and speech-language therapies, nursing, homemaking services, home health aides and medical social services. Measured in terms of revenue, Advantage Health is the largest home healthcare provider in Massachusetts and has focused its activities in the eastern Massachusetts and Cape Cod markets, which have large elderly populations, the primary users of home healthcare services.



   Advantage Health's home health services have experienced substantial growth. Many market factors have influenced the growth of this business, including aging of the population, general acute-care hospital discharges, prospective reimbursement, insufficient supply of nursing home beds and consumer demand for alternatives to institutional care.

SENIOR LIVING FACILITIES



   Advantage Health manages six facilities, which include senior living facilities, containing an aggregate of 801 rental apartments located in Massachusetts, Connecticut, New York and Florida. A specially designed service package is included in the monthly rent for the facilities, which consists of restaurant-style dining, organized recreational activities, transportation and 24-hour emergency assistance. Generally, each facility is staffed by an executive director and marketing, maintenance, food service, housekeeping and security personnel.

   Advantage Health holds minority partnership interests in five of the six senior living facilities that it manages. These investments have no carrying value for financial reporting purposes.

SOURCES OF REVENUE AND REIMBURSEMENT



   Advantage Health realizes revenues from the delivery of inpatient, outpatient and home health services as well as through its management of non-owned inpatient, outpatient and senior living facilities. Revenues derived from senior living facility management contracts described above are included in the "Other" line item below. The following table sets forth the combined revenue and percentage of patient service and other healthcare related revenues contributed by each type of service provided by Advantage Health for the periods indicated:



                             YEARS ENDED AUGUST 31,

                              -----------------------------------------------------------
                                      1993                1994                1995
                              ------------------- ------------------- -------------------
                                                  (DOLLARS IN THOUSANDS)

Revenues

 Inpatient Rehabilitation...  $52,745    54.2%    $ 57,012    46.4%   $ 85,889    50.0%
 Outpatient Rehabilitation..   17,552    18.1       27,156    22.1      30,925    18.0
 Home Health................   15,629    16.1       23,708    19.3      37,058    21.6
 Managed Rehabilitation
  Units.....................    5,581     5.7       10,019     8.2      13,188     7.7
 Other......................    5,738     5.9        4,933     4.0       4,781     2.7
                              --------- --------- ---------- -------- ---------- --------
   Total....................  $97,245   100.0%    $122,828   100.0%   $171,841   100.0%
                              ========= ========= ========== ======== ========== ========




   Advantage Health's revenues are affected by occupancy rates, the nature and extent of services provided in the outpatient and home care settings and the payor class mix of patients treated in the various settings. Charge-based revenues are generated from services provided to patients covered by commercial insurance carriers, health maintenance organizations ("HMOs"), other managed care organizations, workers' compensation programs and patients who pay their own claims. Within the charge- based category, actual amounts received by Advantage Health may be less than Advantage Health's published charges because of negotiated discounts and fee schedules. Cost-based revenues primarily result from charges to Medicare patients at facilities where cost reports are filed. The payments for Medicare and Blue Cross acute-care inpatient services at The Medical Center are reimbursed under the prospective payment system under which hospitals are paid a standard amount for inpatients based on the patients' diagnoses and, as such, are not deemed cost-based.

 MEDICARE

   Medicare utilizes a retrospective, reasonable cost methodology to pay for inpatient rehabilitation hospital services, sub-acute services, outpatient rehabilitation hospital services, CORF services and home health agency and skilled nursing services. Advantage Health's hospital Medicare-certified and licensed outpatient rehabilitation facilities are paid on a reasonable cost basis, either as hospital departments or as freestanding CORFs. In either event, Medicare reimbursement is subject to limitations that could result in Advantage Health's receiving less than its full cost of treating Medicare patients. The non-hospital licensed facilities receive reimbursement based on a standard fee for service schedule of payments. The amendments to the Medicare statute under the Social Security Act Amendments of 1983 and related regulations provided for implementation of "prospective payment" reimbursement formulas for acute-care rehabilitation hospitals in place of the historical cost system of reimbursement. These methodologies do not currently apply to any rehabilitation facility operated by Advantage Health; however, Congress has taken steps which may lead to the inclusion of rehabilitation hospitals in the prospective payment system at some point in the future.

 BLUE CROSS AND MANAGED CARE PLANS

   Blue Cross plans provide their subscribers with hospital benefits, including rehabilitation care, through numerous independent plans that vary from state to state. Blue Cross payments are made on the basis of established charges or rates negotiated by each hospital with Blue Cross, or on a formula based on the hospital's costs. Such payments are made directly to the hospital by the local Blue Cross plan. In Massachusetts, contracts between hospitals and Blue Cross of Massachusetts are subject to the advance approval of the Massachusetts Rate Setting Commission (the "Rate Setting Commission").

   Advantage Health's Massachusetts hospital facilities and freestanding outpatient clinics contract with a large number of HMO's, preferred provider organizations and other managed care plans. These contracts contain a variety of payment arrangements for hospital services, including negotiated discounts from charges and negotiated per diem rates for inpatient services, and negotiated discounts from charges and per treatment/visit rates for outpatient services.

 CHARGE CONTROL

   Advantage Health's Massachusetts acute rehabilitation hospital facilities also are subject to charge control by the Rate Setting Commission. Under charge control, all non-acute Massachusetts hospitals must submit a schedule of charges to the Rate Setting Commission for prior approval. Upon reviewing a hospital's proposed submission, charges and cost reports, the Rate Setting Commission prospectively sets a cap on total gross patient service revenues the hospital can charge.

COMPETITION

   Advantage Health operates in competition with other comprehensive medical rehabilitation providers, as well as local general acute-care hospitals and outpatient facilities, and nursing homes and sub-acute-care companies for less intense sub-acute care services. Many of these competing institutions are larger than Advantage Health and have greater financial resources than Advantage Health. There is competition to obtain CONs for rehabilitation care beds; however, CONs are usually granted according to formulas based upon population projections or discharge statistics and only a finite number of beds are available for approval in any given geographic area. Advantage Health may also face opposition from other hospitals or hospital companies when it files a CON application or seeks to acquire a facility covered by an existing CON. CON programs affect the opportunity to develop new hospitals by creating a regulatory system that requires time, minimizes confidentiality and allows competing applicants to exercise procedural rights which can include time-consuming appeals. CON approvals serve as a barrier to entry and have the potential to limit competition in a local market.

   The competitive position of a hospital is dependent upon a variety of factors, including the physicians who either practice at the hospital or refer their patients to such hospital for rehabilitation, its clinical reputation, its geographic location and the range of specialty programs offered.

   The outpatient care facilities operated by Advantage Health compete on a local and regional basis with both independent operators of such types of facilities and companies managing multiple facilities, some of which have substantially greater financial resources than Advantage Health.



   Historically, home healthcare services have been provided by small, independent non-profit agencies with limited resources providing a limited range of services to local markets. In addition, the home healthcare industry is characterized by fragmented and complex sources of revenue which include public and private reimbursement and a significant private pay market.



REGULATION



   Rehabilitation hospitals, rehabilitation clinics and home health agencies are subject to substantial federal, state and local government regulation and to standards set by private accrediting bodies. Health- care facilities are subject to periodic review by federal, state, local and accrediting bodies, compliance inspections, and inspections relating to equipment and standards of medical care, the adequacy of life safety measures and compliance with other standards. Advantage Health believes that its hospitals, outpatient clinics and home health agencies are in substantial compliance with all such applicable laws, regulations and standards such that the failure to be in compliance with the same would not have a material adverse effect on Advantage Health and its operations, taken as a whole. Such laws, regulations and standards are subject to change and Advantage Health may need to take steps to assure its continued substantial compliance with the same. Thus, although Advantage Health will endeavor to maintain such compliance, there can be no assurance that Advantage Health will be able to do so or that Advantage Health will not be required to expend significant sums in order to maintain such compliance.

   The development, expansion and construction of rehabilitation hospitals and other types of healthcare facilities, including home health providers, are subject to extensive government regulation. Many states, including all states where Advantage Health operates rehabilitation hospitals and outpatient facilities, continue to have CON laws. In addition, Maine requires that Advantage Health must obtain a CON prior to commencing home health operations in such state. State CON statutes generally provide that, prior to the addition of new beds, the construction of new facilities or the introduction of new services, a state agency must determine that a need exists for those beds, facilities or services. The CON process is intended to promote comprehensive healthcare planning, assist in providing high quality health care at the lowest possible cost and avoid unnecessary duplication by ensuring that only those health care facilities that are needed will be built. While these CON laws vary, they generally require state approval for (i) capital expenditures in excess of certain threshold amounts, (ii) expansion of bed capacity or facilities, (iii) the acquisition of medical equipment and (iv) the institution of new services. CONs usually are issued for a specified maximum expenditure and require implementation of the proposed improvement within a specified period of time. Some states also require obtaining an exemption from CON review for acquisitions of existing health care facilities.

   In order to receive Medicare reimbursement, each facility must meet the applicable conditions of participation set forth by the United States Department of Health and Human Services relating to the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. In addition, Medicare regulations generally require that entry into such facilities be through physician referral. Advantage Health must offer services to Medicaid and Medicare recipients on a nondiscriminatory basis and may not preferentially accept private pay or commercially insured patients. All of Advantage Health's hospitals and the hospital-licensed outpatient facilities, as well as a division of Advantage Health's home health operation, are Medicare certified. Substantially all of the newly acquired private therapy practices are not Medicare certified. Advantage Health intends to seek Medicare certification for several of the non-certified sites as soon as practicable.

   To date, all of Advantage Health's facilities have been found to be in satisfactory compliance with applicable Medicare requirements. Advantage Health has developed its operational systems to maintain compliance with the various standards and requirements and has established ongoing quality assurance activities to monitor compliance.

   Various state and federal laws regulate the relationship between providers of health care services and physicians, including employment or service contracts, and investment relationships. These laws include the fraud and abuse provisions of the Medicare, Medicaid and similar state statutes (the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration in exchange for, or to induce the referral of, Medicare or Medicaid patients or for the ordering or providing of Medicare or Medicaid covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare, Medicaid and state programs containing similar provisions relating to referrals of privately insured patients. The Department of Health and Human Services has issued regulations which set forth certain so-called "safe harbors," representing business relationships and payments that can safely be undertaken without violation of the Fraud and Abuse Laws. While not all of Advantage Health's contracts and business arrangements fall within the safe harbors, Advantage Health believes that it has arranged and will continue to arrange its business relationships so as to comply with the Fraud and Abuse Laws.

   Effective on January 1, 1995, the provisions of the Ethics in Patient Referral Act, sometimes called the "Stark Bill," became applicable to the healthcare industry in general. Under the Stark Bill, physicians who have an ownership interest or compensation arrangement with a provider of designated health services, a term that includes the healthcare services provided by Advantage Health, may not make Medicare referrals to that provider unless the ownership or compensation arrangement is expressly permitted under the terms of the statute. The effect of the Stark Bill is to limit the financial relationships between referring physicians and Advantage Health to those expressly permitted under the Stark Bill. Advantage Health believes its financial relationships with referring physicians are in substantial compliance with the Stark Bill.

   In certain states, senior living facilities are regulated by various state agencies. The Florida senior living facilities managed by Advantage Health operate under state regulations, and each is licensed as an Adult Senior Living Facility Level I (apartments) and Level II (assisted living units). Advantage Health believes that no state in which it currently operates requires a CON for the construction or operation of a senior living facility.


INSURANCE

   Advantage Health maintains professional liability insurance, comprehensive general liability insurance and other insurance coverage on all of its healthcare facilities. Physicians practicing at Advantage Health's facilities are responsible for their own professional liability insurance coverage, and are required to carry insurance of at least $1,000,000 per claim with an annual aggregate of $3,000,000 except for those practicing at New England Rehabilitation Hospital of Portland ("NERH-Portland"), who carry insurance of at least $500,000 per claim with an annual aggregate of $1,000,000. While Advantage Health believes that its insurance is adequate in amount and coverage for its current operations, there can be no assurance that coverage will continue to be available in adequate amounts or at a reasonable cost, or that a claim would not be entered in excess of provided coverage or that an insurer would not dispute coverage for a particular claim.

EMPLOYEES AND MEDICAL STAFF

   Advantage Health employs in excess of 6,500 full-time and part-time employees. In certain cases, under the terms of its management contracts, Advantage Health employs the personnel at the facilities which it manages. Advantage Health's employees are not represented by any labor union. Management of Advantage Health considers the relationship between Advantage Health and its employees to be good.

   Advantage Health competes with general acute-care hospitals, nursing homes, other ambulatory care facilities and other home health agencies for the services of physicians, registered nurses, therapists, and other professional personnel. From time to time, there have been shortages in the supply of available physicians, registered nurses, various types of therapists and various types of home health personnel. Although Advantage Health believes that it will be able to attract and retain sufficient physicians, nursing personnel and therapists to meet its needs, there can be no assurance that it will be able to do so.

   Generally, Advantage Health's physicians, registered nurses, speech and language therapists, pharmacists, physical and occupational therapists, and audiologists and psychologists are subject to registration or licensure with the appropriate state health regulatory agency.

PROPERTIES


   Advantage Health's executive offices are located in facilities totalling approximately 10,100 square feet and rented by Advantage Health in Woburn, Massachusetts. Advantage Health believes that its Woburn facilities are adequate for its present needs and contain suitable additional space to accommodate future expansion. Advantage Health owns the real estate upon which New England Rehabilitation Hospital ("NERH") and NERH-Portland are built and Advantage Health holds a one-third interest in the real estate upon which The Fairlawn Rehabilitation Hospital is built. Advantage Health also holds a one-half interest in certain real estate located in North Dartmouth, Massachusetts upon which it operates an NERH satellite outpatient clinic. In addition, Advantage Health currently leases various facilities used for executive offices in its home healthcare business and for outpatient clinics and centers (except for Keleher Ambulatory Care Center, which is owned by Advantage Health and located on the NERH campus and those facilities it manages, all of which are owned by others), none of which individually is materially important to Advantage Health's business as a whole.

   Advantage Health's general partnership with Lahey/Hitchcock Clinic Hospital, Inc. owns approximately 18 1/2 acres of land with buildings containing approximately 194,000 square feet located in Arlington, Massachusetts and upon which the former general acute-care hospital known as "Symmes Hospital" was operated. Advantage Health holds a 50% interest in this property, as does an affiliate of the Lahey/Hitchcock Clinic Hospital, Inc.


   Advantage Health owns the former campus of St. Joseph's Hospital located in Lowell, Massachusetts consisting of approximately 5 1/2 acres of land and buildings containing approximately 290,000 square feet. Advantage Health also owns another facility in Lowell, Massachusetts which has a license for 75 skilled nursing beds. The facility consists of approximately three acres of land and buildings containing approximately 30,000 square feet.

LEGAL PROCEEDINGS

   In the ordinary course of its business, Advantage Health may be subject, from time to time, to claims and legal actions by patients and others. Advantage Health does not believe that any such pending actions, if adversely decided, would have a material adverse effect on its financial conditions. See "--
Insurance" for a description of Advantage Health's insurance coverage arrangements.

   From time to time, Advantage Health appeals decisions of various rate-making authorities with respect to Medicare rates established for Advantage Health's facilities. These appeals are initiated in the ordinary course of business. Management believes that adequate reserves have been established for possible adverse decisions on any pending appeals and that the outcome of currently pending appeals, either individually or in the aggregate, will have no material adverse effect on Advantage Health's operations.

                    ACQUISITION OF ASSETS BY ADVANTAGE HEALTH



   On December 14, 1995, Advantage Health executed an Asset Purchase Agreement (the "Agreement") with The Federation of Independent School Alumnae (the "Federation"), Harmarville Rehabilitation Center, Inc. ("HRC") (the Federation and HRC being referred to collectively herein as "Harmarville") and Advantage Health Harmarville Rehabilitation Corporation ("AHHRC") pursuant to which AHHRC will acquire certain assets and assume certain liabilities of Harmarville (the "Harmarville Acquisition"). In connection with the proposed Harmarville Acquisition, several conditions to closing exist which must be satisfied, including, but not limited to, the approval of both a merger of the Federation and HRC immediately prior to the closing of the Harmarville Acquisition and the Harmarville Acquisition by the members of the Federation, the expiration of the HSR Act waiting period and related approvals and approval of the transaction by the Court of Common Pleas of Allegheny County (Pennsylvania), Orphans Court Division.

   Subject to the terms and conditions of the Agreement, the purchase price for the assets is $20,858,000 plus the assumption of certain liabilities.

   At September 30, 1995, Harmarville's total assets were $45,219,000 and net assets were $30,542,000. The net assets of $30,542,000 included approximately $10,540,000 of net assets relating primarily to investments and trust funds and their associated liabilities that will be excluded from the Harmarville Acquisition.

   The assets of Harmarville are used to operate a comprehensive rehabilitation facility and several outpatient rehabilitation satellite clinics.



                        ADVANTAGE HEALTH AND HARMARVILLE
                          UNAUDITED PRO FORMA COMBINED

                              FINANCIAL INFORMATION

   The following Unaudited Pro Forma Combined Balance Sheet as of November 30, 1995 and the Unaudited Pro Forma Combined Statements of Income for the fiscal year ended August 31, 1995 and the three months ended November 30, 1995 give effect to the Harmarville Acquisition accounted for under the purchase method of accounting. The consolidated financial information for the fiscal year ended August 31, 1995 for Advantage Health and the consolidated financial information for the fiscal year ended June 30, 1995 for Harmarville has been obtained from their respective consolidated financial statements which have been audited by Ernst & Young LLP, independent auditors. The financial data for Advantage Health for the three-month period ended November 30, 1995 and for Harmarville for the three-month period ended September 30, 1995 have been obtained from Advantage Health and Harmarville's unaudited financial statements and include all adjustments necessary to present fairly the data for such periods.

   The Unaudited Pro Forma Combined Financial Statements are based on the historical Consolidated Financial Statements of Advantage Health and Harmarville under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements. The Unaudited Pro Forma Combined Balance Sheet assumes that the Harmarville Acquisition was consummated on November 30, 1995 and the Unaudited Pro Forma Combined Statements of Income assume that the Harmarville Acquisition was consummated at the beginning of the periods presented.

   The Pro Forma adjustments are based on the Agreement relating to the Harmarville Acquisition. For purposes of developing the Unaudited Pro Forma Combined Balance Sheet, the book value of Harmarville's assets and liabilities (excluding property, plant and equipment) are assumed to approximate fair value, and the excess purchase price has been assigned to property, plant and equipment. The determination of the final assignment to property, plant and
equipment   and  the   related   depreciation   periods  are  subject  to  final
determination of the purchase price and appraisals, evaluations and other studies of the fair value of Harmarville's assets which will be completed following the Harmarville Acquisition.

   The Unaudited Pro Forma Combined Financial Statements may not be indicative of the results that actually would have occurred if the Harmarville Acquisition had been in effect on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and accompanying Notes of Advantage Health and Harmarville. A copy of the Harmarville Rehabilitation Center, Inc. and Subsidiaries Audited Consolidated Financial Statements is attached as Annex C to this Prospectus-Proxy Statement and incorporated herein by reference.

                        ADVANTAGE HEALTH AND HARMARVILLE
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)




                                            ADVANTAGE
                                             HEALTH     HARMARVILLE               PRO FORMA
                                            11/30/95      9/30/95       TOTAL    ADJUSTMENTS     TOTAL
                                          ------------ ------------- ---------- ------------- ----------

Assets .................................
Current assets:
 Cash and cash equivalents..............  $  6,815     $ 2,715       $  9,530   $ (2,715)(1)  $  5,314
                                                                                  (1,501)(2)
 Accounts receivable....................    40,231       6,775         47,006                   47,006
 Prepaid expenses ......................     1,431         528          1,959        (67)(1)     1,892
 Deferred income taxes..................     2,488                      2,488                    2,488
 Other..................................     3,060       1,491          4,551       (488)(1)     4,063
                                          ------------ ------------- ---------- ------------- ----------
Total current assets....................    54,025      11,509         65,534     (4,771)       60,763
Property, plant and equipment, net .....    32,884      14,566         47,450      2,357 (3)    49,807
Other assets:
 Goodwill...............................    40,372                     40,372                   40,372
 Deferred financing costs...............       944         191          1,135       (191)(1)       944
 Investments in limited partnerships and
  other affiliates......................     7,040         765          7,805                    7,805
 Board designated funds.................                 2,205          2,205     (2,205)(1)
 Self insurance trust funds.............                 1,504          1,504     (1,504)(1)
 Fixed interest and money market
  investments...........................                 8,083          8,083     (8,083)(1)
 Preferred and common stock investments                  6,392          6,392     (6,392)(1)
 Pledges receivable.....................                     4              4         (4)(1)
 Other..................................     2,053                      2,053                    2,053
                                          ------------ ------------- ---------- ------------- ----------
                                            50,409      19,144         69,553       (18,379)    51,174
                                          ------------ ------------- ---------- ------------- ----------
Total assets............................  $137,318     $45,219       $182,537   $   (20,793)  $161,744
                                          ============ ============= ========== ============= ==========
Liabilities and stockholders' equity
Current liabilities
 Accounts payable and accrued expenses..  $ 10,679     $ 1,689       $ 12,368   $   (238)(1)  $ 12,130
 Accrued compensation...................     6,390       1,684          8,074                    8,074
 Income taxes payable...................       254                        254                      254
 Amounts payable to third party payors..     3,300         420          3,720                    3,720
 Current portion of long-term debt......     6,019         627          6,646       (620)(1)     6,026
 Due to affiliates......................       702                        702                      702
                                          ------------ ------------- ---------- ------------- ----------
Total current liabilities...............    27,344       4,420         31,764          (858)    30,906
                                          ------------ ------------- ---------- ------------- ----------
Other liabilities
 Long-term debt, less current portion...    38,796       9,228         48,024     (9,222)(1)    59,660
                                                                                  20,858 (4)
 Deferred income taxes..................     8,034                      8,034                    8,034
 Other..................................     3,084       1,029          4,113     (1,029)(1)     3,084

Stockholders' equity
 Preferred stock, $.01 par value........
 Common stock, $.01 par value...........        61                         61                       61
 Class B common stock, $.01 par value...
 Additional paid in capital.............    41,394                     41,394                   41,394
 Retained earnings......................    28,232                     28,232                   28,232
 Less treasury stock....................    (9,627)                    (9,627)                  (9,627)
 Fund balance-general...................                29,068         29,068    (29,068)(1)
 Fund balance-restricted................                 1,474          1,474     (1,474)(1)
                                                       ------------- ---------- ------------- ----------
Total stockholders' equity..............    60,060      30,542         90,602       (30,542)    60,060
                                          ------------ ------------- ---------- ------------- ----------
                                          $137,318     $45,219       $182,537   $   (20,793)  $161,744
                                          ============ ============= ========== ============= ==========

      See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

                        ADVANTAGE HEALTH AND HARMARVILLE
               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET



   The Unaudited Pro Forma Combined Balance Sheet has been prepared to reflect the Harmarville Acquisition as if the Harmarville Acquisition occurred on November 30, 1995. The Harmarville Acquisition has been accounted for under the purchase method of accounting.

   The following is a summary of adjustments reflected in the Unaudited Pro Forma Combined Balance Sheet.

     1. Represents the elimination of assets and liabilities which were not acquired by Advantage Health.

     2 Represents the part of the purchase price paid from operating cash of Advantage Health.

     3. Represents the preliminary estimate of the increase in value to be assigned to property, plant and equipment as part of the acquisition. As noted previously, the final determination of the assigned value to property, plant and equipment is subject to final determination of the purchase price and appraisals, evaluations and other studies of the fair value of Harmarville's assets.

     4. Represents the increase in Advantage Health's line of credit to finance the acquisition of $20,858,000.

                   ADVANTAGE HEALTH AND HARMARVILLE UNAUDITED
                     PRO FORMA COMBINED STATEMENTS OF INCOME
               (In thousands, except share and per share amounts)




                                                                     YEAR ENDED AUGUST 31, 1995
                                                  ---------------------------------------------------------------
                                                    ADVANTAGE
                                                     HEALTH     HARMARVILLE               PRO FORMA
                                                     8/31/95      6/30/95       TOTAL    ADJUSTMENTS     TOTAL

                                                  ------------ ------------- ---------- ------------- -----------

Revenues
 Net patient service revenue....................  $  150,979   $40,006       $190,985                 $  190,985
 Management service revenue.....................      13,926       327         14,253                     14,253
 Other operating revenue........................       6,936     1,744          8,680   $(1,494)(1)        7,186
                                                  ------------ ------------- ---------- ------------- -----------
                                                     171,841    42,077        213,918       (1,494)      212,424
Expenses
 Operating and administrative...................     147,155    37,690        184,845    (1,519)(2)      183,326
 Depreciation and amortization..................       4,478     2,126          6,604    (1,399)(3)        5,205
 Interest.......................................       2,154       612          2,766       788 (4)        3,554
                                                  ------------ ------------- ---------- ------------- -----------
                                                     153,787    40,428        194,215    (2,130)         192,085
                                                  ------------ ------------- ---------- ------------- -----------
Income from operations..........................      18,054     1,649         19,703       636           20,339
Nonoperating gains (losses)
 Income on investments in limited partnerships
  and other affiliates..........................         547      (132)           415                        415
 Minority interest in net income of consolidated
  subsidiary....................................        (940)                    (940)                      (940)
                                                  ------------ ------------- ---------- ------------- -----------
                                                        (393)     (132)          (525)                      (525)
                                                  ------------ ------------- ---------- ------------- -----------
Income before income taxes......................      17,661     1,517         19,178       636           19,814
Income taxes....................................       7,861                    7,861       868 (5)        8,729
                                                  ------------ ------------- ---------- ------------- -----------
Net income......................................  $    9,800   $ 1,517       $ 11,317   $  (232)      $   11,085
                                                  ============ ============= ========== ============= ===========
Net income per share............................  $     1.60                                          $     1.81
                                                  ============                                        ===========
Weighted average common shares and common share
 equivalents outstanding .......................   6,112,079                                           6,112,079
                                                  ============                                        ===========


                                                               THREE MONTHS ENDED NOVEMBER 30, 1995
                                                  --------------------------------------------------------------
                                                    ADVANTAGE
                                                     HEALTH     HARMARVILLE              PRO FORMA
                                                    11/30/95      9/30/95      TOTAL    ADJUSTMENTS     TOTAL
                                                  ------------ ------------- --------- ------------- -----------

Revenues
 Net patient service revenue....................   $43,403      $10,067       $53,470                 $53,470
 Management service revenue.....................     3,746          113         3,859                   3,859
 Other operating revenue........................     2,007          659         2,666   $(586)(1)       2,080
                                                   ------------ ------------- --------- ------------- -----------
                                                    49,156       10,839        59,995    (586)         59,409
Expenses
 Operating and administrative...................    42,283        9,806        52,089    (374)(2)      51,715
 Depreciation and amortization..................     1,284          482         1,766    (300)(3)       1,466
 Interest.......................................       864          120           984     230 (4)       1,214
                                                  ------------ ------------- --------- ------------- -----------
                                                    44,431       10,408        54,839    (444)         54,395
                                                  ------------ ------------- --------- ------------- -----------
Income from operations..........................     4,725          431         5,156    (142)          5,014
Nonoperating gains (losses)
 Income on investments in limited partnerships
  and other affiliates..........................       383          (80)          303                     303
 Minority interest in net income of consolidated
  subsidiary....................................      (357)                      (357)                   (357)
                                                   ------------ ------------- --------- ------------- -----------
                                                        26          (80)          (54)      0             (54)
                                                   ------------ ------------- --------- ------------- ----------
Income before income taxes......................     4,751          351          5,102   (142)          4,960
Income taxes....................................     2,043                       2,043     84 (5)       2,127
                                                   ------------ ------------- --------- ------------- -----------
Net income......................................   $ 2,708        $ 351         $3,059  $(226)     $    2,833
                                                  ============ ============= ========= ============= ===========
Net income per share............................   $  0.46                                         $     0.48
                                                  ============                                       ===========
Weighted average common shares and common share
 equivalents outstanding .......................  5,950,053                                          5,950,053
                                                  ============                                       ===========

  See accompanying Notes to Unaudited Pro Forma Combined Statements of Income.

                        ADVANTAGE HEALTH AND HARMARVILLE
                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED STATEMENTS OF INCOME

   The Unaudited Pro Forma Combined Statements of Income have been prepared to reflect the Harmarville Acquisition as if the Harmarville Acquisition occurred at the beginning of the periods presented. The Harmarville Acquisition has been accounted for under the purchase method of accounting. The determination of the final assignment to property, plant, equipment and the related depreciation periods are subject to final determination of the purchase price and appraisals, evaluations and other studies of the fair value of Harmarville's assets.

   The  Unaudited  Pro  Forma  Combined  Financial   Information   excludes  any
additional benefits from synergies that may result from the Harmarville Acquisition.

   Following is a summary of preliminary adjustments reflected in the Unaudited Pro Forma Combined Statements of Income for the fiscal year ended August 31, 1995 and the three months ended November 30, 1995:

     1. Represents the elimination of contributions, investment income and grants due to change in ownership.

     2. Represents estimates of elimination of operating and administrative expenses which would not have been incurred if the results of operations were combined for Harmarville's entire fiscal year and three-month period, respectively. The components of this amount include reduced rates for general liability insurance, miscellaneous insurance benefits and coverages, pension costs, and certain professional fees.

     3. Represents the elimination of Harmarville historical depreciation and amortization offset by depreciation associated with the acquired property, plant and equipment ($2,126,000 and $727,000, respectively, for the year ended August 31, 1995, and $482,000 and $182,000, respectively, for the three months ended November 30, 1995).

     4. Represents the elimination of Harmarville's financing costs offset by the increase in the combined company's financing costs ($612,000 and $1,400,000, respectively, for the year ended August 31, 1995, and $120,000 and $350,000, respectively, for the three months ended November 30, 1995).

     5.  Represents  the  tax  effect  of  the  additional  income  provided  by
         Harmarville's operations and the Unaudited Pro Forma Combined Statements of Income adjustments. An effective tax rate of 40.3%, representing Advantage Health's incremental effective rate, is used to calculate the incremental federal and state taxes.

                  PRINCIPAL STOCKHOLDERS OF ADVANTAGE HEALTH

   The following table sets forth certain information with respect to the beneficial ownership of Advantage Health Common Stock as of January 30, 1996, by
(i) each person who is known by Advantage Health to beneficially own more than five percent of Advantage Health Common Stock, (ii) certain executive officers of Advantage Health as required by SEC regulations, (iii) each director of Advantage Health and (iv) all of Advantage Health's executive officers and directors as a group.

                                                                 SHARES BENEFICIALLY
                                                                       OWNED(1)
                                                             ---------------------------
                      NAME AND ADDRESS                            NUMBER      PERCENT(2)
-----------------------------------------------------------  --------------- -----------
Raymond J. Dunn, III.......................................  1,176,460 (3)   20.8%
 Advantage Health Corporation
 304 Cambridge Road
 Woburn, MA 01801

The Kaufmann Fund, Inc.(4).................................    667,500       11.8%
 17 Battery Place
 Suite 2624
 New York, NY 10004

Michael F. Curran, Ph.D....................................    328,460       5.8%
 Advantage Health Corporation
 304 Cambridge Road
 Woburn, MA 01801

Robert E. Spencer..........................................    328,460       5.8%
 Advantage Health Corporation
 304 Cambridge Road
 Woburn, MA 01801

David F. O'Donnell(5)......................................     20,005       *
Arthur M. Pappas, M.D.(5)..................................     11,000       *
William W. Southmayd, M.D.(5)..............................      8,500       *
Alan M. Stoll(5)...........................................     12,400       *
Edmond E. Charrette, M.D.(5)...............................     36,112       *
Gerald E. Borgal(5)........................................     32,046       *
Anna Pomfret, M.D.(5)......................................      8,080       *
Carolyn Markey(5)..........................................      5,980            *
All current directors and executive officers as a group
 (15 persons)(6)...........................................  1,988,553       34.6%

* Represents beneficial ownership of less than 1% of Advantage Health's Common Stock outstanding.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2)  Computation based upon 5,653,114 shares outstanding as of January 30, 1996.



(3) Includes 23,000 shares held by a charitable foundation of which Mr. Dunn is a trustee.

(4) As reported in Schedule 13G dated July 10, 1995, The Kaufmann Fund, Inc., an investment company registered under the Investment Company Act of 1940, has sole voting and dispositive power over 667,500 shares of Advantage Health Common Stock.



(5) Includes the following shares subject to currently exercisable options and options exercisable within 60 days of January 30, 1995: Mr. O'Donnell -- 11,000; Dr. Pappas -- 11,000; Dr. Southmayd -- 8,500; Mr. Stoll -- 11,000;
     Dr. Charrette - 10,000; Mr. Borgal -- 11,640; Dr. Pomfret -- 6,580; and Ms. Markey -- 4,480.

(6) Includes 29,130 shares subject to currently exercisable options and options exercisable within 60 days of January 30, 1996 held by five executive officers not specifically named above. Dr. Pomfret retired from her position with Advantage Health during the fiscal year ended August 31, 1995.

                 DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH



COMMON STOCK

   HEALTHSOUTH is authorized by the HEALTHSOUTH Restated Certificate of Incorporation (the "HEALTHSOUTH Certificate") to issue up to 251,500,000 shares of capital stock, of which 250,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. As of January 31, 1996, there were 143,444,419 shares of HEALTHSOUTH Common Stock outstanding (including 46,097,987 shares reserved for issuance in connection with HEALTHSOUTH's 1995 and 1996 mergers which had not yet been claimed by holders of the stock of the acquired companies). In addition, there were outstanding options under HEALTHSOUTH's stock option plans to purchase an additional 15,348,606 shares of HEALTHSOUTH Common Stock. An additional 1,682,277 shares of HEALTHSOUTH Common Stock were reserved for future option grants under such plans. Additionally, 6,112,956 shares are currently reserved for issuance upon conversion of the Debentures, and 76,639 shares were reserved for issuance upon the exercise of outstanding warrants.

   Holders of HEALTHSOUTH Common Stock are entitled to participate equally in dividends when and as declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or distribution of assets of HEALTHSOUTH, are entitled to share ratably in such assets remaining after payment of liabilities. Stockholders are entitled to one vote per share. Holders of HEALTHSOUTH Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such stock. The outstanding shares of HEALTHSOUTH Common Stock are fully paid and nonassessable.

FAIR PRICE PROVISION

   The HEALTHSOUTH Certificate contains certain provisions requiring supermajority stockholder approval to effect specified extraordinary corporate transactions unless certain conditions are met. The HEALTHSOUTH Certificate requires the affirmative vote of 66 2/3 % of all shares of HEALTHSOUTH entitled to vote in the election of Directors to approve a "business combination" with any "other entity" that is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of HEALTHSOUTH entitled to vote in the election of Directors. For purposes of this restriction, a "business combination" includes: (a) the sale, exchange, lease, transfer or other disposition by HEALTHSOUTH of all, or substantially all, of its assets or business; (b) any merger or consolidation of HEALTHSOUTH; and (c) certain sales of HEALTHSOUTH's Common Stock in exchange for cash, assets, securities or any combination thereof. An "other entity" is defined to include, generally, any corporation, person or entity, and any affiliate or associate of such corporation, person or entity.

   The foregoing supermajority vote shall not be required where, in the business combination, (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of HEALTHSOUTH's Common Stock (subject to certain adjustments upward) and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied.

   The provisions of the HEALTHSOUTH Certificate described in the preceding paragraphs, and its Bylaws, may be amended or repealed only by the affirmative vote of 66 2/3 % of the shares entitled to vote thereon.

   The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of HEALTHSOUTH through the acquisition of a large block of HEALTHSOUTH's voting stock, or to effect a merger or other acquisition that is not approved by a majority of HEALTHSOUTH's Directors serving in office prior to the acquisition by the other entity of 5% or more of HEALTHSOUTH's stock. In addition, holders of the Debentures have the right to require HEALTHSOUTH to redeem the Debentures at 100% of the principal amount thereof, plus accrued interest, upon the occurrence of certain events involving a sale or merger of HEALTHSOUTH,

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unless holders of  HEALTHSOUTH's  Common Stock shall receive an amount per share at least equal to the conversion price of the Debentures in effect on the date such sale or merger is consummated. Such holders' redemption option may impede certain forms of takeovers if the potential acquiror is unable to finance the redemption of the Debentures.

SECTION 203 OF THE DGCL

   HEALTHSOUTH is subject to the provisions of Section 203 of the DGCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3 % of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies or others interested in acquiring HEALTHSOUTH to negotiate in advance with the HEALTHSOUTH Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the acquiror becoming an interested stockholder.

PREFERRED STOCK

   The HEALTHSOUTH Certificate authorizes the issuance of up to 1,500,000 shares of Preferred Stock, par value $.10 per share (the "HEALTHSOUTH Preferred Stock"). The Board of Directors has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Issuance of shares of HEALTHSOUTH Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of HEALTHSOUTH. Any such issuance could also adversely affect the voting power of the holders of the HEALTHSOUTH Common Stock. The Board of Directors of HEALTHSOUTH has no current intention of issuing any shares of HEALTHSOUTH Preferred Stock.

TRANSFER AGENT

   The transfer agent and registrar for the HEALTHSOUTH Common Stock is Chemical Bank, New York, New York.

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                   COMPARISON OF RIGHTS OF ADVANTAGE HEALTH
                         AND HEALTHSOUTH STOCKHOLDERS

   Both Advantage Health and HEALTHSOUTH are incorporated in Delaware. Holders of the Advantage Health Shares will continue to have their rights and obligations as stockholders of HEALTHSOUTH after the Merger governed by Delaware law. Set forth below is a summary comparison of the rights of a HEALTHSOUTH stockholder under the HEALTHSOUTH Certificate and HEALTHSOUTH's Bylaws (the "HEALTHSOUTH Bylaws"), on the one hand, and the rights of an Advantage Health stockholder under the Advantage Health Restated Certificate of Incorporation, as amended (the "Advantage Health Certificate"), and Advantage Health's Restated Bylaws (the "Advantage Health Bylaws"), on the other hand. The information set forth below is qualified in its entirety by reference to the HEALTHSOUTH Certificate, the HEALTHSOUTH Bylaws, the Advantage Health Certificate and the Advantage Health Bylaws.

CLASSES AND SERIES OF CAPITAL STOCK



   Advantage Health. Advantage Health is authorized by the Advantage Health Certificate to issue up to 21,440,000 shares of capital stock, of which 15,000,000 shares are designated Common Stock, par value $.01 per share, 1,440,000 shares are designated Class B Non-Voting Common Stock, par value $.01 per share, and 5,000,000 shares are designated Preferred Stock, par value $.01 per share. As of February 7, 1996, there were 5,653,114 shares of Advantage Health Common Stock issued and outstanding, and 493,010 shares of Advantage Health Common Stock issued and held as treasury shares. In addition, there were outstanding options under Advantage Health stock option plans to purchase an additional 685,660 shares of Advantage Health Common Stock. No shares of Advantage Health Common Stock were reserved for future option grants under such plans. The Board of Directors of Advantage Health has the authority to issue the Advantage Health Preferred Stock in one or more series, and to fix the designation, powers, preferences, rights, qualifications, limitations or restrictions of each such series, without any further vote or action by its stockholders. As of February 7, 1996, there were no shares of Advantage Health Class B Non-Voting Common Stock or Advantage Health Preferred Stock issued and outstanding. The Board of Directors of Advantage Health has no present intention of issuing shares of Advantage Health Class B Non-Voting Common Stock or Advantage Health Preferred Stock.

   HEALTHSOUTH. HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 251,500,000 shares of capital stock, of which 250,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH". The Board of Directors of HEALTHSOUTH has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of January 31, 1996, there were no shares of HEALTHSOUTH Preferred Stock issued and outstanding, and the Board of Directors of HEALTHSOUTH has no present intention of issuing shares of HEALTHSOUTH Preferred Stock.



SIZE AND ELECTION OF THE BOARD OF DIRECTORS

   Advantage Health. The Advantage Health Certificate and Bylaws provide that the size of the Advantage Health Board of Directors shall be fixed from time to time by the directors then in office. Directors of Advantage Health are elected by a plurality of votes cast at the annual meeting of stockholders. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority vote of the directors then in office.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that the HEALTHSOUTH Board of Directors shall consist of at least one director and that the size of the HEALTHSOUTH Board of Directors may be fixed by the directors then in office. Directors of HEALTHSOUTH are elected by a plurality of votes cast at the annual meeting of stockholders. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority of directors then in office.

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REMOVAL OF DIRECTORS

   Advantage Health. The Advantage Health Certificate provides that directors may only be removed, with or without cause, by the vote of the holders of at least 80% of the voting power of the outstanding shares of the capital stock of Advantage Health, voting together as a single class.



   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a director may be removed with or without cause by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.


OTHER VOTING RIGHTS

   Advantage Health. The Advantage Health Certificate authorizes Advantage Health to issue both Common Stock and Class B Non-Voting Common Stock, and Advantage Health has no classes or series of capital stock issued or outstanding other than the Advantage Health Common Stock. Each Advantage Health stockholder holding shares of Advantage Health Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each matter submitted to a vote at a meeting of stockholders for each share of Advantage Health Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the Advantage Health Certificate or the Advantage Health Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of Advantage Health stockholders. The affirmative vote of the holders of at least 80% of the outstanding voting stock of Advantage Health is required to amend or repeal the Advantage Health Bylaws, certain provisions of the Advantage Health Certificate, and to reduce the number of authorized shares of Advantage Health Common Stock and Advantage Health Preferred Stock. Except as otherwise required by law, the holders of Advantage Health Class B Non-Voting Common Stock have no right to vote their shares of Advantage Health Class B Non-Voting Common Stock on any matters to be voted on by the Advantage Health stockholders.



   HEALTHSOUTH. The HEALTHSOUTH Common Stock is not divided into classes, and HEALTHSOUTH has no classes or series of capital stock issued or outstanding other than the HEALTHSOUTH Common Stock. Each HEALTHSOUTH stockholder holding shares of HEALTHSOUTH Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of HEALTHSOUTH Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the HEALTHSOUTH Certificate or the HEALTHSOUTH Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of HEALTHSOUTH stockholders.

DIVIDENDS

   Advantage Health. The Advantage Health Certificate and Bylaws grants the Board of Directors the power to distribute to the stockholders, without a vote of the stockholders, dividends, whether payable in cash, property or securities of Advantage Health, out of the capital surplus of Advantage Health. The holders of Advantage Health Common Stock and Advantage Health Class B Non-Voting Common Stock are entitled to share in such dividends ratably according to the number of shares of Advantage Health Common Stock or Advantage Health Class B Non-Voting Common Stock held by each; provided, that if dividends are declared which are payable in Advantage Health Common Stock or Advantage Health Class B Non-Voting Common Stock, dividends will be declared which are payable at the same rate on both the Advantage Health Common Stock and the Advantage Health Class B Non-Voting Common Stock, and the dividends payable in Advantage Health Common Stock will be payable to holders of Advantage Health Common Stock and the dividends payable in Advantage Health Class B Non-Voting Common Stock will be payable to holders of Advantage Health Class B Non-Voting Common Stock. If the Board of Directors were to designate a series of Advantage Health Preferred Stock, the holders of such Advantage Health Preferred Stock could be entitled to dividend payments preferential to those of holders of the Advantage Health Common Stock and the Advantage Health Class B Non-Voting Common Stock.

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   HEALTHSOUTH. The HEALTHSOUTH Certificate contains no provisions similar to the dividend provisions of the Advantage Health Certificate set forth above.

CONVERSION AND DISSOLUTION

   Advantage Health. The Advantage Health Common Stock has no conversion features. The Advantage Health Certificate authorizes 1,440,000 shares of Class B Non-Voting Common Stock, par value $.01 per share, no shares of which are issued or outstanding. Each record holder of Advantage Health Class B Non-Voting Common Stock is entitled to elect at any time to convert any and all of the shares of such holder's Advantage Health Class B Non-Voting Common Stock into the same number of shares of Advantage Health Common Stock, provided that such shares may only be converted to the extent the holder does not own, control or have power to vote a greater quantity of securities than permitted by law or any regulation, rule or other requirement of any governmental authority applicable to such holder. Shares of Advantage Health Class B Non-Voting Common Stock converted into shares of Advantage Health Common Stock may not be reissued by Advantage Health. Upon the liquidation, dissolution or winding up of Advantage Health, the holders of Advantage Health Common Stock are entitled to receive ratably with the holders of Advantage Health Class B Non-Voting Common Stock, if any, the net assets of Advantage Health available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Advantage Health Preferred Stock.

   The Advantage Health Certificate authorizes 5,000,000 shares of Preferred Stock, par value $.01 per share, and provides that such shares of Advantage
Health Preferred Stock may have such voting powers, preferences and other special rights (including, without limitation, the right to convert the shares of such Advantage Health Preferred Stock into shares of Advantage Health Common Stock) as shall be stated in the Advantage Health Certificate or resolutions providing for the issuance of Advantage Health Preferred Stock. If the Board of Directors were to designate such a series of Advantage Health Preferred Stock, such Advantage Health Preferred Stock could be entitled to preferential payments in the event of a liquidation, dissolution or winding up of Advantage Health.

   HEALTHSOUTH. The HEALTHSOUTH Common Stock has no conversion features. The HEALTHSOUTH Certificate authorizes 1,500,000 shares of Preferred Stock, par value $.10 per share, and provides that such shares of HEALTHSOUTH Preferred
Stock  may have  such  voting  powers,  preferences  and  other  special  rights
(including, without limitation, the right to convert the shares of such HEALTHSOUTH Preferred Stock into shares of HEALTHSOUTH Common Stock) as shall be stated in the HEALTHSOUTH Certificate or resolutions providing for the issuance of HEALTHSOUTH Preferred Stock. If the Board of Directors were to designate such a series of HEALTHSOUTH Preferred Stock, such HEALTHSOUTH Preferred Stock could be entitled to preferential payments in the event of dissolution of HEALTHSOUTH.

FAIR PRICE PROVISION



   Advantage Health. The Advantage Health Certificate restricts "business combinations" with "interested stockholders," as such terms are defined in the Advantage Health Certificate (the "Business Combination Provision"). The Business Combination Provision provides that business combinations with interested stockholders (without regard to the length of time a stockholder has been an interested stockholder) may not be consummated without the vote of the holders of 80% of all outstanding shares of Advantage Health stock entitled to vote in the election of directors. A business combination for purposes of the application of the Business Combination Provision includes (i) a merger or consolidation, (ii) the sale or other disposition of 10% or more of the fair market value of Advantage Health's assets, (iii) the issuance of stock having a value in excess of 10% of the fair market value of the Advantage Health Common Stock and Advantage Health Class B Non-Voting Common Stock, (iv) the adoption of a plan of liquidation or dissolution proposed by or on behalf of the interested stockholder, and (v) any reclassification or recapitalization which increases the proportionate shareholdings of an interested stockholder (except certain immaterial changes). An "interested stockholder" for purposes of the application of the Business Combination Provision includes any person or entity who is (or who is an affiliate of Advantage Health and during the prior two years was) the beneficial owner of more than 15% of the voting stock of Advantage Health.



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   HEALTHSOUTH.  The  HEALTHSOUTH  Certificate  provides  that  the  vote of the holders of 66-2/3% of all shares of HEALTHSOUTH entitled to vote in the election of directors is required for the approval and adoption of a business combination (as defined in the HEALTHSOUTH Certificate) with any entity (as defined in the HEALTHSOUTH Certificate) if, on the record date for the determination of stockholders entitled to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of
HEALTHSOUTH  entitled  to  vote  in  the  election  of  directors.   The  voting
requirements of the "fair price" provision are not applicable to a business combination involving a holder of 20% or more of HEALTHSOUTH's voting stock in
the  business   combination,   if:  (i)   HEALTHSOUTH's   stockholders   receive
consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of the HEALTHSOUTH Common Stock (subject to certain upward adjustments); and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH -- Fair Price Provision".

AMENDMENT OR REPEAL OF THE CERTIFICATE OF INCORPORATION

   Under Delaware law, unless its certificate of incorporation or by-laws otherwise provide, amendments of a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of a majority of the outstanding stock of such class or series.



   Advantage Health. The Advantage Health Certificate requires approval by holders of at least 80% of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class, to: (i) reduce or eliminate the number of authorized shares of Advantage Health Common Stock or the number of authorized shares of Advantage Health Preferred Stock and (ii) to amend or repeal, or adopt any provision inconsistent with, Section 2 of B of Article FOURTH of the Advantage Health Certificate (regarding the Advantage Health Preferred Stock), Article FIFTH of the Advantage Health Certificate (regarding the management of the business and the conduct of the affairs of Advantage Health, including the calling of special meetings by the stockholders), Article SIXTH of the Advantage Health Certificate (regarding the election and removal of directors), Article SEVENTH of the Advantage Health Certificate (regarding the adoption, amendment or repeal of the Advantage Health Bylaws), Article EIGHTH of the Advantage Health Certificate (regarding the "fair price" provision), Article NINTH of the Advantage Health Certificate (regarding indemnification of directors) and Article TENTH of the Advantage Health
Certificate (regarding the amendment or repeal of the Advantage Health Certificate).



   HEALTHSOUTH. The HEALTHSOUTH Certificate requires approval by holders of at least 662/3% of the outstanding shares entitled to vote thereon to repeal or amend Article SIXTH of the HEALTHSOUTH Certificate (regarding the calling of special meetings by the stockholders), Article SEVENTH of the HEALTHSOUTH Certificate (regarding the "fair price" provision) and Article EIGHTH of the HEALTHSOUTH Certificate (regarding the amendment of the HEALTHSOUTH Certificate). The HEALTHSOUTH Certificate also provides that a majority of the HEALTHSOUTH Board of Directors may make, alter or repeal the HEALTHSOUTH Bylaws.

SPECIAL MEETING OF STOCKHOLDERS

   Advantage Health. The Advantage Health Certificate and Advantage Health Bylaws provide that a special meeting of the Advantage Health stockholders may be called only by a majority of the Board of Directors or the Chief Executive Officer of Advantage Health.



   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a special meeting of the HEALTHSOUTH stockholders may be called by a majority of the Board of Directors or by the holders of at least 20% of the outstanding shares of capital stock of HEALTHSOUTH entitled to vote in the election of directors.



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LIABILITY OF DIRECTORS

   The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the HEALTHSOUTH Certificate and the Advantage Health Certificate includes such a provision, as set forth below, to the maximum effect permitted by law.

   Each of the HEALTHSOUTH Certificate and the Advantage Health Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

   While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.



   The HEALTHSOUTH Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of HEALTHSOUTH, or is or was serving at the request of HEALTHSOUTH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by HEALTHSOUTH to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits HEALTHSOUTH to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The Advantage Health Bylaws also provide for indemnification to the full extent permitted by the DGCL for officers and directors.

   The Plan provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of Advantage Health as provided in the Advantage Health Certificate or the Advantage Health Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HEALTHSOUTH pursuant to the foregoing provisions, HEALTHSOUTH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          OPERATIONS AND MANAGEMENT
                       OF HEALTHSOUTH AFTER THE MERGER

OPERATIONS

   After the consummation of the Merger, Advantage Health will be a wholly-owned subsidiary of HEALTHSOUTH, and all of Advantage Health's subsidiaries will be indirect wholly-owned subsidiaries of HEALTHSOUTH. Advantage Health will operate under the name Advantage Health Corporation. HEALTHSOUTH will continue to engage in the business of providing rehabilitative healthcare services as prior to the Merger, working with the management of Advantage Health to operate and continue to expand Advantage Health's business. No material disposition or restructuring of either of HEALTHSOUTH or Advantage Health or any material part thereof is contemplated as a result of the Merger. See the information set forth herein and in the documents incorporated herein by reference as set forth under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "BUSINESS OF HEALTHSOUTH" and "BUSINESS OF ADVANTAGE HEALTH".

MANAGEMENT



   After the consummation of the Merger, HEALTHSOUTH will be managed by the same Board of Directors and executive officers as existed prior to the Merger, except that HEALTHSOUTH shall cause Raymond J. Dunn, III to be appointed to the HEALTHSOUTH Board of Directors.

   Mr. Dunn has been Chief Executive Officer of Advantage Health since 1986 and has served as Chairman of the Board of Directors since 1990 and as its President since 1994. From 1987 to 1990, he served as Vice Chairman of the Board of Advantage Health. From 1979 to 1986, Mr. Dunn was Chief Executive Officer of a former subsidiary of Advantage Health responsible for management of Advantage Health's operations. From 1970 to 1978, he was Administrator of New England Rehabilitation Hospital, Inc.

                                   EXPERTS

   The   consolidated   financial   statements   and  schedule  of   HEALTHSOUTH
Corporation, the consolidated financial statements of Surgical Health Corporation, the consolidated financial statements of Rehab Systems Company, the consolidated financial statements of ReLife, Inc., the consolidated financial statements of Sutter Surgery Centers, Inc., the consolidated financial statements of Advantage Health Corporation and the consolidated financial statements of Harmarville Rehabilitation Center, Inc. appearing or incorporated by reference in this Prospectus-Proxy Statement and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement or incorporated by reference. Such consolidated financial statements have been included herein or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL MATTERS



   The validity of the shares of HEALTHSOUTH Common Stock to be issued to the securityholders of Advantage Health pursuant to the Merger will be passed upon by Haskell Slaughter Young & Johnston, Professional Association. As of the date of this Prospectus-Proxy Statement, attorneys in that firm owned a total of 9,100 shares of HEALTHSOUTH Common Stock, and held currently exercisable options to acquire an additional 15,000 shares of HEALTHSOUTH Common Stock.

                            ADDITIONAL INFORMATION

OTHER BUSINESS

   The Board of Directors of Advantage Health does not know of any matter to be brought before its Special Meeting other than described in the Notice of Special Meeting accompanying this Prospectus-Proxy Statement mailed to the stockholders of Advantage Health. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matter.

STOCKHOLDER PROPOSALS



   If the Plan is not approved by the Advantage Health stockholders at the Special Meeting or any adjournments or postponements thereof, Advantage Health intends to hold its next Annual Meeting of Stockholders in August 1996. Stockholders' proposals intended to be presented at the 1996 Annual Meeting must be received by Advantage Health no later than April 1, 1996, for inclusion in Advantage Health's proxy statement and form of proxy relating to that meeting.

                                                                       ANNEX A

                         AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (the or this "Plan of Merger"), made and entered into as of the 16th day of December, 1995, by and among HEALTHSOUTH CORPORATION, a Delaware corporation ("HEALTHSOUTH"), ALADDIN ACQUISITION CORPORATION a Delaware corporation (the "Subsidiary"), and ADVANTAGE HEALTH CORPORATION, a Delaware corporation ("Advantage Health") (the Subsidiary and Advantage Health being sometimes collectively referred to herein as the "Constituent Corporations").

                             W I T N E S S E T H:

   WHEREAS, the respective Boards of Directors of HEALTHSOUTH, and Advantage Health have approved the merger of the Subsidiary with and into Advantage Health (the "Merger"), upon the terms and conditions set forth in this Plan of Merger, whereby each issued and outstanding share (an "Advantage Health Share") of Common Stock, par value $.01 per share, of Advantage Health ("Advantage Health Common Stock"), not owned directly or indirectly by Advantage Health, except Dissenting Shares (as hereinafter defined), will be converted into the right to receive the Merger Consideration (as hereinafter defined);

   WHEREAS, the Board of Directors of Advantage Health, subject to the further exercise of fiduciary or statutory duties (as hereinafter provided), has also unanimously determined that the Merger presents an opportunity for Advantage Health to achieve long-term strategic and financial benefits and is fair to, and in the best interests of, Advantage Health's stockholders, and has recommended approval of this Plan of Merger by the stockholders of Advantage Health;

   WHEREAS, each of HEALTHSOUTH, the Subsidiary and Advantage Health desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

   WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a "pooling of interests".

   NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

SECTION 1. THE MERGER.

   1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Subsidiary shall be merged with and into Advantage Health at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Subsidiary shall cease and Advantage Health shall continue as the surviving corporation (the "Surviving Corporation") under the name "Advantage Health Corporation" and shall succeed to and assume all the rights and obligations of the Subsidiary and Advantage Health in accordance with the DGCL.

   1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction of the conditions set forth in Section 9.1 (other than Section 9.1(a)), at the offices of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama unless another date or place is agreed to in writing by the parties hereto.

   1.3 Effective Time. Subject to the provisions of this Plan of Merger, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Subsidiary and Advantage Health shall agree should be specified in the Certificate of Merger (the "Effective Time").

   1.4 Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Advantage Health and the Subsidiary and the Merger shall otherwise have the effects set forth in Section 259 of the DGCL.

SECTION 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

   2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Advantage Health Shares or any shares of capital stock of the Subsidiary:

   (a) The Subsidiary Common Stock. Each share of Common Stock, $.01 par value per share, of the Subsidiary ("Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Advantage Health Common Stock.

   (b) Cancellation of Treasury Stock. Each share of Advantage Health Common Stock that is owned by Advantage Health or by any subsidiary of Advantage Health shall automatically be canceled and retired and shall cease to exist, and none of the Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"), cash or other consideration shall be delivered in exchange therefor.

   (c) Conversion of Advantage Health Shares. Subject to Section 2.2(d) and in addition to the provision for Advantage Health stock options in Section 2.2(e), each issued and outstanding Advantage Health Share (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive the right to receive that number of shares of HEALTHSOUTH Common Stock determined by dividing $47.50 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to four decimal places (the "Exchange Ratio"); provided, however, that if the Base Period Trading Price shall be greater than $34.50, the Exchange Ratio shall be 1.3768; and provided further, however, that if the Base Period Trading Price shall be less than $28.50, the Exchange Ratio shall be 1.6667. The number of shares of HEALTHSOUTH Common Stock issuable with respect to each Advantage Health Share, as determined as set forth herein, is herein called the "Merger Consideration". For purposes of this Plan of Merger, the term "Base Period Trading Price" shall mean the average of the daily closing prices per share for HEALTHSOUTH Common Stock for the 20 consecutive trading days on which shares of HEALTHSOUTH Common Stock are actually traded (as reported on the New York Stock Exchange Composite Transactions Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the second New York Stock Exchange trading day immediately preceding the date of the Special Meeting (as defined in Section 7.3) (such period being herein called the "Base Period"). Promptly after the close of trading on the New York Stock Exchange on such second trading day, the parties shall issue a joint press release publicly announcing the Exchange Ratio. As of the Effective Time, all such Advantage Health Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Advantage Health Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

   (d) Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, Advantage Health Shares outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration and any cash in lieu of fractional shares of HEALTHSOUTH Common Stock unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.1(c) and the cash in lieu of fractional shares of HEALTHSOUTH Common Stock specified in Section 2.2.

   (e) Stock Options. At the Effective Time, the holders of each Advantage Health stock option which are outstanding at the Effective Time, whether or not then exercisable, shall receive at or as promptly as practicable after the Closing a number of shares of HEALTHSOUTH Common Stock determined as follows:

     (i) if the Base Trading Price is neither greater than $34.50 nor less than $28.50, that number of shares which is equal to $47.50 minus the exercise price of such option (the "spread"), divided by the Base Trading Price and then multiplied by the number of shares of Advantage Health Common Stock which are subject to such option; or

     (ii) if the Base Trading Price is greater than $34.50 or less than $28.50, that number of shares calculated as provided in the preceding clause (i) except that the spread shall be divided by $34.50 or $28.50, as the case may be (rather than the Base Trading Price) prior to being multiplied by the number of shares of Advantage Health Common Stock subject to such option.

   (f) Anti-Dilution Provisions. If, after the date hereof and prior to the Effective Time, HEALTHSOUTH shall have declared a stock split (including a reverse split) of HEALTHSOUTH Common Stock or a dividend payable in HEALTHSOUTH Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of HEALTHSOUTH Common Stock with respect to their HEALTHSOUTH Common Stock (including, without limitation, such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization, reclassification, merger, consolidation, reorganization or similar transaction), then the number of shares of HEALTHSOUTH Common Stock to be issued upon conversion of a share of Advantage Health Common Stock pursuant to Section 2.1(c) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

   2.2 Exchange of Certificates.

   (a) Exchange Agent. Prior to the Effective Time, HEALTHSOUTH shall enter into an agreement with such bank or trust company as may be designated by HEALTHSOUTH (the "Exchange Agent") which provides that HEALTHSOUTH shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Advantage Health Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of HEALTHSOUTH Common Stock (such shares of HEALTHSOUTH Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.1 in exchange for outstanding Advantage Health Shares.

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Advantage Health Shares (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as HEALTHSOUTH may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of HEALTHSOUTH Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HEALTHSOUTH, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HEALTHSOUTH Common Stock which such holder has the right to receive pursuant to the provisions of this
Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Advantage Health Shares which is not registered in the transfer records of Advantage Health, a certificate representing the proper number of shares of HEALTHSOUTH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of HEALTHSOUTH Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HEALTHSOUTH that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of HEALTHSOUTH Common Stock and cash in lieu of any fractional shares of HEALTHSOUTH Common Stock as contemplated by this
Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of HEALTHSOUTH Common Stock. To the extent permitted by law, former stockholders of record of Advantage Health shall be entitled to vote after the Effective Time at any meeting of HEALTHSOUTH stockholders the number of whole shares of HEALTHSOUTH Common Stock into which their respective Advantage Health Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing HEALTHSOUTH Common Stock in accordance with this Section 2.2.

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HEALTHSOUTH Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HEALTHSOUTH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HEALTHSOUTH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HEALTHSOUTH Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HEALTHSOUTH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HEALTHSOUTH Common Stock.

   (d) No Further Ownership Rights in Advantage Health Shares. All shares of HEALTHSOUTH Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Advantage Health Shares theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

   (e) No Fractional Shares. No certificates or scrip representing fractional shares of HEALTHSOUTH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HEALTHSOUTH. Notwithstanding any other provision of this Plan of Merger, each holder of Advantage Health Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HEALTHSOUTH Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HEALTHSOUTH Common Stock.

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to HEALTHSOUTH, upon demand, and any holders of the Certificates who have not theretofore com-plied with this Section 2 shall thereafter look only to HEALTHSOUTH for payment of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock, and any dividends or distributions with respect to HEALTHSOUTH Common Stock.

   (g) No Liability. None of HEALTHSOUTH, Aladdin Acquisition Corporation, Advantage Health or the Exchange Agent shall be liable to any person in respect of any shares of HEALTHSOUTH Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock or any dividends or distributions with respect to HEALTHSOUTH Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by HEALTHSOUTH, on a daily basis. Any interest and other income resulting from such investments shall be paid to HEALTHSOUTH.

   (i) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.1(c). When authorizing such issue of Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide a bond or other surety to the Surviving Corporation in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

   (j) Withholding Rights. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Merger to any holder of Advantage Health Shares such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of the Advantage Health Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

   2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of Advantage Health shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

   2.4 Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of Advantage Health and such Bylaws.

   2.5 Directors and Officers of the Surviving Corporation. The Directors and officers of the Subsidiary immediately prior to the Effective Time shall be the Directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

   2.6 Assets, Liabilities, Reserves and Accounts. At the Effective Time, the assets, liabilities, reserves and accounts of each of Aladdin Acquisition Corporation and Advantage Health shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in the Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

   2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary. The employees and agents of the Subsidiary shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Subsidiary.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF ADVANTAGE HEALTH.

   Advantage Health hereby represents and warrants to HEALTHSOUTH and the Subsidiary as follows:

   3.1 Organization, Existence and Good Standing. Advantage Health is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Advantage Health and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Advantage Health is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has Advantage Health within such time owned, directly or indirectly, any shares of HEALTHSOUTH Common Stock or Subsidiary Common Stock.

   3.2 Advantage Health Capital Stock. The authorized capital stock of Advantage Health consists of (i) 15,000,000 shares of Advantage Health Common Stock, of which 5,649,804 shares were issued and outstanding as of November 10, 1995, and 493,010 shares are issued and held as treasury shares, (ii) 1,440,000 shares of Class B Non-Voting Common Stock, par value $.01 per share, none of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares; and (iii) 5,000,000 shares of undesignated Preferred Stock, par value $.01 per share, none of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares. All of the issued and outstanding
Advantage Health Shares are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 or otherwise disclosed in the 1995 Advantage Health 10-K (as hereinafter defined), there are no options, warrants, or similar rights granted by Advantage Health or any other agreements to which Advantage Health is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the Advantage Health Shares. Advantage Health has not made any distributions to any holders of Advantage Health Shares or participated in or effected any issuance, exchange or retirement of Advantage Health Shares, or otherwise changed the equity interests of holders of Advantage Health Shares, in contemplation of effecting the Merger, within the two years immediately preceding the date of this Plan of Merger. Any Advantage Health Shares that Advantage Health has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended ("Business Combinations").

   3.3 Subsidiaries and Affiliated Partnerships.  (a) Attached hereto as Exhibit
3.3 is a list of all subsidiaries of Advantage Health (individually, an "Advantage Health Subsidiary" and, collectively, the "Advantage Health Subsidiaries") and their states of incorporation. Except as set forth on Exhibit 3.3, Advantage Health does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the Advantage Health Partnerships (as defined below).

   (b) Also disclosed on Exhibit 3.3 is a list of all general or limited partnerships or joint ventures in which the general partner or a co-venturer is Advantage Health or an Advantage Health Subsidiary (individually, an "Advantage Health Partnership" and, collectively, the "Advantage Health Partner-ships") and their states of organization. Except as set forth on Exhibit 3.3, neither Advantage Health nor any Advantage Health Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture or partnership.

   3.4 Organization, Existence and Good Standing of Advantage Health Subsidiaries and Advantage Health Partnerships. (a) Except as set forth on
Exhibit 3.4, each Advantage Health Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted, except where the failure to be so organized, existing or in good standing, or to have such power, would not have, individually or in the aggregate, a material adverse effect (as hereinafter defined) on Advantage Health.

   (b) Except as set forth on Exhibit 3.4, each Advantage Health Partnership is a general partnership, a limited partnership or a joint venture validly formed and (to the extent such concept is applicable under the laws of such jurisdiction) in good standing under the laws of its respective state of organization and has all necessary power to own its property and assets and to carry on its business as presently conducted, except where the failure to be so formed or in good standing, or to have such power, would not have, individually or in the aggregate, a material adverse effect on Advantage Health.

   3.5 Foreign Qualifications. Except as set forth on Exhibit 3.5, Advantage Health, each Advantage Health Subsidiary and each Advantage Health Partnership that is a limited partnership is qualified or licensed to do business as a foreign corporation or foreign limited partnership, as the case may be, and is in good standing in each jurisdiction where the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

   3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Advantage Health has the corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of the Plan of Merger and such related documents. Except as set forth on Exhibit 3.6, the execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not conflict with or violate any provisions of the Certificate of Incorporation of Advantage Health or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, applicable to Advantage Health, any Advantage Health Subsidiary or any Advantage Health Partnership, or to which
Advantage  Health,  any Advantage  Health  Subsidiary  or any  Advantage  Health
Partnership is a party or by which Advantage Health, any Advantage Health Subsidiary or any Advantage Health Partnership is bound, or conflict with or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have, individually or in the aggregate, a material adverse effect on Advantage Health, or which would prevent or delay consummation of the Merger in any material respect or otherwise prevent Advantage Health from performing its obligations hereunder in any material respect. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Advantage Health. This Plan of Merger has been duly executed and delivered by Advantage Health and, assuming this Plan of Merger constitutes a valid and binding obligation of HEALTHSOUTH and Aladdin Acquisition Corporation, enforceable against HEALTHSOUTH and Aladdin Acquisition Corporation in accordance with its terms, constitutes a valid and binding obligation of Advantage Health, enforceable against Advantage Health in accordance with its terms.

   3.7 Advantage Health Financial Information. Advantage Health has heretofore furnished HEALTHSOUTH with its Annual Report on Form 10-K for its fiscal year ended August 31, 1995 (the "Advantage Health 1995 10-K"). As of its date, the Advantage Health 1995 10-K did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except any such misstatement or omission which was expressly corrected in a subsequent filing). As of its date, the descriptions of the business, operations and financial condition of Advantage Health contained in the Advantage Health 1995 10-K complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under such statutes. Advantage Health has not filed any reports on Form 10-Q or 8-K since the filing of the Advantage Health 1995 10-K. The financial statements contained in the Advantage Health 1995 10-K, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto), reflect all known liabilities of Advantage Health, including all known contingent liabilities as at August 31, 1995, and present fairly the financial condition of Advantage Health at such date and the consolidated results of operations and cash flows of Advantage Health for its fiscal year ended August 31, 1995. The consolidated balance sheet of Advantage Health at August 31, 1995 included in the Advantage Health 1995 10-K is herein referred to as the "Advantage Health 1995 Balance Sheet".

   3.8 Subsequent Events. Except as set forth on Exhibit 3.8 or disclosed in the Advantage Health 1995 10-K or as otherwise permitted hereunder, Advantage Health has not, since the date of the Advantage Health 1995 Balance Sheet:

     (a) Incurred any material adverse change;

     (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Advantage Health 1995 Balance Sheet or (ii) liabilities incurred since the date of the Advantage Health 1995 Balance Sheet in the ordinary course of business, which discharge or satisfaction would, individually or in the aggregate, have a material adverse effect on Advantage Health;

     (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would, individually or in the aggregate, have a material adverse effect on Advantage Health, except as may have been required due to income or operations of Advantage Health since the date of the Advantage Health 1995 Balance Sheet;

     (d)  Mortgaged,   pledged  or  subjected  to  any  lien,  charge  or  other
   encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of Advantage Health;

     (e) Sold or transferred any of the assets material to the consolidated business of Advantage Health, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business;

     (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by Advantage Health to any officer or employee, consultant or agent (other than normal merit increases or consistent with past practice), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent;

     (g) Except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof; or

     (h) Issued any stock, bonds or other securities, other than stock options granted to employees or consultants of Advantage Health or warrants granted to third parties, and other than shares issued upon the exercise of stock options granted to employees or consultants or upon the exercise of warrants granted to third parties, all of which are disclosed on Exhibit 3.2

   3.9 Legal Proceedings. Except as listed on Exhibit 3.9 or described in the Advantage Health 1995 10-K, Advantage Health has no knowledge of any pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting Advantage Health or the transactions contemplated by this Plan of Merger for which Advantage Health is uninsured or which, if resolved adversely to Advantage Health, would, individually or in the aggregate, have a material adverse effect on Advantage Health. To the best knowledge of Advantage Health, no valid basis for recovery or other relief in any such action exists.

   3.10 Contracts, etc. (a) Advantage Health has made available to HEALTHSOUTH true copies of those outstanding contracts, leases, agreements and arrangements filed as Item 10 exhibits to the Advantage Health 1995 10-K (including those of such Item 10 exhibits as are incorporated by reference) as are listed on Exhibit
3.10. Except as otherwise indicated on Exhibit 3.10, all of such contracts, leases, agreements and arrangements are legally valid and binding in accordance with their terms (assuming the other parties thereto are bound) and in full force and effect, except for any such invalidity or failure to be binding or in full force and effect which would not have, individually or in the aggregate, a material adverse effect on Advantage Health. Except as otherwise indicated on
Exhibit 3.10, to Advantage Health's best knowledge, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements in all material respects and, to the best knowledge of Advantage Health, no party thereto is in material default thereunder and no event has occurred which, but for the lapse of time or the giving of notice or both, would constitute a material default thereunder, except, in any such case, where such noncompliance with or default under the contract, lease, agreement or arrangement would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

   3.11 Accounts Receivable. (a) Since the date of the Advantage Health Balance Sheet, Advantage Health has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Advantage Health (including the Advantage Health Subsidiaries and Advantage Health Partnerships) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

   (b) Except as set forth on Exhibit 3.11, without limiting the generality of the foregoing, Advantage Health and each Advantage Health Subsidiary or Advantage Health Partnership is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not, individually or in the aggregate, have a material adverse effect on Advantage Health.

   3.12 Tax Returns. Advantage Health has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not, individually or in the aggregate, have a material adverse effect on Advantage Health. Except as disclosed on Exhibit 3.12, Advantage Health has made all material payments shown as due on such returns. Except as disclosed on Exhibit 3.12, Advantage Health has not been notified that any tax returns of Advantage Health are currently under audit by the Internal Revenue Service or any state or local tax agency. Except as set forth on Exhibit 3.12, no agreements have been made by Advantage Health for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

   3.13 Employee Benefit Plans;  Employment Matters.  (a) Except as set forth on
Exhibit 3.13(a), Advantage Health has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as disclosed on Exhibit 3.13(a), all such plans listed on Exhibit 3.13(a) (individually, a "Plan" and collec-
tively, the "Plans") have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. Except as disclosed on Exhibit 3.13(a), no act or failure to act by Advantage Health has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Advantage Health has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

   (b) Except as disclosed in the Advantage Health 1995 10-K or on Exhibit 3.13(b), Advantage Health is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting, the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

   3.14 Compliance with Laws in General. Except as disclosed in the Advantage Health 1995 10-K or on Exhibit 3.14, Advantage Health has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws (as hereinafter defined), and no notice of any pending inspection or material violation of any such law, regulation or ordinance has been received by Advantage Health which, if it were determined that a violation had occurred, would, individually or in the aggregate, have a material adverse effect on Advantage Health.

   3.15 Licenses, Accreditation and Regulatory Approvals. Advantage Health, the Advantage Health Subsidiaries and the Advantage Health Partnerships, as applicable, to Advantage Health's best knowledge, hold all licenses, permits, certificates of need and other regulatory approvals required by law with respect to their respective businesses, operations and facilities as they are currently or presently conducted (collectively, "Licenses"), except where the failure to hold any such License or Licenses does not have, individually or in the aggregate, a material adverse effect on Advantage Health. To Advantage Health's best knowledge, all such Licenses are in full force and effect and Advantage Health is in compliance in all material respects with all conditions and requirements of such Licenses and with all rules and regulations relating thereto, except where the absence of any such License or Licenses or the failure of any such License or Licenses to be in full force and effect or any such noncompliance does not have, individually or in the aggregate, a material adverse effect on Advantage Health. Except as disclosed in the Advantage Health 1995 10-K or on Exhibit 3.15, any and all past litigation concerning any such License, together with all claims and causes of action raised therein, has been finally adjudicated. To Advantage Health's best knowledge, no such License has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the Advantage Health 1995 10-K, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of Advantage Health, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License, except where the invalidity or revocation, conditioning or restriction thereof would not have a material adverse effect on Advantage Health. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the consummation of the Merger will not violate any law or restriction to which Advantage Health is subject which, if violated, would, individually or in the aggregate, have a material adverse effect on Advantage Health.

   3.16 Commissions and Fees. Except for fees payable to Alex. Brown & Sons Incorporated ("Alex. Brown"), there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against HEALTHSOUTH resulting from any action taken by Advantage Health or its stockholders, officers, directors or agents.

   3.17 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. Advantage Health is not a party to any agreement the effect of which would be to require HEALTHSOUTH, directly or indirectly, to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock to be issued pursuant to Section 2.1 hereof.

   3.18  Disposition of Assets of Surviving  Corporation.  Except as provided in
Exhibit 3.18 with the consent of HEALTHSOUTH, Advantage Health is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Closing Date, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

   3.19 Vote Required. The affirmative vote of a majority of the outstanding Advantage Health Shares entitled to vote thereon is the only vote of the holders of any class or series of Advantage Health capital stock necessary to approve this Plan of Merger, the Merger and any other of the transactions contemplated hereby.

   3.20 Opinion of Financial Advisor. Advantage Health has received the oral opinion of Alex. Brown to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Advantage Health Shares from a financial point of view, a written copy of which opinion will be delivered by Advantage Health to HEALTHSOUTH prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the Securities and Exchange Commission (the "SEC").

   3.21 No Untrue Representations. No representation or warranty by Advantage Health in this Plan of Merger, and no exhibit to this Plan or Merger or certificate issued by Advantage Health and furnished or to be furnished to HEALTHSOUTH pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF HEALTHSOUTH AND THE SUBSIDIARY.

   The Subsidiary and HEALTHSOUTH, jointly and severally, hereby represent and warrant to Advantage Health as follows:

   4.1 Organization, Existence, Good Standing and Capital Stock. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. The Subsidiary's authorized capital consists of 1,000 shares of Subsidiary Common Stock, of which 1,000 shares have been duly authorized and validly issued and registered in the name of HEALTHSOUTH and are fully paid and nonassessable. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any shares of Advantage Health Common Stock.

   4.2 Power and Authority. The Subsidiary has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of
Incorporation,  its  Bylaws or  otherwise,  to duly and  validly  authorize  the execution  and  delivery of the Plan of Merger and such related  documents.  The execution and delivery of the Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of the Subsidiary, or the provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease agreement, instrument, order, arbitration award, judgment or decree applicable to the Subsidiary, or to which the Subsidiary is a party or by which it is bound, or conflict with or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have, individually or in the aggregate, a material adverse effect on the Subsidiary or which would prevent of delay consummation of the Merger in any material respect or otherwise prevent the Subsidiary from performing its obligations hereunder in any material respect. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of the Subsidiary and by HEALTHSOUTH as the sole stockholder of Aladdin Acquisition Corporation. This Plan of Merger has been duly and validly executed and delivered by the Subsidiary and, assuming this Plan of Merger constitutes a valid and binding obligation of Advantage Health, enforceable against Advantage Health in accordance with its terms, constitutes the legal, valid and binding obligation of Aladdin Acquisition Corporation, enforceable against the Subsidiary in accordance with its terms.

   4.3 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against or relating to or affecting the Subsidiary or the transactions relating to this Plan of Merger. To the best knowledge of Aladdin Acquisition Corporation, no valid basis for recovery or other relief in such action, suit or proceeding exists.

   4.4 No Contracts or Liabilities. Other than the obligations created under the Plan of Merger, the Subsidiary has not engaged in any business activities of any type or kind whatsoever, and is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.

   4.5 Commissions and Fees. Except for fees owed to Smith Barney Inc. ("Smith Barney"), there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transaction contemplated by the Plan of Merger resulting from any action taken by the Subsidiary, HEALTHSOUTH as its sole stockholder or any of its officers, directors or agents.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF HEALTHSOUTH.

   HEALTHSOUTH hereby represents and warrants to Advantage Health as follows:

   5.1 Organization, Existence and Good Standing. HEALTHSOUTH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HEALTHSOUTH has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each subsidiary of HEALTHSOUTH (a "HEALTHSOUTH Subsidiary"), each general partnership, limited partnership and joint venture in which HEALTHSOUTH or any HEALTHSOUTH Subsidiary is a general partner or a co-venturer (a "HEALTHSOUTH Partnership"), and each limited liability company in which HEALTHSOUTH, any HEALTHSOUTH Subsidiary or HEALTHSOUTH Partnership is a member (a "HEALTHSOUTH LLC") is duly organized, validly existing, and (to the extent such concept is applicable under the laws of such jurisdiction) in good standing in its respective jurisdiction of organization, and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. HEALTHSOUTH, all HEALTHSOUTH Subsidiaries, all HEALTHSOUTH Partnerships and all HEALTHSOUTH LLCs are duly qualified to do business and are in good standing as foreign corporations, foreign limited partnerships or foreign limited liability companies, as the case may be, in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by them makes qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on HEALTHSOUTH. HEALTHSOUTH is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has HEALTHSOUTH within such time owned, directly or indirectly, any shares of Advantage Health Common Stock.

   5.2 HEALTHSOUTH Capital Stock. HEALTHSOUTH has an authorized capitalization of 1,500,000 shares of Preferred Stock, par value $.10 per share, none of which shares are issued and outstanding, and none of which shares are held in treasury, and 150,000,000 shares of Common Stock, par value $0.01 per share, of which 97,217,000 shares are issued and outstanding, and 182,000 shares are held in treasury. All of the issued and outstanding shares of HEALTHSOUTH Common Stock have been duly and validly issued and are fully paid and nonassessable. Except as disclosed in the HEALTHSOUTH Documents (as hereinafter defined), there are no options, warrants or similar rights granted by HEALTHSOUTH or any other agreements to which HEALTHSOUTH is a party providing for the issuance or sale by it of any additional securities. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of HEALTHSOUTH Common Stock. HEALTHSOUTH has not made any distributions to any holder of HEALTHSOUTH Common Stock or participated in or effected any issuance, exchange or retirement of HEALTHSOUTH Common Stock, or otherwise changed the equity interests of holders of HEALTHSOUTH Common Stock, in contemplation of effecting the Merger, within the two years immediately preceding the date of this Plan of Merger. Any shares of HEALTHSOUTH Common Stock that HEALTHSOUTH has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than Business Combinations.

   5.3 Subsidiary Common Stock. HEALTHSOUTH owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. HEALTHSOUTH has the corporate power to endorse and surrender such shares of Subsidiary Common Stock for cancellation pursuant to the Plan of Merger. HEALTHSOUTH has taken all such actions as may be required in its capacity as the sole stockholder of Aladdin Acquisition Corporation to approve the Merger.

   5.4 Power and Authority. HEALTHSOUTH has corporate power to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to the Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of the Plan of Merger and such related documents. The execution and delivery of the Plan of Merger does not and, subject to the receipt of required regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of the Certificate of Incorporation or Bylaws of HEALTHSOUTH, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which HEALTHSOUTH, any HEALTHSOUTH Subsidiary, any HEALTHSOUTH Partnership or any HEALTHSOUTH LLC is a party or by which HEALTHSOUTH, any HEALTHSOUTH Subsidiary, any HEALTHSOUTH Partnership or any HEALTHSOUTH LLC is bound, or conflict with or violate any restrictions of any kind to which HEALTHSOUTH, any HEALTHSOUTH Subsidiary, any HEALTHSOUTH Partnership or any HEALTHSOUTH LLC is subject which, if violated or accelerated, would have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH or which would prevent or delay consummation of the Merger in any material respect or otherwise prevent HEALTHSOUTH from performing its obligations hereunder in any material respect. The execution and delivery of this Agreement has been approved by the Board of Directors of HEALTHSOUTH. The Plan of Merger has been duly and validly executed and delivered by HEALTHSOUTH and, assuming that the Plan of Merger constitutes a valid and binding obligation of Advantage Health, enforceable against it in accordance with its terms, constitutes the legal, valid and binding obligation of HEALTHSOUTH, enforceable against HEALTHSOUTH in accordance with its terms.

   5.5 HEALTHSOUTH Financial Information. HEALTHSOUTH has heretofore furnished Advantage Health with the following documents:

     (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (ii) its Quarterly Reports on Form 10-Q for all completed fiscal quarters following HEALTHSOUTH's last completed fiscal year and all reports on Form 8-K filed since the end of such fiscal year; and

     (iii) Its Registration Statement on Form S-4 (Registration No. 33-64935) relating to its pending acquisition of Surgical Care Affiliates, Inc.

(documents included in (i) - (iii) above being collectively referred to herein as the "HEALTHSOUTH Documents"). As of their respective dates, the HEALTHSOUTH Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the descriptions of the business, operations and financial condition of HEALTHSOUTH contained in the HEALTHSOUTH Documents complied in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations promulgated under such statutes. The financial statements contained in the HEALTHSOUTH Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, reflect all known liabilities of HEALTHSOUTH, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of HEALTHSOUTH at such dates and the consolidated results of operations and cash flows of HEALTHSOUTH for the periods then ended.

   5.6 Subsequent Events. Except as set forth on Exhibit 5.6 or disclosed in the HEALTHSOUTH Documents or as otherwise permitted hereunder, HEALTHSOUTH has not, since December 31, 1994:

   (a) Incurred any material adverse change;

   (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the December 31, 1994 Balance Sheet contained in the HEALTHSOUTH Documents or (ii) liabilities incurred since December 31, 1994 which discharge or satisfaction would not have a material adverse effect on HEALTHSOUTH;

   (c) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on HEALTHSOUTH, except as may have been required due to income or operations of HEALTHSOUTH since December 31, 1994;

   (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets, tangible or intangible, which assets are material to the consolidated business or financial condition of HEALTHSOUTH;

   (e) Sold or transferred any of the assets material to the consolidated business of HEALTHSOUTH, cancelled any material debts or claims or waived any material rights, except in the ordinary course of business;

   (f) Granted any general or uniform increase in the rates of pay of employees or any material increase in salary payable or to become payable by HEALTHSOUTH to any officer or employee, consultant or agent (other than normal merit increases or consistent with its past practice), or by means of any bonus or pension plan, contract or other commitment, increased in a material respect the compensation of any officer, employee, consultant or agent;

   (g) Except for this Plan or Merger and any other agreement executed and delivered pursuant to this Plan of Merger and except as disclosed in the HEALTHSOUTH Documents, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof; or

   (h) Issued any stock, bonds or other securities, other than stock options granted to employees or consultants of HEALTHSOUTH or warrants granted to third parties, and other than shares issued upon the exercise of stock options granted to employees or consultants or upon the exercise of warrants granted to third parties or upon the conversion of convertible debentures, all of which are described or in the HEALTHSOUTH Documents.



   5.7 Legal Proceedings. Except as described in the HEALTHSOUTH Documents, HEALTHSOUTH has no knowledge of any pending or threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting HEALTHSOUTH or the transactions contemplated by this Plan of Merger for which HEALTHSOUTH is uninsured or which, if resolved adversely to HEALTHSOUTH, would have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH. To the best knowledge of HEALTHSOUTH, no valid basis for recovery or other relief in any such action exists.

   5.8 Contracts, etc. HEALTHSOUTH has made available to Advantage Health true copies of those contracts, leases, agreements and arrangements filed as Item 10 exhibits to HEALTHSOUTH's Report on Form 10-K included in the HEALTHSOUTH Documents (including such of those Item 10 exhibits as are incorporated by reference) as are listed on Exhibit 5.8. Except as otherwise indicated on
Exhibit 5.8, to HEALTHSOUTH's best knowledge, all of such contracts, leases, agreements and arrangements are legally valid and binding in accordance with their terms (assuming the other parties thereto are bound) and in full force and effect, except for any such invalidity or failure to be binding or in full force and effect which would not have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH. Except as otherwise indicated on Exhibit 5.8, all parties to such contracts, leases, agreements and arrangements have complied with the provisions of such contracts, leases, agreements and arrangements in all material respects and, to the best knowledge of HEALTHSOUTH, no party thereto is in material default thereunder and no event has occurred which, but for the lapse of time or the giving of notice or both, would constitute a material default hereunder, except, in any such case, where such noncompliance with or default under the contract, lease, agreement or arrangement or the default or breach thereunder or thereof would not have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH.

   5.9 Accounts Receivable. (a) Since December 31, 1994, HEALTHSOUTH has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation or reserves therefor, or any material collection, discount or write-off policy or procedure. HEALTHSOUTH (including the HEALTHSOUTH Subsidiaries, HEALTHSOUTH Partnerships and HEALTHSOUTH LLCs) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

   (b) Without limiting the generality of the foregoing, HEALTHSOUTH and each HEALTHSOUTH Subsidiary, HEALTHSOUTH Partnership and HEALTHSOUTH LLC is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not, individually or in the aggregate, have a material adverse effect on HEALTHSOUTH.



   5.10 Tax Returns. HEALTHSOUTH has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on HEALTHSOUTH. HEALTHSOUTH has made all material payments shown as due on such returns. Except as disclosed on Exhibit 5.10, HEALTHSOUTH has not been notified that any tax returns of HEALTHSOUTH are currently under audit by the Internal Revenue Service or any state or local tax agency. Except as disclosed on Exhibit 5.10, no agreements have been made by HEALTHSOUTH for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.



   5.11 Employee Benefit Plans; Employment Matters. (a) Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (i) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (ii) any pension, profit-sharing, retirement or other plan, program or arrangement, or (iii) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans have been operated and administered in all material respects in accordance with, as applicable, ERISA, the Code, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by HEALTHSOUTH has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Plans that is not subject to a statutory or regulatory exception. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Plans which is subject to Title IV of ERISA. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980, as amended.

   (b) Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $100,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

   5.12 Compliance with Laws in General. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not received any notices of material violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, and no notice of any pending inspection or material violation of any such law, regulation or ordinance has been received by HEALTHSOUTH with respect to any alleged violation which, if it were determined that a violation occurred, would have a material adverse effect on HEALTHSOUTH.

   5.13 Licenses, Accreditation and Regulatory Approvals. HEALTHSOUTH, the HEALTHSOUTH Subsidiaries, the HEALTHSOUTH Partnerships and the HEALTHSOUTH LLCs hold all Licenses which are needed or required by law with respect to their respective businesses, operations and facilities as they are currently or presently conducted, except where the failure to hold any such License or Licenses does not have a material adverse effect on HEALTHSOUTH. To HEALTHSOUTH's best knowledge, all such Licenses are in full force and effect and HEALTHSOUTH is in compliance in all material respects with all conditions and requirements of such Licenses and with all rules and regulations relating thereto, except where the absence of any such License or Licenses or the failure of any such License or Licenses to be in full force and effect or any such noncompliance does not have, individually or in the aggregate, a material adverse effect on HEALTHSOUTH. Except as disclosed in the HEALTHSOUTH Documents, any and all past litigation concerning any such License, together with all claims and causes of action raised therein, has been finally adjudicated. To HEALTHSOUTH's best knowledge, no such License has been revoked, conditioned (except as may be customary) or restricted, and, except as disclosed in the HEALTHSOUTH Documents, no action (equitable, legal or administrative), arbitration or other process is pending, or to the best knowledge of HEALTHSOUTH, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License, except where the invalidity or revocation, conditioning or restriction thereof would not have a material adverse effect on HEALTHSOUTH. Subject to compliance with applicable securities laws, the HSR Act and other or local rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Advantage Health, any of the Advantage Health Subsidiaries or any of the Advantage Health Partnerships, the consummation of the Merger will not violate any law or restriction to which HEALTHSOUTH is subject.

   5.14 Commissions and Fees. Except for fees owed to Smith Barney, there are no claims for brokerage commissions, investment bankers' fees or finder's fees in connection with the transactions contemplated by the Plan of Merger resulting from any action taken by HEALTHSOUTH or any of its stockholders, officers, directors or agents.

   5.15 Retirement or Re-Acquisition of HEALTHSOUTH Common Stock. HEALTHSOUTH has not agreed directly or indirectly to retire or re-acquire all or part of the shares of HEALTHSOUTH Common Stock to be issued pursuant to Section 2.1 hereof.

   5.16 Disposition of Assets of Surviving Corporation. HEALTHSOUTH does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the

Surviving Corporation within two years after the Effective Time, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicative facilities or excess capacity.

   5.17 No Vote Required. No vote of the holders of outstanding shares of any class or series of HEALTHSOUTH capital stock is necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby and no such vote will be sought by HEALTHSOUTH.

   5.18 Opinion of Financial Advisor. HEALTHSOUTH has received the oral opinion of Smith Barney to the effect that, as of the date of this Plan of Merger, the Exchange Ratio is fair to HEALTHSOUTH from a financial point of view, a written copy of which opinion will be delivered by HEALTHSOUTH to Advantage Health prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the Securities and Exchange Commission.

   5.19 HEALTHSOUTH Common Stock. HEALTHSOUTH will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Advantage Health Shares in accordance with the provisions of the Plan of Merger. The HEALTHSOUTH Common Stock to be issued pursuant to the Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act, and (iii) authorized for listing on the New York Stock Exchange (the "NYSE") upon official notice of issuance.

   5.20 Investment Intent. HEALTHSOUTH is acquiring the Advantage Health Shares hereunder for investment, for its own account and not with a view to the distribution or sale thereof, and HEALTHSOUTH has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the Advantage Health Shares to any other person, firm or corporation.

   5.21 No Untrue Representation. No representation or warranty by HEALTHSOUTH in this Plan of Merger, and no exhibit to this Plan of Merger or certificate issued by HEALTHSOUTH and furnished or to be furnished to Advantage Health pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

SECTION 6. ACCESS TO INFORMATION AND DOCUMENTS.

   6.1 Access to Information. Between the date hereof and the Closing Date, each of Advantage Health and HEALTHSOUTH shall give to the other party and its counsel, accountants and other representatives full access to all the properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Advantage Health shall make available to HEALTHSOUTH all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Advantage Health's banking, investment and financial arrangements with those of HEALTHSOUTH at the Effective Time.

   6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate of such party shall be deemed to be "confidential information" under the terms of the confidentiality agreements, heretofore executed and delivered by and between Advantage Health and HEALTHSOUTH (the "Confidentiality Agreements").

   6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

   (b) With respect to matters as to which any party has made express representations or warranties herein, the parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

SECTION 7. COVENANTS.

   7.1 Preservation of Business. Advantage Health will use its best efforts to preserve the business organization of Advantage Health intact, to keep available to HEALTHSOUTH and the Surviving Corporation the services of the present employees of Advantage Health, and to preserve for HEALTHSOUTH and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Advantage Health.

   7.2 Material Transactions. Prior to the Effective Time and except as set forth on Exhibit 7.2, Advantage Health will not (other than as required pursuant to the terms of the Plan of Merger and the related documents and other than with respect to transactions for which binding commitments have been entered into prior to the date hereof and transactions described in Exhibit 7.2 which do not vary materially from the terms set forth on Exhibit 7.2), without first obtaining the written consent of HEALTHSOUTH (such consent not to be unreasonably withheld:

     (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the properties, assets and business of Advantage Health, other than in the ordinary course of business;

     (b) Enter into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to Advantage Health, except as provided herein;

     (c) In addition to any existing or prospective contract or agreement disclosed on Exhibit 7.2 and other than acquisitions or other commitments not exceeding $15,000,000 in the aggregate, enter into any contract or agreement
   (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $100,000;

     (d) Issue or sell, or agree to issue or sell, any shares of capital stock or other securities of Advantage Health (other than options to purchase shares of Advantage Health Common Stock issued after the date hereof in the ordinary course of Advantage Health's business or consistent with its past practice), except upon exercise of currently outstanding stock options (or upon exercise of such permitted subsequently granted options);

     (e) Except for contributions to Advantage Health's existing retirement plans, make any payment or distribution to the trustee under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with Advantage Health's usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any Plan;

     (f) Extend credit to anyone, except in the ordinary course of business or consistent with its past practice;

     (g) Guarantee the obligation of any person, firm or corporation, except in the ordinary course of business or consistent with its past practice; or

     (h) Amend its Certificate of Incorporation or Bylaws.

     (i) Take any action of a kind described in Section 3.8(b) - (h).

   7.3 Meeting of Stockholders. (a) Subject to the further exercise of its Board of Directors' fiduciary duties (either prior to or after the taking of any of the following steps), Advantage Health will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a special meeting of its stockholders as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of approving this Plan of Merger and for such other purposes as may be necessary (the "Special Meeting"). Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of Advantage Health (subject to the provisions of Section 8.1(c) hereof) will (i) recommend to its stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to its stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use reasonable best efforts to obtain the approval by its stockholders of this Plan of Merger, the Merger and any other of the transactions contemplated hereby requiring such stockholder approval.

   (b) Nothing contained herein shall affect the right of Advantage Health to take action by written consent in lieu of a meeting to the extent permitted by applicable law and its Certificate of Incorporation and Bylaws.

   7.4 Registration Statement. (a) HEALTHSOUTH shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as practicable, a Registration Statement on Form S-4 with respect to the shares of HEALTHSOUTH Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act, including Rule 145 thereunder. The Registration Statement shall contain a proxy statement of Advantage Health for the Special Meeting containing the information required by the Exchange Act (the "Proxy Statement"). HEALTHSOUTH shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HEALTHSOUTH shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HEALTHSOUTH shall use its reasonable best efforts to have the Proxy Statement approved by the SEC under the provisions of the Exchange Act as soon as practicable. HEALTHSOUTH shall provide Advantage Health with copies of all filings made pursuant to this Section 7.4 reasonably in advance of their filing and shall consult with Advantage Health on responses to any comments made by the staff of the SEC with respect thereto.

   (b) The information specifically designated as being supplied by Advantage Health for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement is first mailed to holders of Advantage Health Common Stock, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by Advantage Health for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Advantage Health Common Stock at the time of the Special Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Advantage Health, or its officers or directors, is discovered by Advantage Health which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Advantage Health shall promptly inform HEALTHSOUTH and HEALTHSOUTH shall thereupon file such amendment to the Registration Statement. All documents, if any, that Advantage Health is responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   (c) The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Advantage Health Common Stock, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Proxy Statement to be sent to the holders of Advantage Health Common Stock in connection with the Special Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Advantage Health Common Stock, at the time of the Special Meeting or at the Effective Time, contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to HEALTHSOUTH or its officers or directors, is discovered by HEALTHSOUTH which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, HEALTHSOUTH shall promptly inform Advantage Health and shall promptly file such amendment to the Registration Statement. All documents that HEALTHSOUTH is responsible for filing with the SEC in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

   (d) Prior to the Closing Date, HEALTHSOUTH shall use its reasonable best efforts to cause the shares of HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

   (e) Prior to the Closing Date, HEALTHSOUTH shall file an additional listing application (the "Listing Application") with the NYSE relating to the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger, and shall use its reasonable best efforts to cause such shares of HEALTHSOUTH Common Stock to be approved for listing on the NYSE, upon official notice of issuance, prior to the Closing Date.

   (f) Advantage Health shall furnish all information to HEALTHSOUTH with respect to Advantage Health, the Advantage Health Subsidiaries and the Advantage Health Partnerships as HEALTHSOUTH may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Application, and shall otherwise cooperate with HEALTHSOUTH in the preparation and filing of such documents.

   7.5 Exemption from State Takeover Laws. Advantage Health shall take all reasonable steps necessary to exempt Advantage Health and the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Advantage Health's Board of Directors or otherwise.

   7.6 HSR Act Compliance. HEALTHSOUTH and Advantage Health shall promptly make their respective filings, and shall thereafter use their reasonable best efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. HEALTHSOUTH and Advantage Health shall use their respective reasonable best efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

   7.7 Public Disclosures. HEALTHSOUTH and Advantage Health shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange. The parties shall issue a joint press release, mutually acceptable to HEALTHSOUTH and Advantage Health, promptly upon execution and delivery of this Plan of Merger.

   7.8 Resignation of Advantage Health Directors. On or prior to the Closing Date, Advantage Health shall deliver to HEALTHSOUTH evidence satisfactory to HEALTHSOUTH of the resignation of the Directors of Advantage Health, such resignations to be effective on the Closing Date.

   7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same.

   7.10 No Solicitations. Advantage Health may, directly or indirectly, furnish information and access, in response to unsolicited requests therefor, to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal to acquire Advantage Health upon a merger, purchase of assets, purchase of or tender offer for Advantage Health Shares or similar transaction (an "Alternative Transaction"), if the Board of Directors of Advantage Health determines in its good faith judgment in the exercise of its fiduciary duties or the exercise of its duties under Rule 14e-2 under the Exchange Act, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders. Except as set forth above, Advantage Health shall not, and shall direct each officer, director, employee, representative and agent of Advantage Health not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any corporation, partnership, person or other entity or group (other than HEALTHSOUTH or an affiliate or associate or agent of HEALTHSOUTH) concerning any merger, sale of assets, sale of or tender offer for Advantage Health Shares or similar transactions involving Advantage Health. Advantage Health shall promptly notify HEALTHSOUTH if it shall have, on or after the date hereof, entered into a confidentiality agreement with any third party in response to any unsolicited request for information and access in connection with a possible Alternative Transaction involving such party, such notification to include the identity of such third party.

   7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, neither Advantage Health, nor the Subsidiary, nor HEALTHSOUTH shall knowingly or intentionally take any action or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action or omission is required by applicable law) would adversely affect the ability of Advantage Health or HEALTHSOUTH to obtain any consents or approvals required of it for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation, would, or might reasonably be expected to, delay the holding of the Special Meeting, the taking of a vote thereat, the filing of the Registration Statement or the declaration of the effectiveness thereof by the SEC, or would otherwise materially impair the ability of Advantage Health, the Subsidiary or HEALTHSOUTH to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

   7.12 Accounting Methods. Neither HEALTHSOUTH nor Advantage Health shall change its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such parties' independent accountants.

   7.13 Pooling and Tax-Free Reorganization Treatment. Neither HEALTHSOUTH nor Advantage Health shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

   7.14 Affiliate and Pooling Agreements. HEALTHSOUTH and Advantage Health will each use their respective reasonable best efforts to cause each of their respective Directors and executive officers and each of their respective
"affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to HEALTHSOUTH as soon as practicable an agreement substantially in the form attached hereto as Exhibit 7.14 relating to the disposition of the Advantage Health Shares and shares of HEALTHSOUTH Common Stock held by such person and the shares of HEALTHSOUTH Common Stock issuable pursuant to this Plan of Merger.

   7.15 Cooperation. (a) HEALTHSOUTH and Advantage Health shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective reasonable best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

   (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of HEALTHSOUTH and Advantage Health shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of HEALTHSOUTH and Advantage Health shall promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

   7.16 Advantage Health Stock Options. As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of Advantage Health stock options and appropriate notices setting forth such holders' rights hereunder.

   7.17 Publication of Combined Results. HEALTHSOUTH agrees that within 20 days after the end of the first calendar month following at least 30 days after the Closing Date, HEALTHSOUTH shall cause publication of the combined results of operations of HEALTHSOUTH and Advantage Health. For purposes of this Section 7.17, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

   7.18 Advantage Health Employees. HEALTHSOUTH shall retain all employees of Advantage Health who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) HEALTHSOUTH shall cause the Surviving Corporation to maintain following the Closing Date employee compensation and benefit plans, programs, policies and fringe benefits (including post- employment benefits) that, in the aggregate are substantially equivalent to those provided to such employees of Advantage Health and Advantage Health Subsidiaries, as applicable, as in effect on the date hereof (the "Existing Plans"), subject to the right to amend or terminate such Existing Plans in accordance with their terms, provided that after any such amendment or termination such programs, policies and fringe benefits continue to be, in the aggregate, substantially equivalent to the Existing Plans. HEALTHSOUTH will cause the Surviving Corporation to provide to all employees of Advantage Health and Advantage Health Subsidiaries severance pay and benefits which are substantially equivalent to the applicable severance plans, programs and policies of Advantage Health and the Advantage Health Subsidiaries, as applicable, as in effect on the date hereof (the "Existing Benefits"), subject to the right to amend or terminate such Existing Benefits in accordance with their terms, provided that after any such amendment or termination such severance pay and benefits continue to be, in the aggregate, substantially equivalent to the Existing Benefits. Further, HEALTHSOUTH shall credit the prior service of all employees of Advantage Health and Advantage Health Subsidiaries to Advantage Health and the Advantage Health Subsidiaries, as applicable, for purposes of determining the vesting or qualification of such employees of Advantage Health and Advantage Health Subsidiaries under Existing Plans, Existing Benefits and any successor plans and benefit programs.

   7.19 HEALTHSOUTH Board of Directors. Immediately after the Effective Time, HEALTHSOUTH shall cause Raymond J. Dunn, III to be appointed to the HEALTHSOUTH Board of Directors.

   7.20 Employment Agreements. Employment agreements between Raymond J. Dunn and Robert E. Spencer and HEALTHSOUTH in form and substance satisfactory to the respective parties thereto shall be executed and delivered at the Closing. Further, HEALTHSOUTH shall cause Advantage, at or as promptly as practicable after the Closing, to offer to enter into employment agreements substantially in the form of Exhibit 7.20 hereto, with appropriate Schedules A attached thereto (which are also part of Exhibit 7.20), with the persons named on such Schedules A.

SECTION 8. TERMINATION, AMENDMENT AND WAIVER.

   8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the holders of Advantage Health Common Stock:

     (a) by mutual written consent of HEALTHSOUTH, the Subsidiary and Advantage Health;

     (b) by either HEALTHSOUTH or Advantage Health:

        (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of the holders of Advantage Health Common Stock shall not have been obtained;

        (ii) if the Merger shall not have been consummated on or before July 31, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

        (iii) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

        (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) results in the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger);

     (c) by Advantage Health, if Advantage Health's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Advantage Health Shares or shall have withdrawn such recommendation or (ii) approved, recommended or endorsed any Alternative Transaction (as defined in Section 7.10) other than this Plan of Merger or (iii) resolved to do any of the foregoing; or

     (d) by either HEALTHSOUTH or Advantage Health, if the condition set forth in Section 9.1(g)(i) is not satisfied by January 12, 1996.

   8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

   8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of Advantage Health Shares; provided, however, that after any such approval, there shall be made no amendment that pursuant to
Section 251(d) of the DGCL requires further approval by such stockholders without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

   8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may extend the time for the performance of any of the obligations or other acts of the other parties. Any party hereto may (a) waive any inaccuracies in the representations and warranties of the other parties hereto contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or
(b) subject to the proviso of Section 8.3, waive compliance by the other parties hereto with any of the agreements or conditions contained in this Plan of Merger or waive or modify any provision hereof for its benefit or for the benefit of any of its stockholders, optionholders or employees, provided that such waiver or modification does not adversely affect the rights of the other parties hereto. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights.

   8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of HEALTHSOUTH, Aladdin Acquisition Corporation or Advantage Health, action by its Board of Directors or the duly authorized designee of the Board of Directors.

   8.6 Expenses. All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Registration Statement shall be shared equally by Advantage Health and HEALTHSOUTH. HEALTHSOUTH acknowledges and agrees that Advantage Health has disclosed that it is obligated and will become further obligated for fees and expenses incurred by it in connection with the Merger and the transactions contemplated hereby. It is understood and agreed that certain of such fees and expenses may be paid by Advantage Health prior to the execution of this Plan of Merger and prior to or at or following the Closing, and HEALTHSOUTH agrees to refrain from taking any action which would prevent or delay the payment of reasonable fees and expenses by Advantage Health, whether prior to or following the Closing.

   8.7 Break-up Fee. (a) If this Plan of Merger is terminated by Advantage Health pursuant to Section 8.1(c), and within one year after the effective date of such termination Advantage Health is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than HEALTHSOUTH, then at the time of consummation of such a Third Party Acquisition Event, Advantage Health shall pay to HEALTHSOUTH a break-up fee of $10,000,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by HEALTHSOUTH and the value of management time, overhead, opportunity costs and other unallocated costs of HEALTHSOUTH incurred by or on behalf of HEALTHSOUTH in connection with this Plan of Merger. Advantage Health shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to HEALTHSOUTH upon such consummation.

     (b) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

        (i) Advantage Health shall enter into a definitive agreement with respect to any Alternative Transaction (as defined in Section 7.10); or

        (ii) Any Person (other than HEALTHSOUTH or a Person who, as of the date of this Plan of Merger, currently has such beneficial ownership) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% of the outstanding Advantage Health Common Stock.

     (c) Advantage Health acknowledges that the provisions for the payment of a break-up fee and allocation of expenses contained in this Section 8.7 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, HEALTHSOUTH would not have entered into this Plan of Merger. Accordingly, if a break-up fee shall become due and payable by Advantage Health, and Advantage Health shall fail to pay such fee when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against Advantage Health therefor, Advantage Health shall pay HEALTHSOUTH reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any such amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (Carolinas). The obligations of Advantage Health under this Section 8.7 shall survive any termination of this Plan of Merger.

SECTION 9. CONDITIONS TO CLOSING.

   9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by HEALTHSOUTH, and Advantage Health):

     (a) None of HEALTHSOUTH, the Subsidiary or Advantage Health shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Advantage Health, the Advantage Health Subsidiaries and the Advantage Health Partnerships taken as a whole.

     (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

     (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; provided that each party hereto shall take, and be permitted to take, any action necessary for clearance of the Merger under the HSR Act, which action shall not constitute a breach of any of the provisions hereof or the failure of any condition hereunder so long as it does not result in a material adverse effect on such party.

     (d) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

     (e) The holders of Advantage Health Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

     (f) The shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE and shall have been issued pursuant to an effective registration statement (which is subject to no stop order).

     (g) The Merger shall qualify for "pooling of interests" accounting treatment, and HEALTHSOUTH and Advantage Health shall have received letters to that effect from Ernst & Young, LLP as independent accountants for HEALTHSOUTH and Advantage Health, respectively, dated (i) not later than January 12, 1996, (ii) the date of the mailing of the Proxy Statement and
   (iii) the Closing Date.

   9.2 Conditions to Obligations of HEALTHSOUTH and Aladdin Acquisition Corporation. The obligations of HEALTHSOUTH and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by HEALTHSOUTH and the Subsidiary):

     (a) Each of the agreements of Advantage Health to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, Advantage Health shall have performed, in all material respects, all of the acts required to be performed by it at or prior to the Closing Date by the terms hereof.

     (b) Subject to Section 10.1, the representations and warranties of Advantage Health set forth in this Plan of Merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date).

     (c) HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Advantage Health, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the conditions set forth in the immediately preceding clauses (a) and (b).

     (d) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any licenses, certificates of need and other regulatory approvals necessary to allow the Surviving Corporation to operate the Advantage Health facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on Advantage Health.

     (e) HEALTHSOUTH shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, the Subsidiary and Advantage Health.

     (f) HEALTHSOUTH shall have received an opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in form and substance reasonably acceptable to HEALTHSOUTH as to the due organization, valid existence and good standing of Advantage Health, its corporate authority, the due authorization of the execution and delivery of this Plan of Merger, and the valid and binding nature of this Plan of Merger and the enforceability of this Plan of Merger in accordance with its terms.

     (g) The Employment Agreements between Raymond J. Dunn, III, and Robert E. Spencer and Advantage Health entered into contemporaneously with the execution and delivery hereof shall have become effective as of the time of the Closing.

     (h) The Proxy Agreement executed by Raymond J. Dunn, III, in connection herewith in favor of HEALTHSOUTH shall remain in full force and effect.

   9.3  Conditions  to  Obligations  of Advantage  Health.  The  obligations  of
Advantage Health to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Advantage Health):

     (a) Each of the agreements of HEALTHSOUTH and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed, in all material respects, and HEALTHSOUTH and the Subsidiary shall have performed, in all material respects, all of the acts required to be performed by them at or prior to the Closing Date by the terms hereof.

     (b) Subject to Section 10.1, the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in this plan of merger that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, that Advantage Health shall not be deemed to be in breach of any such representations and warranties by taking any action permitted (or approved by HEALTHSOUTH) under
   Section 7.2.

     (c) Advantage Health shall have been furnished with a certificate, executed by duly authorized officers of HEALTHSOUTH and the Subsidiary, dated the Closing Date, certifying in such detail as Advantage Health may reasonably request as to the fulfillment of the conditions set forth in the immediately preceding clauses (a) and (b).

     (d) Advantage Health shall have received an opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Code, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Advantage Health and the Subsidiary.

     (e) Advantage Health shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, in form and substance reasonably acceptable to Advantage Health, as to the due organization, valid existence and good standing of HEALTHSOUTH, its corporate authority, the due authorization of the execution and delivery of this Plan of Merger, and the valid and binding nature of this Plan of Merger and the enforceability of this Plan of Merger in accordance with its terms.

SECTION 10. MISCELLANEOUS.

   10.1  Representations  and  Warranties;   Nonsurvival.   Representations  and
warranties by a party hereto shall apply to all entities which such party has agreed, as of the date hereof, to acquire or to acquire control of, from and after the respective dates of consummation of such acquisitions occurring as of or prior to the Effective Time and, further, shall apply to all other entities which such party shall have acquired or acquired control of or organized after the date hereof and as of or prior to the Effective Time, from and after the respective dates of such acquisitions or organization. None of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

   10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to HEALTHSOUTH:
     HEALTHSOUTH Corporation
     Two Perimeter Park South
     Birmingham, Alabama 35243
     Attention: Michael D. Martin
     Facsimile: (205) 969-4719

with copies to:
     William W. Horton, Esq.
     HEALTHSOUTH Corporation
     Two Perimeter Park South
     Birmingham, Alabama 35243
     Facsimile: (205) 969-4732
and to
     J. Brooke Johnston, Jr., Esq.
     Haskell Slaughter Young & Johnston,
      Professional Association
     1200 Amsouth/Harbert Plaza
     1901 Sixth Avenue North
     Birmingham, Alabama 35203
     Facsimile (205) 324-1133

If to Advantage Health:
     Advantage Health Corporation
     304 Cambridge Road
     Woburn, Massachusetts 01801
     Attention: Raymond J. Dunn, III
     Facsimile: (617) 935-7451

with a copy to:
     Richard R. Kelly, Esq.
     Douglas A. Zingale, Esq.
     Mintz, Levin, Cohn, Ferris
      Glovsky and Popeo, P.C.
     One Financial Center
     Boston, Massachusetts 02110
     Facsimile: (617) 542-2241

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

   10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

   10.4 Indemnification. Advantage Health, and from and after the Effective Time HEALTHSOUTH and the Surviving Corporation, shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Plan of Merger or who becomes prior to the Effective Time, an officer, director or employee of Advantage Health or any Advantage Health Subsidiary or Advantage Health Partnership (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Advantage Health or any Advantage Health Subsidiary or Advantage Health Partnership, whether pertaining to any matter existing or occurring at or prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan of Merger, the Merger or any other transactions contemplated hereby or thereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and HEALTHSOUTH and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extend permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Advantage Health (or them and HEALTHSOUTH and the Surviving Corporation after the Effective Time), (ii) Advantage Health (or, after the Effective Time, HEALTHSOUTH and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) Advantage Health (or, after the Effective Time, HEALTHSOUTH and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Advantage Health, HEALTHSOUTH or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim, action, suit, proceeding or investigation, shall notify Advantage Health (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 10.4 except to the extent such failure prejudices such party), and shall deliver to Advantage Health (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

   (b) For a period of three years after the Effective Time, HEALTHSOUTH shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Advantage Health (provided that HEALTHSOUTH may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or prior to the Effective Time, to the extent such liability insurance can be maintained at an annual cost not greater than 200% of Advantage Health's 1995 annual premium for its directors' and officers' liability insurance; provided, however, if HEALTHSOUTH is unable to maintain or obtain the insurance called for by this
Section 10.4(b) at such annual cost, then HEALTHSOUTH shall obtain as much comparable insurance as is available at such annual cost.

   (c) The provisions of this Section 10.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

   10.5 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

   10.6 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

   10.7 "Knowledge". "To the knowledge", "to the best knowledge", or any similar phrase shall be deemed to refer to the actual knowledge of the Chairman of the Board, Chief Executive Officer or Chief Financial Officer of a party.

   10.8 "Material adverse change" or "material adverse effect". "Material adverse change" or "material adverse effect" means, when used in connection with Advantage Health, HEALTHSOUTH, or the Surviving Corporation, any change, effect, event or occurrence that has, individually or in the aggregate, a material adverse impact on the business or financial position of such party and its subsidiaries taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles, (ii) any changes resulting from any restructuring or other similar charges or write-offs taken by Advantage Health with the consent of HEALTHSOUTH, (iii) any continuation of any existing unfavorable business or financial trend without a material worsening thereof and
(iv) the termination or failure to be consummated or completed of any acquisition, joint venture, development project or other transaction which had not been consummated or completed prior to the date of this Plan of Merger; provided, however, that no such changes or write-offs will be taken if such would adversely affect pooling-of-interests accounting treatment for the Merger. Notwithstanding the foregoing, "material adverse change" or "material ad-
verse effect" shall not mean, with respect to Advantage Health, any reclassification of long-term indebtedness to short-term indebtedness solely by reason of Advantage Health's execution, delivery and performance of its obligations under this Plan of Merger.

   10.9 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.10) regardless of the quantity of any such material.

   10.10 Environmental Laws. The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

   10.11 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

   10.12 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

   10.13 Entire Agreement. This instrument, including all Exhibits attached hereto, and the Confidentiality Agreements contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. This Plan of Merger may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

   10.14  Counterparts.   This  Plan  of  Merger  may  be  executed  in  several
counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

   10.15 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and nothing in this Plan of Merger, express or implied (other than the provisions of Sections 2.1(e), 7.16, 7.18, 8.6 and 10.4, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or shall confer upon any person any right, benefit or remedy of nature whatsoever under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

   10.16 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by Advantage Health, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

   IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and Advantage Health have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                   ADVANTAGE HEALTH CORPORATION

                                   By:    /s/ RAYMOND J. DUNN, III
                                   ---------------------------------------------
                                           Raymond J. Dunn, III
                                     Chariman of the Board, President
                                         and Chief Executive Officer

ATTEST:

         /s/ ROBERT E. SPENCER
--------------------------------------------
            Robert E. Spencer
               Secretary

[CORPORATE SEAL]


                                   HEALTHSOUTH CORPORATION

                                   By:     /s/ MICHAEL D. MARTIN
                                   --------------------------------------------
                                             Michael D. Martin
                                          Senior Vice President

ATTEST:

       /s/ ANTHONY J. TANNER
--------------------------------------------
          Anthony J. Tanner
             Secretary

[CORPORATE SEAL]


                                    ALADDIN ACQUISITION CORPORATION

                                    By:     /s/ WILLIAM W. HORTON
                                   --------------------------------------------
                                             William W. Horton
                                               Vice President


ATTEST:

      /s/ ANTHONY J. TANNER
--------------------------------------------
         Anthony J. Tanner
             Secretary

[CORPORATE SEAL]

                                                                       ANNEX B


                                        February 12, 1996



Board of Directors
Advantage Health Corporation
304 Cambridge Road
Woburn, MA 01801


Dear Sirs:


   Advantage Health Corporation ("Advantage Health"), HEALTHSOUTH Corporation ("HEALTHSOUTH") and Aladdin Acquisition Corporation, a wholly owned subsidiary of HEALTHSOUTH ("Subsidiary") have entered into a Plan and Agreement of Merger dated as of December 16, 1995 (the "Agreement"). Pursuant to the Agreement, Subsidiary shall be merged with and into Advantage Health in a transaction (the "Merger") in which each outstanding share of common stock, par value $.01 per share, of Advantage Health ("Advantage Health Common Stock") will be converted into the right to receive shares of common stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"). As set forth more fully in the Agreement, each issued and outstanding share of Advantage Health Common Stock shall be converted into the right to receive that number of shares of HEALTHSOUTH Common Stock determined by dividing $47.50 by the average daily closing price for the shares of HEALTHSOUTH Common Stock for the twenty consecutive trading days on which the shares are actually traded ending at the close of trading on the second trading day immediately preceding the Special Meeting of Advantage Health Shareholders (the "Base Period Trading Price") computed to four decimal places (the "Exchange Ratio"); provided, however, that if the Base Period Trading Price shall be greater than $34.50, the Exchange Ratio shall be 1.3768; and provided further however, that if the Base Period Trading Price shall be less than $28.50, the Exchange Ratio shall be 1.6667. You have requested our opinion regarding the fairness, from a financial point of view, of the consideration to be received by the holders of Advantage Health Common Stock pursuant to the Agreement.

   Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate and other purposes. We have served as financial advisor to Advantage Health Corporation in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have served as financial advisor and have provided financing services to Advantage Health, including lead-managing its initial public offering, and received customary fees for such services. In the past, we have also provided financing services to HEALTHSOUTH and received customary fees for such services. We regularly publish research reports regarding the healthcare industry and the business and securities of publicly traded companies in that industry, including Advantage Health and HEALTHSOUTH. We also make a market in the Advantage Health Common Stock and the HEALTHSOUTH Common Stock. In the ordinary course of our trading and brokerage activities, we may from time to time, hold long or short positions, may trade or may otherwise effect transactions, for our own account or for the account of our customers, in securities of Advantage Health or HEALTHSOUTH. We also have an indirect beneficial ownership interest in Advantage Health Common Stock of less than 1% of the outstanding Advantage Health Common Stock.

   In connection with this opinion, we have reviewed the Agreement and certain publicly available financial information concerning Advantage Health and HEALTHSOUTH. We have reviewed certain internal financial analyses of Advantage Health and HEALTHSOUTH made available to us by their respective managements and have held discussions with members of the senior management of Advantage Health and HEALTHSOUTH regarding the business and prospects of their respective companies as independent entities and the joint prospects for a combined company. In addition, we have (i) reviewed the reported price and trading activity for the Advantage Health Common Stock and the HEALTHSOUTH Common Stock,
(ii) compared certain financial and stock market information for Advantage Health and HEALTHSOUTH with similar information for certain publicly traded companies, (iii) reviewed the financial terms of certain recent business combinations and (iv) performed such other studies and analyses and taken into account such other matters as we deemed necessary.

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections used in our analyses, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Advantage Health and HEALTHSOUTH as to the likely future performance of their respective companies. We have also assumed, with your consent, that the Merger will qualify for pooling-of-interests accounting treatment and that the holders of Advantage Health Common Stock will not be subject to U.S. federal income tax as a result of the Merger. In addition, we have not made an independent valuation or appraisal of the assets of Advantage Health or HEALTHSOUTH, nor have we been furnished with any such valuation or appraisal. Our opinion is based on market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter.

   It is understood that this letter is for the benefit and use of the Board of Directors of Advantage Health only and may not be used for any other purpose without our prior written consent, provided, however, that we hereby consent to the inclusion of this opinion as an exhibit to any proxy statement or registration statement distributed in connection with the Merger.

   Based on the analysis described above and subject to the foregoing limitations and qualifications, it is our opinion that, as of the date of this letter, the consideration to be received by the holders of Advantage Health Common Stock pursuant to the Agreement is fair from a financial point of view to such stockholders.

                                        Very truly yours,

                                        ALEX. BROWN & SONS INCORPORATED

                                                                       ANNEX C


            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1995 AND 1994



                                    CONTENTS


                                                          PAGE
                                                         --------
Report of Independent Auditors.........................  C-2

Audited Consolidated Financial Statements
 Consolidated Balance Sheets...........................  C-3
 Consolidated Statements of Revenues and Expenses......  C-4
 Consolidated Statements of Changes in Fund Balances...  C-5
 Consolidated Statements of Cash Flows--General Fund...  C-6
 Notes to Consolidated Financial Statements............  C-7


                        REPORT OF INDEPENDENT AUDITORS

Board of Trustees

Harmarville Rehabilitation Center, Inc.
 and Subsidiaries
Pittsburgh, Pennsylvania

   We have audited the accompanying consolidated balance sheets of Harmarville Rehabilitation Center, Inc. (the Center) and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of revenues and expenses, changes in fund balances, and cash flows--general fund for the years then ended. These financial statements are the responsibility of the Center's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harmarville Rehabilitation Center, Inc. and subsidiaries as of June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows--general fund for the years then ended in conformity with generally accepted accounting principles.



                                                             ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
August 25, 1995

           HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS


                                                                                        JUNE 30             SEPTEMBER 30
                                                                                ------------------------
                                                                                  1995           1994          1995
                                                                                  -----          ----          ----
                                                                                                             (UNAUDITED)

Assets
Current assets:
 Cash and short-term investments..............................................  $ 1,245,069   $ 2,156,882   $ 2,715,487
 Patient accounts receivable, less allowance for doubtful accounts (September
  30, 1995--$321,000; June 30, 1995 and 1994--$325,000 and $265,000
  respectively)...............................................................    7,310,348     4,979,911     6,774,820
 Other receivables............................................................    1,069,061     1,157,063     1,152,554
 Prepaid insurance............................................................      130,268       178,524        74,894
 Prepaid pension..............................................................      144,015       186,131        67,340
 Other prepaid expenses.......................................................      464,452       309,728       386,109
 Inventories..................................................................      359,489       299,735       338,052
 Funds held by bond trustee to pay accrued interest and current portion of
  debt obligations............................................................           --       942,858            --
                                                                                ------------- ------------- ---------------
Total current assets..........................................................   10,722,702    10,210,832    11,509,256
Other assets:
 Funds held by bond trustee, less current portion.............................           --     2,040,620            --
 Board-designated funds--marketable securities:
  Depreciation reserve account................................................      424,100       396,439       431,508
  Hospital funded depreciation................................................    1,155,730     1,828,055     1,773,074
 Investments in joint ventures................................................      845,501       702,016       765,505
 Professional liability self-insurance trust fund.............................    1,337,134     1,234,885     1,334,744
 Workers' compensation self-insurance trust fund..............................      167,053       158,604       169,271
 Deferred debt issuance cost..................................................      195,588       304,839       191,362
 Fixed interest and money market investments..................................    8,699,644     6,928,885     8,082,705
 Preferred and common stock investments.......................................    5,340,628     6,347,815     6,392,264
 Pledges receivable--restricted by donors.....................................        6,019        27,091         3,917
                                                                                ------------- ------------- ---------------
Total other assets............................................................   18,171,397    19,969,249    19,144,350
Properties:
 Land and land improvements...................................................    1,528,953     1,438,297     1,415,870
 Buildings and leasehold improvements.........................................   26,945,803    25,373,492    24,404,333
 Equipment....................................................................   14,243,027    13,695,392    14,230,058
 Construction in progress.....................................................       44,851       268,832        47,086
                                                                                ------------- ------------- ---------------
                                                                                 42,762,634    40,776,013    40,097,347
 Less allowance for depreciation..............................................   26,422,909    24,558,283    25,531,691
                                                                                ------------- ------------- ---------------
Total properties..............................................................   16,339,725    16,217,730    14,565,656
                                                                                ------------- ------------- ---------------
Total assets..................................................................  $45,233,824   $46,397,811   $45,219,262
                                                                                ============= ============= ===============
Liabilities and fund balances Current liabilities:
 Trade accounts payable.......................................................  $ 1,569,609   $ 1,465,424   $ 1,646,202
 Accrued payroll..............................................................    1,024,289       865,073       683,326
 Accrued vacation and holiday benefits........................................      983,270       889,862     1,000,427
 Accrued interest payable.....................................................       32,389       502,858        43,249
 Current financing arrangement with third party payor.........................      420,325       420,325       420,325
 Deferred grant income........................................................        9,550        11,561            --
 Current portion of long-term debt............................................      579,210       546,082       627,210
                                                                                ------------- ------------- ---------------
Total current liabilities.....................................................    4,618,642     4,701,185     4,420,739
Long-term liabilities:
 Debt, excluding amounts due within one year:
  1994 refunding bonds........................................................    8,000,000           --      8,000,000
  Term loan...................................................................    1,380,000           --      1,222,000
  1986 Series A and B refunding bonds.........................................           --     9,430,000           --
  1983 Series A refunding bonds...............................................           --     2,745,000           --
  Equipment lease.............................................................        7,865        15,731         5,899
                                                                                ------------- ------------- ---------------
 Total debt...................................................................    9,387,865    12,190,731     9,227,899
 Other liabilities............................................................        4,050         4,430         4,050
 Deferred third party liability debt refinancing..............................      700,000     1,097,532       684,523
 Accrued self-insurance claims................................................      340,000       310,000       340,000
                                                                                ------------- ------------- ---------------
Total liabilities.............................................................   15,050,557    18,303,878    14,677,211
Fund balances:
 General......................................................................   28,708,997    26,810,840    29,068,013
 Restricted...................................................................    1,474,270     1,283,093     1,474,038
                                                                                ------------- ------------- ---------------
 Total fund balances..........................................................   30,183,267    28,093,933    30,542,051
                                                                                ------------- ------------- ---------------
 Total liabilities and fund balances .........................................  $45,233,824   $46,397,811   $45,219,262
                                                                               ============= ============= ===============

                     See accompanying consolidated notes.

           HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES




                                                                              THREE MONTHS ENDED
                                                   YEAR ENDED JUNE 30            SEPTEMBER 30
                                               -------------------------     ----------------------
                                                  1995          1994          1995          1994
                                                  ----          -----         -----         -----
                                                             (UNAUDITED)   (UNAUDITED)

Net revenues from patient services..........  $40,006,112   $36,785,829   $10,066,681   $9,528,750
Other operating revenues:

 Contributions..............................      315,994        88,063         7,315       49,734
 Investment income..........................    1,100,016     1,228,591       564,361      223,338
 Grants.....................................       78,021       267,246        14,164       18,844
 Contractual services.......................      327,372       403,388       113,244       75,500
 Equity losses of joint ventures............     (364,536)     (260,908)      (79,996)     (93,040)
 Other......................................      249,158       212,999        73,657       66,586
                                              ------------- ------------- ------------- -------------
Total revenues and contributions............   41,712,137    38,725,208    10,759,426    9,869,712
Operating expenses:
 Salaries and wages.........................   22,728,369    21,276,399     5,804,063    5,541,117
 Fringe benefits............................    4,812,768     4,202,130     1,229,491    1,091,761
 Supplies and other.........................    4,122,800     3,694,960     1,021,279      923,923
 Purchased services.........................    4,805,819     4,233,890     1,434,688    1,117,033
 Utilities..................................      776,341       854,015       211,179      203,699
 Insurance..................................      240,680       241,588        59,079       67,259
 Interest...................................      612,135     1,054,271       120,262      222,134
 Depreciation and amortization..............    2,125,718     1,962,572       482,260      492,503
 Provision for uncollectible accounts.......      202,955       312,967        45,812       49,236
                                              ------------- ------------- ------------- -------------
Total expenses..............................   40,427,585    37,832,792    10,408,113    9,708,665
                                              ------------- ------------- ------------- -------------
Net operating income including
 contributions..............................    1,284,552       892,416       351,313      161,047
Nonoperating gains:
 Gain on sale of WCS investment.............      232,626            --            --           --
 Gain on sale of AHEL investment............           --       499,995            --           --
                                              ------------- ------------- ------------- -------------
 Excess of revenues and gains over expenses.  $ 1,517,178   $ 1,392,411   $   351,313   $  161,047
                                              ============= ============= ============= =============




                      See accompanying consolidated notes.

           HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CHANGES IN FUND BALANCES


                                                       GENERAL     RESTRICTED
                                                         FUND         FUND
                                                    ------------- ------------
Fund balances at June 30, 1993....................  $24,503,520    $1,055,686

 Add (deduct):

  Excess of revenues and gains over expenses......    1,392,411           --
  Restricted contributions........................           --       785,609
  Investment income...............................           --        45,390
  Restricted fund expenses........................           --       (54,176)
  Grants for capital projects.....................      365,493           --
  Transfer from restricted fund...................      549,416      (549,416)
                                                    ------------- ------------
Fund balances at June 30, 1994....................   26,810,840     1,283,093
 Add (deduct):
  Excess of revenues and gains over expenses......    1,517,178           --
  Restricted contributions........................           --       499,810
  Investment income...............................           --        60,185
  Restricted fund expenses........................           --       (31,954)
  Grants for capital projects.....................       44,115           --
  Transfer from restricted fund...................      336,864      (336,864)
                                                    ------------- ------------
Fund balances at June 30, 1995....................   28,708,997     1,474,270

(Unaudited)
 Add (deduct):
  Excess of revenues and gains over expenses for
   the three months ended September 30, 1995......      351,313           --
  Restricted contributions........................           --       52,690
  Investment income...............................           --       38,130
  Restricted fund expenses........................           --      (85,540)
  Grants for capital projects.....................        2,191           --
  Transfer from restricted fund...................        5,512       (5,512)
                                                    ------------- ------------
Fund balances at September 30, 1995...............  $29,068,013   $1,474,038
                                                    ============= ============




                      See accompanying consolidated notes.

           HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CASH FLOWS--GENERAL FUND


                                                                                          THREE MONTHS ENDED
                                                             YEAR ENDED JUNE 30,            SEPTEMBER 30,
                                                         -------------------------  --------------------------
                                                            1995         1994           1995          1994
                                                            ----         -----          -----         -----
                                                                                     (UNAUDITED)   (UNAUDITED)

Operating activities and nonoperating gains
Excess of revenues and gains over expenses............  $  1,517,178   $ 1,392,411   $  351,313   $    161,047
Adjustments to reconcile  excess of revenues and gains
 over expenses to net cash provided by operating
 activities and nonoperating gains:
  Depreciation and amortization.......................     2,125,718     1,962,572      482,260        492,503
  Equity losses of joint ventures.....................       364,536       260,908       79,996         93,040
  Loss (gain) on disposal of properties...............           501          (138)      95,395             --
  Amortization of deferred third party liability......      (397,532)      (86,299)     (15,477)      (316,034)
  Change in patient accounts receivable...............    (2,330,437)      (80,682)     535,528       (303,076)
  Change in other assets..............................       (36,104)     (419,776)     150,438        558,573
  Change in trade accounts payable....................       104,185      (319,063)      76,593        258,576
  Change in other liabilities.........................      (190,236)      188,587     (322,496)      (529,859)
                                                        -------------- ------------- ------------ --------------
Net cash provided by operating activities and
 nonoperating gains...................................     1,157,809     2,898,520    1,433,550        414,770

Investing activities
Purchase of properties................................    (1,929,952)   (1,754,293)     (75,258)      (931,692)
Proceeds from sale of properties......................            --            --     1,275,898            --
Investment in joint venture...........................      (508,021)     (225,000)          --             --
Net change in Board-designated and bond trustee
 funds................................................     3,628,142    (1,249,960)    (624,752)     3,296,087
Net purchases of investments..........................      (551,323)     (633,913)    (434,929)       (55,808)
                                                        -------------- ------------- ------------ --------------
Net cash provided (used) by investing activities .....       638,846    (3,863,166)     140,959      2,308,587

Financing activities
Transfers from restricted funds.......................       336,864       549,416        5,512          3,415
Proceeds from 1994 refunding bonds and term loan .....    10,295,000            --           --     10,295,000
Principal payments on debt............................   (13,064,738)     (551,881)    (111,966)   (12,654,295)
Increase in debt issuance costs.......................      (209,011)           --           --       (209,011)
(Increase) decrease in professional liability and
 workers' compensation self-insurance trust funds.....      (110,698)       15,336          172         (2,806)
Grants for capital projects...........................        44,115       365,493        2,191         54,540
                                                        -------------- ------------- ------------ --------------
Net cash (used) provided by financing activities  ....    (2,708,468)      378,364     (104,091)    (2,513,157)
                                                        -------------- ------------- ------------ --------------
(Decrease) increase in cash and short-term
 investments..........................................      (911,813)     (586,282)   1,470,418        210,200
Cash and short-term investments at beginning of year .     2,156,882     2,743,164    1,245,069      2,156,882
                                                        -------------- ------------- ------------ --------------
Cash and short-term investments at end of year .......  $  1,245,069   $ 2,156,882   $2,715,487   $  2,367,082
                                                        ============== ============= ============ ==============


                     See accompanying consolidated notes.

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         JUNE 30, 1995 AND 1994, AUDITED
                     SEPTEMBER 30, 1995 AND 1994, UNAUDITED


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

   The consolidated financial statements include the accounts of Harmarville Rehabilitation Center, Inc. (the Center) and its subsidiaries: Harmarville Foundation, Inc. and HRC Services, Inc. and its subsidiaries. The Center, which operates a comprehensive rehabilitation facility, and Harmarville Foundation, Inc., a fundraising support entity of the Center, are not-for-profit Pennsylvania corporations as described in Section 501(c)(3) of the Internal Revenue Code and are exempt from federal income taxes on related income pursuant to Section 501(a) of the Code. HRC Services, Inc. is a for-profit corporation. All material intercompany balances and transactions have been eliminated in consolidation.

STATEMENTS OF REVENUES AND EXPENSES

   Transactions deemed by management to be ongoing, major, or central to the provision of health care services are reported as revenues and expenses. Peripheral or incidental transactions are reported as gains and losses.

CHARITY CARE

   The Center provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Center does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue.



NET REVENUE FROM PATIENT SERVICES

   Net revenue from patient services is derived from patients who reside primarily in the Center's geographical area. The majority, approximately 75% and 78% for the three months ended September 30, 1995 and 1994, and 77% and 78% for the years ended June 30, 1995 and 1994, of the Center's services are rendered to patients under Blue Cross, Medicare, and Medicaid programs. Reimbursement under these programs is based on either allowable costs incurred, subject to certain limitations imposed by the third party payors, or specific per diem rates established by the third party payor. The final determination of amounts reimbursed under these programs is subject to audit and retroactive adjustments by the payors. Retroactive adjustments are accrued on an estimated basis in the period related services are rendered and adjusted in future periods as settlements are determined. These adjustments had the effect of increasing the excess of revenues and gains over expenses by $300,000 for the year ended June 30, 1995 and were not significant for the three months ended September 30, 1995 and 1994 and for the year ended June 30, 1994.

   At September 30, 1995, third party audits have not been finalized by Medicare for the years 1994 through 1996, by Blue Cross for the years 1993 through 1994, and by Medicaid for the years 1993 through 1996. The estimated amounts for retroactive adjustments under the third party agreements aggregated $695,827, $1,016,062, and $249,146 at September 30, 1995, June 30, 1995 and June 30, 1994,
respectively, and are included in patient accounts receivable.

   Significant concentrations of net patient receivables at September 30, 1995, June 30, 1995, and June 30, 1994, respectively, include the following: Medicare, 31%, 26%, and 28%; Medicaid, 9%, 10%, and 10%; and Blue Cross, excluding the current financing advance, 13%, 17%, and 18%.

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND SHORT-TERM INVESTMENTS

   Cash  and  short-term   investments   consist  of  demand  deposit  accounts,
short-term investment fund and commercial paper instruments that are maintained at the same financial institution.

MARKETABLE SECURITIES AND RELATED INVESTMENT INCOME

   Marketable securities are carried at the lower of aggregate cost or market at the balance sheet date. Marketable securities are adjusted for impairments in value that are deemed to be other than temporary. Gains or losses on sales of securities are computed on a specific security basis.

INVENTORIES

   Inventory of food, supplies, drugs, publications, etc. is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

BOARD-DESIGNATED FUNDED DEPRECIATION

   The Board of Trustees has authorized the Center to fund depreciation. Funds available in the funded depreciation account may be used to acquire capital assets, to make mortgage or similar payments, including principal payments on the long-term debt obligations, and for advances or loans for the general operations of the Center.

DONOR-RESTRICTED FUNDS

   Donor-restricted funds are used to differentiate resources, the use of which is restricted by donors or grantors, from resources of general funds on which donors or grantors place no restriction or that arise as a result of the operations of the Center for its stated purposes. Restricted gifts and other restricted resources are recorded in the restricted fund balance.

INVESTMENTS IN JOINT VENTURES

   The Center's investments in 50% or less owned joint ventures are reported on the equity method of accounting.

PROFESSIONAL LIABILITY SELF-INSURANCE

   A trust was created for the purpose of paying medical malpractice claims up to $200,000 per incident and $1,000,000 in aggregate. The Center has excess coverage with the Medical Malpractice Liability Catastrophe Loss Fund of the Commonwealth of Pennsylvania in the amount of $1,000,000 per incident and $3,000,000 in aggregate. Additionally, the Center has umbrella coverage in the amount of $5,000,000 per incident and $5,000,000 in aggregate. Provisions for professional liability claims are provided based on the nature of the claims and historical experience in settling such matters, and include an estimate for incurred but not reported claims.



   An irrevocable bank trusteed fund has been established and is being funded in accordance with regulations of the Pennsylvania Insurance Department. The self-insurance trust fund is used solely for the purpose of paying claims and expenses which arise from the self-insured risk. If the self-insurance program is terminated, funds on deposit in the self-insurance trust will be maintained in the account as required by the Pennsylvania Insurance Department.

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

HEALTH INSURANCE

   The Center is self-insured for a portion of the health insurance coverage for the majority of its employees. The Center has an excess coverage policy in the amount of $150,000 per individual and $1,500,000 in the aggregate. The Center makes monthly deposits to a claims administrator based upon prior months' claims. Provisions are made based on the nature of the claim and historical experience and include an estimate for incurred but not reported losses. As of June 30, 1995 and 1994, the Center has a receivable (included in Other Receivables) of approximately $208,000 and $576,000, respectively, relating to excess net deposits. As of September 30, 1995, there was no receivable relating to excess net deposits.

DEBT ISSUANCE COSTS

   Debt issuance costs are being amortized over the life of the debt based on the balance outstanding of the respective debt obligation.

PROPERTIES

   Properties are stated at cost. Depreciation and amortization of properties are provided for on the straight-line method over the estimated useful lives of such properties.

   In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Center will adopt Statement 121 in its fiscal year ended June 30, 1997 and, based on current circumstances, does not believe the effect of adoption will be material.

DEFERRED THIRD PARTY LIABILITY



   Deferred third party liability arises from the timing difference in reporting the net gain on debt refinancing for financial statement purposes and for third party reimbursement purposes. For financial statement purposes, the gain on debt refinancing was recognized when the refinancing occurred; for reimbursement purposes, such gain is being amortized.

INTERIM FINANCIAL STATEMENTS

   The consolidated balance sheet at September 30, 1995, the consolidated statements of revenues and expenses and the consolidated statements of cash flows--general fund for the three months ended September 30, 1995 and 1994 and the consolidated statement of changes in fund balances for the three months ended September 30, 1995 are unaudited, but in the opinion of Center management include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for those interim periods. The results of operations for the three months ended September 30, 1995 are not necessarily indicative of results to be expected for the entire year.

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Continued)

2. CHARITY CARE

   The Center maintains records to identify and monitor the level of charity care it provides. These records include the amount of charges foregone for services furnished under its charity care policy because the Center recognizes that some patients treated in its facilities will not be able to pay for the services they receive. During the three months ended September 30, 1995 and 1994 and the years ended June 30, 1995 and 1994, the Center provided charity care, measured at established rates, of approximately $24,000, $67,000, $216,000 and $298,000, respectively.

   In addition, management estimates that the reimbursement for the care it provides for patients covered under governmental third party payor arrangements (Medical Assistance) is less than its cost of providing these services. This loss on the provision of services to these patients was approximately $115,000, $86,000, $346,000 and $523,000 for the three months ended September 30, 1995 and 1994 and for the years ended June 30, 1995 and 1994, respectively.

3. INVESTMENTS

   Marketable equity securities consist of the following:

                                            JUNE 30                               SEPTEMBER 30
                       ---------------------------------------------------- --------------------------
                                 1995                      1994                     1995
                       ----------------------------------------------------- -------------------------
                          COST           MARKET       COST        MARKET        COST        MARKET
                       -------------  ------------ ------------ ------------ ------------ ------------
Preferred and common
stock investments ...  $5,340,628   $5,966,045   $6,347,815   $6,793,293   $6,392,264   $7,055,261


   The funds held by bond trustee, Board-designated funds, fixed interest and money market investments, professional liability self-insurance trust fund, and workers' compensation self insurance trust fund consist of cash and cash equivalents, U.S. Government bonds and notes, corporate obligations and a short-term bond fund. These investments are carried at cost which approximates market. Investment income includes net gains (losses) on sales of investments of $356,929, $(4,785), $72,623, and $343,921 for the three months ended September 30, 1995 and 1994 and for the years ended June 30, 1995 and 1994, respectively.

   The Foundation receives donor-restricted contributions for the purchase of equipment and other specific purposes. The funds are invested until such time as expenditures are incurred in compliance with the specific restrictions. At September 30, 1995 and June 30, 1995 and 1994, investments carried in other assets include $1,470,121, $1,468,251, and $1,256,002, respectively, of donor-restricted contributions.

   The gross unrealized gains and losses on marketable equity securities, including restricted funds, amounted to approximately $878,000 and $98,000 at September 30, 1995 and $708,000 and $82,000 at June 30, 1995.

   During 1995, the Center received and recorded a gain of $232,626 on the sale of its investment in Workcare Solutions (WCS). During 1994, the Center received and recorded a gain of $499,995 for its remaining interest in American Health Enterprises, Inc. (AHEL).

         HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES -
            Notes to Consolidated Financial Statements (Continued)

4. LONG-TERM OBLIGATIONS

   In fiscal 1995, the Center advance refunded its 1986 Series A and B Bonds and the 1983 Series A Revenue Refunding Bonds in the amount of $12,175,000 plus accrued interest. Funds for the advanced refunding were obtained through the issuance of $8,000,000 of Variable Rate Hospital Revenue Refunding Bonds Series 1994 (1994 Bonds), the proceeds of a bank term loan and other available funds.

   The 1994 Bonds mature periodically from July 1, 1998 to July 1, 2007 in amounts ranging from $115,000 to $1,040,000 and bear interest at variable rates of interest based on interest rate modes established by the Center and for which the bonds were marketed or remarketed. The weighted average interest rate of the 1994 Bonds was 4.25% at June 30, 1995. The 1994 Bonds are subject to remarketing agreements which provide that the bondholder may present the bonds, excluding bonds in the flexible and fixed modes (as defined in the Indenture), to a remarketing agent for redemption. Pursuant to the redemption requirements under the 1994 Bonds, the Center is required to maintain an open letter of credit in the amount of $8,131,507 to enable the Tender Agent to purchase the bonds placed for redemption by the 1994 bondholder. The letter of credit's stated expiration date is September 15, 1999. The commitment fee for the letter of credit is .625% on the average daily letter of credit amount and is payable quarterly.

   Loss on the defeasance of the bonds amounted to $297,000 and is recorded net of third party reimbursement of an equal amount. The third party reimbursement includes adjustment of prior deferred amounts resulting from changes in reimbursement, which became effective for a third party payor on July 1, 1994.

   To secure its obligations under the Loan Agreement (Agreement) with the Authority that issued the 1994 Bonds, the Center has granted to the Authority a lien and security interest in the Center's gross revenues, as defined in the Agreement. The Agreement includes certain covenants as to the payment of taxes and assessments, the maintenance of specified levels of insurance coverage, and a debt service coverage ratio, and limits the ability of the Center to incur additional indebtedness and sell Center assets, as defined in the Agreement.

   Principal payments on the outstanding balance of the term loan payable to bank are due in quarterly principal installments commencing July 1, 1995 in amounts ranging from $110,000 to $166,000. The loan bears interest at a variable rate of either the prime rate or LIBOR plus .625%, selected at the option of the Center. The interest rate at September 30, 1995 and June 30, 1995 was 6.5% and 6.56% respectively.

   The term loan is secured by a lien and security interest in the Center's gross revenues on a parity basis to the lien granted to the bondholders through the Authority.

   The amount of 1973 Bonds outstanding that are considered extinguished for financial reporting purposes from prior refunding bonds amounted to $5,785,000 at June 30, 1995.

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Continued)

4. LONG-TERM OBLIGATIONS (CONTINUED)

   Principal payments on all long-term obligations are as follows:


YEAR ENDING JUNE 30
--------------------
1996................  $  579,210
1997................     649,865
1998................     592,000
1999................     261,000
2000................     725,000
Thereafter..........   7,160,000
                      ------------
                      $9,967,075
                      ============


   Interest paid on all long-term obligations was approximately $109,000, $700,000, $1,083,000, and $1,023,000 for the three months ended September 30, 1995 and 1994 and for the years ended June 30, 1995 and 1994, respectively.

5. WORKERS' COMPENSATION

   The  Center  elected  to self  insure for  workers'  compensation  commencing
January  1,  1992.  Pursuant  to  the  election,   a  self-insurance  trust  was
established and funded with $150,000. The Center is the guarantor of all the Center obligations under the self-insurance program. As security for the payment of the workers' compensation liability, the Center has obtained a letter of credit in the amount of $800,000 as required under regulations of the Commonwealth of Pennsylvania Department of Labor.

6. PENSION PLANS

   The Center has a defined benefit pension plan which covers all employees of the Center who meet certain age and length of service requirements. The benefits are based on years of service and the average monthly earnings of the employee for the highest consecutive sixty months of the final ten years of employment. The Center's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such amounts as the Center may determine to be appropriate from time to time.

   The following table sets forth the funded status and amount recognized for the pension plan in the balance sheet:

                                                                                   JUNE 30
                                                                      --------------------------------
                                                                            1995            1994
                                                                      --------------- ----------------
Actuarial present value of accumulated benefit obligation,
including vested benefits of $9,524,719 in 1995 and $9,048,893 in
1994................................................................  $  9,830,615    $  9,351,274
                                                                      =============== ================
Actuarial present value of projected benefit obligation for
  services rendered to date.........................................  $(12,772,979)   $(12,055,644)
Less plan assets at fair value, primarily investments in insurance group annuity contracts, units in stock trusts and insurance
  company separate accounts.........................................    15,240,561      14,209,239
                                                                      --------------- ----------------
Plan assets in excess of projected benefit obligation...............     2,467,582       2,153,595
Unrecognized prior service cost.....................................      (494,994)       (542,948)
Unrecognized net gain from past experience different from that
  assumed...........................................................    (1,838,898)     (1,436,316)
Unrecognized net asset existing at transition.......................        10,325          11,800
                                                                      --------------- ----------------
Prepaid pension cost................................................  $    144,015    $    186,131
                                                                      =============== ================

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Continued)

6. PENSION PLANS (CONTINUED)

   A summary of the net pension cost of the plan is as follows:

                                                         YEAR ENDED            THREE MONTHS ENDED
                                                          JUNE 30                 SEPTEMBER 30
                                                ------------------------    -----------------------
                                                     1995         1994         1995        1994
                                                     -----        ----         ----        -----
Service costs--benefits earned during the
  year........................................  $   597,146   $   575,723   $ 149,287   $ 143,931
Interest cost on projected benefit
obligation....................................    1,044,368       986,591     261,092     246,647
Actual return on plan assets..................   (1,268,660)   (1,182,401)   (317,165)   (295,600)
Net amortization and deferred.................      (66,157)      (47,441)    (16,539)    (11,860)
                                                ------------- ------------- ----------- ------------
Net pension cost..............................  $   306,697   $   332,472   $  76,675   $  83,118
                                                ============= ============= =========== ============


   The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8.0% in 1995 and 1994. The assumed rates of increase in future years' compensation levels was 5.5% in 1995 and 1994. The expected long-term rate of return on plan assets was 8.5% in 1995 and 1994.

   The Center also has a defined contribution plan known as the "Harvest Plan" which covers all employees of the Center who meet certain age and length of service requirements. Center contributions are based on the employees' years of service, base earnings, and the amount contributed by the employee. Costs of the plan were $69,325, $63,458, $243,049, and $208,020 for the three months ended September 30, 1995 and 1994 and for the years ended June 30, 1995 and 1994, respectively.

7. OPERATING LEASES

   The Center leases land, principally the land on which its facility is constructed, from the Federation of Independent School Alumnae, an entity that raises funds for the Center. The lease requires monthly payments of $200 and extends through July 1, 2015.

   Certain facilities are leased under noncancelable operating leases expiring periodically through 2000. Certain leases have renewal options ranging from 5 to 15 years and provide for periodic rental increases during their initial lease term. Rental expense amounted to $94,771, $90,670, $370,376, and $359,846 for the three months ended September 30, 1995 and 1994 and for the years ended June 30, 1995 and 1994, respectively.

   Future annual minimum lease payments under noncancelable operating leases at June 30, 1995 are as follows: 1996--$304,647; 1997--$164,722;
1998--$147,671; 1999--$127,574; and 2000--$53,266.


8. FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used in estimating the fair value disclosures for financial instruments:

   Cash and Short-Term Investments: The carrying amount reported in the balance sheet approximates fair value.

   Investments and Other Assets: The fair value of assets whose use is limited is based on quoted market prices.

   Long-Term   Debt:  The  carrying   amount   reported  in  the  balance  sheet
   approximates fair value.

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Continued)

8. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)


   The carrying amounts and estimated fair value of financial instruments are as follows:


                                                      JUNE 30, 1995           SEPTEMBER 30, 1995
                                                   ----------------------   ---------------------
                                                   CARRYING      FAIR       CARRYING        FAIR
                                                    AMOUNT       VALUE       AMOUNT        VALUE
                                                    ------       -----       ------        -------
Cash and short-term investments.................  $1,245,069   $1,245,069   $2,715,487   $2,715,487
Depreciation reserve account....................     424,100      424,100      431,508      431,508
Hospital funded depreciation....................   1,155,730    1,155,730    1,773,074    1,773,074
Professional liability self-insurance trust
  fund..........................................   1,337,134    1,346,176    1,334,744    1,345,180
Workers' compensation self-insurance trust
  fund..........................................     167,053      167,053      169,271      169,271
Fixed interest and money market investments ....   8,699,644    8,864,682    8,082,705    8,395,364
Preferred and common stock investments .........   5,340,628    5,966,045    6,392,264    7,055,261
1994 refunding bonds............................   8,000,000    8,000,000    8,000,000    8,000,000
Term loan.......................................   1,952,000    1,952,000    1,222,000    1,222,000



9. EQUITY INVESTMENTS IN JOINT VENTURES

   The following is a summary of the Center's investments in joint ventures:


                                         JUNE 30         SEPTEMBER 30
                                  --------------------- --------------
                                     1995       1994         1995
                                  ---------- ---------- --------------
Investment in Butler CORF ......  $167,511   $237,426   $140,531
Investment in Uniontown CORF ...        --     68,466         --
Investment in Ohio Valley CORF .    62,279    104,248     62,658
Investment in Latrobe CORF .....   288,216         --    287,802
Investment in WHRC..............   300,000         --    260,369
Investment in Workcare
  Solutions.....................     8,635    291,876         --
Other...........................    18,860         --     14,145
                                  ---------- ---------- --------------
Total...........................  $845,501   $702,016   $765,505
                                  ========== ========== ==============


   In January 1995, the Center acquired in excess of 50% of the partnership interests in the Harmarville Uniontown CORF (Uniontown). The Center's ownership of the partnership increased periodically throughout the remainder of the year, with the Center becoming the sole owner of Uniontown on June 30, 1995. The cost of the partnership interest acquired during the year ended June 30, 1995 amounted to $225,000. The transaction was accounted for as a purchase with the operations of Uniontown being included in the consolidated financial statements for the six months ended June 30, 1995. The excess of the purchase price of the partnership interests over the historical cost of the net assets of Uniontown was not significant.

   Unaudited pro forma operations, assuming the change in ownership had occurred at the beginning of 1995 and 1994, are as follows:


                                                 YEAR ENDED JUNE 30
                                            ----------------------------
                                                 1995          1994
                                            ------------- --------------
Net patient service revenues..............  $40,709,815   $37,855,011
Excess of revenues and gains over
expenses..................................    1,646,883     1,430,203


   The above pro forma information is based upon certain assumptions and estimates which management of the Center believes are reasonable. The pro forma information does not purport to be indicative of the results that actually would have been obtained during the periods presented and is not intended to be a projection of future results.

            HARMARVILLE REHABILITATION CENTER, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements (Continued)

9. EQUITY INVESTMENTS IN JOINT VENTURES (CONTINUED)

   In June 1995, the Center contributed assets of $300,000 and the operations of its Greensburg satellite for a 50% joint venture interest in the Harmarville Latrobe CORF. The following table summarizes the operations of the Greensburg satellite included in the consolidated statements of revenues and expenses, prior to the interest in this joint venture.


                                                YEAR ENDED JUNE 30
                                            --------------------------
                                                1995          1994
                                            ------------ -------------
Net patient service revenues..............  $1,116,944   $1,107,047
Excess of revenues and gains over
  expenses................................      80,846       95,441


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate filed in the Office of the Secretary of the State of Delaware on June 13, 1995, contains a provision eliminating or limiting director liability to HEALTHSOUTH and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

   Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate and Article IX of the HEALTHSOUTH Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

   HEALTHSOUTH has entered into agreements with all of its directors and its executive officers pursuant to which HEALTHSOUTH has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services of a director or executive officer to the fullest extent allowable under applicable law.

   See Item 22 of this Registration Statement on Form S-4.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits:


   EXHIBIT
     NO.                                                DESCRIPTION
    ----                                                ------------


(2).........  Areement  and Plan of  Merger,  dated  December  16,  1995,  among
              HEALTHSOUTH  Corporation,   Aladdin  Acquisition  Corporation  and
              Advantage  Health  Corporation,  attached to the  Prospectus-Proxy
              Statement as Annex A, is hereby incorporated herein by reference.

(5).........  Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association,  as to the  legality  of the  shares  of  HEALTHSOUTH
              Common Stock being registered.

(8).........  Form  of   opinion  of  Haskell   Slaughter   Young  &   Johnston,
              Professional  Association,   as  to  certain  federal  income  tax
              consequences of the Merger.

(23)-1......  Consent  of Ernst & Young  LLP.  See pages  immediately  following signature pages to the Registration Statement.

(23)-2......  Consent  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association (included in the opinion filed as Exhibit (5)).

(23)-3......  Consent of Alex. Brown & Sons Incorporated (included in Annex B to the Prospectus-Proxy Statement).

(24)........  Powers of Attorney. See signature pages.

(99)........  Advantage Health Corporation Proxy.


Financial Statement Schedules:

   Schedule II -- Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS.

   (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (2) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

   (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 9, 1996.

                                   HEALTHSOUTH Corporation


                                   By         /s/ RICHARD M. SCRUSHY
                                   _____________________________________________
                                                Richard M. Scrushy
                                             Chairman of the Board and
                                               Chief Executive Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact with powers of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            SIGNATURE               TITLE                      DATE
           -----------              -----                    ------


  /s/ RICHARD M. SCRUSHY              Chairman of the board     February 9, 1996
----------------------------       and Chief Executive Officer
    Richard M. Scrushy                   and Director


   /s/ AARON BEAM, JR.         Executive Vice President and     February 9, 1996
----------------------------      Chief Financial Officer
     Aaron Beam, Jr

   /s/ WILLIAM T. OWENS        Senior Vice President
---------------------------   and Controller (Principal
    William T. Owens              Accounting Officer)           February 9, 1996


   /s/ JAMES P. BENNETT
----------------------------
     James P. Bennett               Director                    February 9, 1996


   /s/ ANTHONY J. TANNER
----------------------------
     Anthony J. Tanner              Director                    February 9, 1996


    /s/ P. DARYL BROWN
----------------------------
    P. Daryl Brown                 Director                     February 9, 1996


 /s/ PHILLIP C. WATKINS, M.D.
----------------------------
  Phillip C. Watkins, M.D.         Director                     February 9, 1996


                                      II-5

            SIGNATURE               TITLE                      DATE
           -----------              -----                    ------


   /s/ GEORGE H. STRONG
------------------------------
     George H. Strong             Director                      February 9, 1996



     /s/ C. SAGE GIVENS
------------------------------
      C. Sage Givens             Director                      February 9, 1996

  /s/ CHARLES W. NEWHALL III
------------------------------
    Charles W. Newhall III       Director                       February 9, 1996


    /s/ LARRY R. HOUSE
------------------------------
      Larry R. House             Director                       February 9, 1996

   /s/ JOHN S. CHAMBERLIN
------------------------------
     John S. Chamberlin          Director                       February 9, 1996


    /s/ RICHARD F. CELESTE
------------------------------
      Richard F. Celeste         Director                       February 9, 1996


                                                                EXHIBIT (23)-1

                        CONSENT OF ERNST & YOUNG LLP,
                             INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the entities and dated as listed below in the
Registration Statement (Form S-4 No. 33-    ) and the related
Prospectus-Proxy Statement of HEALTHSOUTH Corporation and Advantage Health
Corporation:




HEALTHSOUTH Corporation and Subsidiaries .   March 1, 1995 except for
                                             Notes 2 and 17, as to
                                             which the date is June 13, 1995
Surgical Health Corporation................  April 18, 1995
ReLife, Inc................................  February 17, 1995
Rehab Systems Company......................  September 8, 1995
Sutter Surgery Centers, Inc................  March 31, 1995
Advantage Health Corporation...............  October 4, 1995
Harmarville Rehabilitation Center, Inc. ...  August 25, 1995


                                                             ERNST & YOUNG LLP

February 7, 1996

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS


              COLUMN A                   COLUMN B                  COLUMN C                  COLUMN D        COLUMN E
------------------------------------  -------------- ----------------------------------- --------------- ----------------
                                                                      ADDITIONS
                                                    ADDITIONS          CHARGED
                                     BALANCE AT      CHARGED           TO OTHER
                                   BEGINNING OF    TO COSTS AND        ACCOUNTS        DEDUCTIONS      BALANCE AT
     DESCRIPTION                     PERIOD          EXPENSES          DESCRIBE         DESCRIBE      END OF PERIOD
------------------------------------  -------------- ----------------- ----------------- --------------- ----------------
                                                  (IN THOUSANDS)

Year ended December 31, 1992:
 Allowance for doubtful accounts and                                   $218,964 (1)
  contractual adjustments ..........  $ 27,037       $13,254            14,822 (2)       $224,216 (3)    $ 49,861
                                      -------------- ----------------- ----------------- --------------- ----------------
Year ended December 31, 1993:
 Allowance for doubtful accounts and                                   $289,077 (1)
  contractual adjustments ..........  $ 49,861       $16,181            50,420 (2)       $284,729        $120,810
                                      -------------- ----------------- ----------------- --------------- ----------------
Year ended December 31, 1994:
 Allowance for doubtful accounts and                                   $644,658 (1)
  contractual adjustments...........  $120,810       $23,739             6,547 (2)       $651,327 (3)    $144,427
                                      -------------- ----------------- ----------------- --------------- ----------------


(1) Provisions for contractual adjustments which are netted against gross revenues.

(2)  Allowances of acquisitions in years 1992, 1993 and 1994, respectively.

(3) Write-offs of uncollectible patient accounts receivable and third party contractual adjustments, net of third party retroactive settlements.

                                EXHIBIT INDEX


   EXHIBIT
     NO.                           DESCRIPTION                                       PAGE
   ------                          ------------                                     -----


(2).........  Areement  and Plan of  Merger,  dated  December  16,  1995,  among
              HEALTHSOUTH  Corporation,   Aladdin  Acquisition  Corporation  and
              Advantage  Health  Corporation,  attached to the  Prospectus-Proxy
              Statement as Annex A, is hereby incorporated herein by reference.

(5).........  Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association,  as to the  legality  of the  shares  of  HEALTHSOUTH
              Common Stock being registered.

(8).........  Form  of   opinion  of  Haskell   Slaughter   Young  &   Johnston,
              Professional  Association,   as  to  certain  federal  income  tax
              consequences of the Merger.

(23)-1......  Consent  of Ernst & Young  LLP.  See pages  immediately  following signature pages to the Registration Statement.

(23)-2......  Consent  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association (included in the opinion filed as Exhibit (5)).

(23)-3......  Consent of Alex. Brown & Sons Incorporated (included in Annex B to the Prospectus-Proxy Statement).

(24)........  Powers of Attorney. See signature pages.

(99)........  Advantage Health Corporation Proxy.
